Exhibit 10.2

THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL TO, BUT HAS NOT BEEN APPROVED BY, THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK -------------------------------------------------------x In re : : : : : Chapter 11 Aegerion Pharmaceuticals, Inc., et al.,1 Case No. 19-11632 (MG) Debtors. (Jointly Administered) -------------------------------------------------------x DISCLOSURE STATEMENT FOR DEBTORS’ FIRST AMENDED JOINT CHAPTER 11 PLAN Dated: New York, New York July [ ], 2019 WILLKIE FARR & GALLAGHER LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000 Counsel for the Debtors and Debtors in Possession 1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal taxpayer identification number are Aegerion Pharmaceuticals, Inc. (0116), and Aegerion Pharmaceuticals Holdings, Inc. (1331). The Debtors’ executive headquarters are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142.

IMPORTANT NOTICE THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR AEGERION PHARMACEUTICALS, INC. AND AEGERION PHARMACEUTICALS HOLDINGS, INC. (THE “PLAN”). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT. THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THE CHAPTER 11 CASES, THE DEBTORS’ BUSINESSES, PROPERTIES AND RESULTS OF OPERATIONS, HISTORICAL AND PROJECTED FINANCIAL RESULTS AND A SUMMARY AND ANALYSIS OF THE PLAN. ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT, SUBJECT TO THE PARTIES’ RIGHTS UNDER THE RSA AND THE PLAN FUNDING AGREEMENT, TO FILE AN AMENDED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME. THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, NOR WILL THERE BE ANY DISTRIBUTION OF ANY OF THE SECURITIES DESCRIBED HEREIN UNTIL THE EFFECTIVE DATE OF THE PLAN. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(C) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE. THE PLAN AND THIS DISCLOSURE STATEMENT WERE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. DISSEMINATION OF THIS DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE PARTIES IN INTEREST IN THESE CASES WITH “ADEQUATE INFORMATION” (AS DEFINED IN SECTION 1125 OF THE BANKRUPTCY CODE) SO THAT THOSE CREDITORS WHO ARE ENTITLED TO VOTE WITH RESPECT TO THE PLAN CAN MAKE AN INFORMED JUDGMENT REGARDING SUCH VOTE ON THE PLAN. i

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN; RATHER THIS DISCLOSURE STATEMENT IS INTENDED ONLY TO AID AND SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT, AND THE EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN. IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN. YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND PLAN SUPPLEMENT AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN. THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING EASTERN TIME) ON [AUGUST 15, 2019], UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”). TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT (AS DEFINED HEREIN) ON OR BEFORE THE VOTING DEADLINE. THE EFFECTIVENESS OF THE PLAN IS SUBJECT TO MATERIAL CONDITIONS PRECEDENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED. IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY, AND THE SECURITIES TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF, OR REGISTERED PURSUANT TO, A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS, OR ANY OTHER GOVERNMENTAL AUTHORITY OR REGULATORY BODY. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY OTHER SECURITIES REGULATORY AUTHORITY, OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED. ii

THE DEBTORS BELIEVE THAT THE SOLICITATION OF VOTES ON THE PLAN MADE BY THIS DISCLOSURE STATEMENT, AND THE OFFER OF CERTAIN NEW SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION, ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE EXEMPTION PROVIDED BY SECTION 1145(A)(1) OF THE BANKRUPTCY CODE, AND EXPECT THAT THE OFFER AND ISSUANCE OF THE SECURITIES UNDER THE PLAN WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE APPLICABILITY OF SECTION 1145(a)(1) OF THE BANKRUPTCY CODE. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR CREATE ANY DUTY TO UPDATE SUCH INFORMATION. NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS, NOTICES AND SCHEDULES ATTACHED TO OR INCORPORATED BY REFERENCE OR REFERRED TO IN THIS DISCLOSURE STATEMENT AND/OR THE PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. IT IS THE DEBTORS’ POSITION THAT THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISOR(S) WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PLAN, THE PLAN, THE PLAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. iii

FORWARD-LOOKING STATEMENTS: THIS DISCLOSURE STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS BASED PRIMARILY ON THE CURRENT EXPECTATIONS OF THE DEBTORS AND PROJECTIONS ABOUT FUTURE EVENTS AND FINANCIAL TRENDS AFFECTING THE FINANCIAL CONDITION OF THE DEBTORS’ AND THE REORGANIZED DEBTORS’ BUSINESSES. IN PARTICULAR, STATEMENTS USING WORDS SUCH AS “BELIEVE,” “MAY,” “ESTIMATE,” “CONTINUE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER ARTICLE XI. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THE DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ADVISORS OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS CAN OR WILL BE ACHIEVED. EXCEPT AS OTHERWISE REQUIRED BY LAW, NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE FOLLOWING APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT. THE DEBTORS AND THE PLAN SUPPORT PARTIES SUPPORT CONFIRMATION OF THE PLAN, AND URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN. FOR THE AVOIDANCE OF DOUBT, THE PLAN SUPPORT PARTIES DO NOT INCLUDE THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE “COMMITTEE”). THE COMMITTEE CONTINUES TO DISCUSS CERTAIN PLAN PROVISIONS WITH THE DEBTORS AND INVESTIGATE CLAIMS. THE COMMITTEE HAS NOT MADE A DETERMINATION AT THIS TIME AS TO WHETHER IT DOES OR DOES NOT SUPPORT THE PLAN. iv

TABLE OF CONTENTS

		Page
ARTICLE I.	INTRODUCTION	1
1.1.	General.	1
1.2.	The Confirmation Hearing.	3
1.3.	Classification of Claims and Interests.	4
1.4.	Voting; Holders of Claims Entitled to Vote.	4
1.5.	Important Matters.	7
ARTICLE II.	SUMMARY OF PLAN AND CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS THEREUNDER	8
2.1.	General.	8
2.2.	Summary of Treatment of Claims and Interests Under the Plan.	9
ARTICLE III.	BUSINESS DESCRIPTION; HISTORICAL INFORMATION	19
3.1.	General Background, History and Key Product Lines.	19
3.5.	Debtors' Prepetition Capital Structure.	26
ARTICLE IV.	EVENTS LEADING TO CHAPTER 11 FILING	28
ARTICLE V.	REASONS FOR THE SOLICITATION; RECOMMENDATION	36
ARTICLE VI.	THE PLAN	36
6.1.	Overview of Chapter 11.	36
6.2.	Resolution of Certain Inter-Creditor and Inter-Debtor Issues.	37
6.3.	Overview of the Plan.	38
6.4.	Classification of Claims and Interests.	43
6.5.	Treatment of Claims and Interests.	44
6.6.	Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests.	49
6.7.	Means for Implementation.	50
6.8.	Executory Contracts and Unexpired Leases.	57
6.9.	Binding Effect.	61
6.10.	Discharge of Claims Against and Interests in the Debtors.	61
6.11.	Term of Pre-Confirmation Injunctions or Stays.	62
6.12.	Injunction Against Interference with the Plan.	63
6.13.	Injunction.	63
6.14.	Releases.	64
6.15.	Exculpation and Limitation of Liability.	68
6.16.	Injunction Related to Releases and Exculpation.	68
6.17.	Retention of Causes of Action/Reservation of Rights.	68
6.18.	Indemnification Obligations.	69

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ARTICLE VII.	CONFIRMATION OF THE PLAN OF REORGANIZATION	69
7.1.	Confirmation Hearing.	69
7.2.	Confirmation.	72
7.3.	Standards Applicable to Releases.	77
7.4.	Classification of Claims and Interests.	78
7.5.	Consummation.	79
7.6.	Exemption from Certain Transfer Taxes.	79
7.7.	Retiree Benefits.	79
7.8.	Dissolution of the Committee.	79
7.9.	Termination of Professionals.	79
7.10.	Amendments.	80
7.11.	Revocation or Withdrawal of the Plan.	80
7.12.	Post-Confirmation Jurisdiction of the Bankruptcy Court.	80
ARTICLE VIII.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	82
8.1.	Liquidation Under Chapter 7 of the Bankruptcy Code.	82
8.2.	Alternative Plan(s) of Reorganization.	82
8.3.	Dismissal of the Chapter 11 Cases.	83
ARTICLE IX.	SUMMARY OF VOTING PROCEDURES	84
ARTICLE X.	DESCRIPTION AND HISTORY OF CHAPTER 11 CASES	84
10.1.	General Case Background.	84
10.2.	Procedural Motions.	85
10.3.	Retention of Professionals.	85
10.4.	Employment Obligations.	86
10.5.	Continuing Supplier and Customer Relations.	86
10.6.	Cash Management System.	87
10.7.	Tax Motion.	87
10.8.	Utilities.	87
10.9.	Schedules and Statements.	87
10.10.	Bar Dates.	88
10.11.	The DIP Facility.	88
10.12.	Motion to Approve Certain Bid Protections Contained in the Plan Funding Agreement.	88
10.13.	Motion to Approve Payment of Certain Prepetition Government Settlement Claims.	88
10.14.	Motion to Assume the Shared Services Agreements.	89
10.15.	Appointment of an Official Committee of Unsecured Creditors.	89
ARTICLE XI.	CERTAIN RISK FACTORS TO BE CONSIDERED	90
11.1.	Certain Bankruptcy Considerations.	90
11.2.	Risks Relating to the Capital Structure of the Reorganized Debtors.	94
11.3.	Risks Relating to Tax Consequences of the Plan.	97

vi

11.4.	Risks Associated with the Debtors' Businesses	97
11.5.	Risks Associated with the Plan Investor's Businesses.	104
ARTICLE XII.	RIGHTS OFFERING PROCEDURES	107
12.1.	Overview of Rights Offering.	107
12.2.	The Rights Offering Procedures.	108
12.3.	Backstop Commitment	108
ARTICLE XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	109
13.1.	Introduction.	109
13.2.	Federal Income Tax Consequences to the Debtors.	110
13.3.	Federal Income Tax Consequences to the Plan Investor.	112
13.4.	Federal Income Tax Consequences to Holders of Certain Claims.	113
13.5.	Federal Income Tax Consequences to Non-U.S. Holders.	123
ARTICLE XIV.	CERTAIN UNITED KINGDOM INCOME TAX CONSEQUENCES OF THE PLAN	125
ARTICLE XV.	SECURITIES LAW MATTERS	127
15.1.	General.	127
15.2.	Initial Offer and Sale of Securities Under Federal Securities Laws.	127
15.3.	Subsequent Transfers.	128
ARTICLE XVI.	PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN	130
16.1.	Distributions.	130
16.2.	No Postpetition Interest on Claims.	131
16.3.	Date of Distributions.	131
16.4.	Distribution Record Date.	131
16.5.	Disbursing Agent.	131
16.6.	Delivery of Distribution.	132
16.7.	Unclaimed Property.	133
16.8.	Satisfaction of Claims.	134
16.9.	Manner of Payment Under Plan.	134
16.10.	Fractional Shares; De Minimis Cash Distributions.	134
16.11.	Distributions on Account of Allowed Claims Only.	134
16.12.	No Distribution in Excess of Amount of Allowed Claim.	134
16.13.	Exemption from Securities Laws.	134
16.14.	Setoffs and Recoupments.	135
16.15.	Withholding and Reporting Requirements.	135
16.16.	Hart-Scott Rodino Antitrust Improvements Act.	136
ARTICLE XVII.	PROCEDURES FOR RESOLVING CLAIMS	136
17.1.	Claims Process.	136
17.2.	Amendment to Claims.	136

vii

17.3. Disputed Claims....137
17.4. Estimation of Claims....137

viii

Annexed as exhibits to this Disclosure Statement are copies of the following documents: • Plan (Exhibit 1) • Liquidation Analysis (Exhibit 2) Reorganized Debtors’ Projected Financial Information (Exhibit 3) • • Rights Offering Procedures and Subscription Form (Exhibit 4) • Restructuring Support Agreement (Exhibit 5) Plan Funding Agreement (Exhibit 6) • ix

ARTICLE I. INTRODUCTION 1.1. General. Aegerion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals Holdings, Inc. (collectively, the “Debtors”), in chapter 11 cases pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), hereby transmit this disclosure statement (as may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”), pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), in connection with the Debtors’ solicitation of votes to confirm the Debtors’ Joint Chapter 11 Plan, dated as of May 20, 2019 (as may be amended, supplemented or otherwise modified from time to time, the “Plan”). All Plan Documents are subject to revision and modification from time to time prior to the Effective Date (subject to the terms of the Plan and the parties’ rights under the RSA and the Plan Funding Agreement), which may result in material changes to the terms of the Plan Documents. On the Effective Date, the Plan, all Plan Documents and all other agreements entered into or instruments issued in connection with the Plan and any Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously. The purpose of this Disclosure Statement is to set forth information: (i) regarding the history of the Debtors and their businesses; (ii) describing the Chapter 11 Cases; (iii) concerning the Plan; (iv) advising the holders of Claims and Interests of their rights under the Plan; (v) providing information regarding eligibility and participation in the Rights Offering for New Common Stock; and (vi) assisting the holders of Claims entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan. The Debtors filed the Debtors’ Motion for Order: (I) Approving Disclosure Statement; (II) Establishing Date of Confirmation Hearing; (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, Including (A) Approving Form and Manner of Solicitation Packages, (B) Approving Form and Manner of Notice of Confirmation Hearing, (C) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (D) Approving Forms of Ballots, (E) Establishing Deadline for Receipt of Ballots, and (F) Approving Procedures for Vote Tabulations; (IV) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; (V) Approving Rights Offering Procedures; and (VI) Granting Related Relief [Docket No. 63] requesting that the Bankruptcy Court schedule a hearing to approve this Disclosure Statement as containing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code and the solicitation of votes on the Plan as being in compliance with section 1126 of the Bankruptcy Code on July 11, 2019 at 9:00 a.m. (prevailing Eastern time). At such a hearing, after providing requisite notice thereof, the Debtors will seek entry of an order by the Bankruptcy Court (the “Disclosure Statement Order”) to, among other things: (i) approve this Disclosure Statement as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against the Debtors to make an informed judgment as to whether to accept or reject the Plan; and (ii) authorize the Debtors to use this Disclosure Statement in 1 connection with the solicitation of votes to accept or reject the Plan. Pursuant to the proposed Disclosure Statement Order, the Debtors will seek to establish August 15, 2019 at 4:00 p.m. (prevailing Eastern time) as the voting deadline for the return of Ballots accepting or rejecting the Plan (the “Voting Deadline”). APPROVAL OF THIS DISCLOSURE STATEMENT WILL NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and to participate in the Rights Offering, and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement and the exhibits hereto, including the Plan, as well as the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes may be made except pursuant to this Disclosure Statement, once approved by the Bankruptcy Court, and section 1125 of the Bankruptcy Code. In voting on the Plan, holders of Claims entitled to vote should not rely on any information relating to the Debtors and their businesses other than the information contained in this Disclosure Statement, the Plan and all exhibits hereto and thereto. PURSUANT TO THE RSA, THE PLAN SUPPORT PARTIES, REPRESENTING 100% IN DOLLAR AMOUNT AND NUMBER OF HOLDERS OF CLASS 3 AND CLASS 4 CLAIMS, AND IN EXCESS OF 67% IN DOLLAR AMOUNT OF CLASS 6B CLAIMS — THE ONLY CLASSES ENTITLED TO VOTE ON THE PLAN — HAVE AGREED TO SUPPORT AND VOTE TO ACCEPT THE PLAN AFTER THE ENTRY OF THE DISCLOSURE STATEMENT ORDER AND THE SOLICITATION OF VOTES ON THE PLAN. FOR THE AVOIDANCE OF DOUBT, THE COMMITTEE IS NOT A “PLAN SUPPORT PARTY” AND HAS NOT MADE A DETERMINATION AT THIS TIME AS TO WHETHER IT DOES OR DOES NOT SUPPORT THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES 3, 4 AND 6B VOTE TO ACCEPT THE PLAN. Additional copies of this Disclosure Statement (including exhibits) are available upon request to the Debtors’ claims and voting agent, Prime Clerk LLC (“Prime Clerk”), at the following address: Aegerion Ballot Processing c/o Prime Clerk LLC One Grand Central Place 60 East 42nd Street, Suite 1440 New York, NY 10165 They may also be obtained by contacting Prime Clerk via telephone at 844-627-5368 or for international calls at 347-292-3524. Additional copies of this Disclosure Statement 2

(including exhibits) can also be accessed free of charge from the following website: http://cases.primeclerk.com/Aegerion. A Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement for the holders of Claims that are entitled to vote to accept or reject the Plan. If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please contact Prime Clerk at the address above. In addition, holders of Class 4 and Class 6B Claims will also receive a subscription form with accompanying instructions for participating in the Rights Offering. Detailed procedures with respect to the Rights Offering are attached as Exhibit 4 to this Disclosure Statement and will also be provided separately to parties entitled to participate in the Rights Offering. The deadline to participate in the Rights Offering is [August 15, 2019] at 4:00 p.m. (prevailing Eastern time). Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the other exhibits attached hereto and thereto and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. 1.2. The Confirmation Hearing. In accordance with the Disclosure Statement Order and section 1128 of the Bankruptcy Code, a hearing will be held before the Honorable Martin Glenn, United States Bankruptcy Judge for the Southern District of New York, United States Bankruptcy Court, 1 Bowling Green, New York, New York 10004, on [September 5, 2019] at [ ] [ ].m. (prevailing Eastern time), to consider confirmation of the Plan. Objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before [August 22, 2019] at 4:00 p.m. (prevailing Eastern time), in the manner set forth in the Disclosure Statement Order. The hearing on confirmation of the Plan may be adjourned from time to time without further notice except for the announcement of the adjourned date and time at the hearing on confirmation or any adjournment thereof or an appropriate filing with the Bankruptcy Court. At the Confirmation Hearing, the Bankruptcy Court will, among other things: • determine whether sufficient majorities in number and amount from each Class entitled to vote have delivered properly executed votes to approve the Plan; • hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of; • determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and determine whether to confirm the Plan. • 3

1.3. Classification of Claims and Interests. The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (a) impaired or unimpaired by the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; or (c) deemed to accept or reject the Plan. 1.4. Voting; Holders of Claims Entitled to Vote. (a) General Voting Procedures. Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are “impaired” and that are not deemed to have rejected a chapter 11 plan are entitled to vote to accept or reject such proposed plan. Generally, a claim or interest is “impaired” under a plan if the holder’s legal, equitable or contractual rights are altered under such plan. Classes of claims or equity interests under a chapter 11 plan in which the holders of claims or equity interests are unimpaired are presumed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan. In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected the chapter 11 plan and are not entitled to vote to accept or reject such plan. Under the Plan: • Claims in Classes 3, 4 and 6B are impaired, will receive a distribution on account of such Claims to the extent provided in the Plan and are entitled to vote to accept or reject the Plan; 4 Class Designation Impairment Entitled to Vote Class 1 Priority Non-Tax Claims No No (Presumed to accept) Class 2 Other Secured Claims No No (Presumed to accept) Class 3 Bridge Loan Claims Yes Yes Class 4 Novelion Intercompany Loan Claims Yes Yes Class 5 Government Settlement Claims No No (Presumed to accept) Class 6A Ongoing Trade Claims No No (Presumed to accept) Class 6B Other General Unsecured Claims Yes Yes Class 7 Existing Securities Law Claims Yes No (Deemed to reject) Class 8 Existing Interests Yes No (Deemed to reject)

• Claims in Classes 1, 2, 5 and 6A are unimpaired and, as a result, holders of such Claims are presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan; and • Claims and Interests in Classes 7 and 8 are impaired and the holders of such Claims and Interests will not receive any distribution under the Plan on account of such Claims and Interests. As a result, the holders of Claims and Interests in those Classes are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the chapter 11 plan. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a chapter 11 plan that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the requirements of section 1129(b) of the Bankruptcy Code are satisfied. If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right, subject to the parties’ rights under the RSA and the Plan Funding Agreement, to amend the Plan and/or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Class. Section 1129(b) of the Bankruptcy Code permits the confirmation of a chapter 11 plan notwithstanding the non-acceptance of such plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept such plan (excluding any votes of insiders). Under that section, a chapter 11 plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class. If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. This Disclosure Statement, the exhibits attached hereto, the Plan and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and it is the Debtors’ position that such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan. Please complete and sign your Ballot(s) and, unless you are sending your Ballot to an Intermediary (as defined below) for inclusion in a master Ballot, return such Ballot to the Debtors’ claims and voting agent (the “Voting Agent”) at the applicable address below: Aegerion Ballot Processing c/o Prime Clerk LLC One Grand Central Place 60 East 42nd Street, Suite 1440 New York, NY 10165 Phone: 844-627-5368 (U.S. toll free) or 347-292-3524 (international) 5

TO BE COUNTED, YOUR ORIGINAL BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON [AUGUST 15, 2019], UNLESS EXTENDED BY THE DEBTORS. YOUR BALLOT MAY BE SENT VIA MAIL, OVERNIGHT COURIER OR MESSENGER. FAXED COPIES AND VOTES SENT ON OTHER FORMS WILL NOT BE ACCEPTED EXCEPT IN THE DEBTORS’ SOLE DISCRETION. ALL BALLOTS MUST BE SIGNED. IF YOU ARE SENDING YOUR BALLOT TO AN INTERMEDIARY FOR INCLUSION IN A MASTER BALLOT, THE INTERMEDIARY MUST RECEIVE YOUR PROPERLY COMPLETED BALLOT BY SUCH TIME AND DATE AS SPECIFIED BY THE INTERMEDIARY THAT ALLOWS THE INTERMEDIARY SUFFICIENT TIME TO PROCESS THE BALLOTS. The Ballots have been specifically designed for the purpose of soliciting votes on the Plan from the Classes entitled to vote thereon. Accordingly, in voting on the Plan, please use only the Ballots sent to you with this Disclosure Statement or provided by the Voting Agent. Pursuant to the proposed Disclosure Statement Order, the Debtors intend to fix 5:00 p.m. (prevailing Eastern time) on [July 11, 2019] (the “Voting Record Date”) as the time and date for the determination of the Persons who are entitled to receive a copy of this Disclosure Statement and all of the related materials and to vote whether to accept or reject the Plan. Accordingly, only holders of Claims of record as of the Voting Record Date that are entitled to vote on the Plan will receive a Ballot and may vote on the Plan. All properly completed Ballots received prior to the Voting Deadline will be counted for purposes of determining whether a voting Class of impaired Claims has accepted the Plan. Under the Bankruptcy Code, for the Plan to be “accepted,” a specified majority vote is required for each Class of impaired Claims entitled to vote on the Plan. If no votes are received with respect to any Class of impaired Claims entitled to vote on the Plan, then such Class shall be deemed to have accepted the Plan. If any impaired Class fails to have any Allowed Claims or Claims temporarily Allowed by the Court as of the date of the Confirmation Hearing, such Class or Classes will be deemed eliminated from the Plan for all purposes. The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Classes entitled to vote. (b) Voting Through Intermediaries. In accordance with Bankruptcy Rule 3017(e), the Debtors will send Ballots to transfer agents, registrars, servicing agents or other intermediaries for, or acting on behalf of, beneficial holders of certain Claims (collectively, the “Intermediaries”). Specifically, the Debtors will send Ballots to Intermediaries for certain holders of Class 6B Other General Unsecured Claims (i.e., holders of Convertible Notes Claims). Each Intermediary will be entitled to receive, upon request to the Debtors, a sufficient number of Ballots to distribute to the beneficial owners of the Claims for which it is an Intermediary. Each Intermediary who will be tabulating votes of beneficial holders in a summary “master” ballot in the form approved by the Bankruptcy Court (the “Master Ballot”) will tabulate only those votes of its beneficial holders that are received by such Intermediary by such time and date (as specified by the Intermediary) that would allow it to tabulate and return the results to the Voting Agent by the Voting Deadline. 6

Any Intermediaries submitting Master Ballots must certify that none of its beneficial holders has cast more than one vote with respect to any given Claim, even if such holder holds securities of the same type in more than one account. However, persons who hold Claims in more than one voting Class will be entitled to vote their Claims in each such Class, subject to the applicable voting rules. For more information on voting procedures, please see Article IX of this Disclosure Statement. 1.5. Important Matters. This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements. The projected financial information contained herein and in the exhibits annexed hereto, therefore, is not necessarily indicative of the future financial condition or results of operations of the Debtors, which in each case may vary significantly from those set forth in such projected financial information. Consequently, the projected financial information and other forward-looking statements contained herein should not be regarded as representations by any of the Debtors, the Reorganized Debtors, their advisors, or any other Person that the projected financial conditions or results of operations can or will be achieved. 7 IMPORTANT - Voting by Intermediary Timing: If your vote is being processed by an Intermediary, please allow sufficient time for transmission of your ballot to your Intermediary for preparation and delivery to the Voting Agent of a Master Ballot reflecting your vote and the votes of the holders of other Claims tabulated by the Intermediary. To be counted, your vote must be received either (a) directly by the Voting Agent on or before the Voting Deadline, or (b) if your vote is processed by an Intermediary, by your Intermediary by such time and date as specified by such Intermediary that allows such Intermediary sufficient time to process your Ballot. Receipt of your Ballot by the Intermediary on or close to the Voting Deadline may not allow sufficient time for the Intermediary to include your vote in the Master Ballot that it must deliver to the Voting Agent by the Voting Deadline. Questions on Voting Procedures: If you have a question concerning the voting procedures, please contact your Intermediary or the Voting Agent.

ARTICLE II. SUMMARY OF PLAN AND CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS THEREUNDER 2.1. General. The overall purpose of the Plan is to provide for the restructuring of the Debtors’ liabilities in a manner designed to maximize recovery to stakeholders and to enhance the financial viability of the Reorganized Debtors. Generally, the Plan provides for: (a) the Plan Investor to acquire 100% of the equity interests of reorganized Aegerion in exchange for New Common Stock of the Plan Investor in the amounts set forth in the Plan and the Plan Funding Agreement; (b) a balance sheet restructuring regarding the Debtors’ current debt obligations under the Novelion Intercompany Loan Credit Agreement, the Convertible Notes Indenture, and the Bridge Loan Credit Agreement; (c) the unimpairment of the Debtors’ ongoing trade creditors and all Government Settlement Claims; (d) conversion of the Novelion Intercompany Loan and Other General Unsecured Claims (which include, among other things, the Convertible Notes Claims, Claims held by former officers, directors, or employees of the Debtors for indemnification, contribution or advancement expenses, and contract rejection damages Claims) into the new equity of the Plan Investor and New Convertible Notes, pursuant to the terms of the Plan and as described herein, subject to dilution on account of any management incentive plan, the Rights Offering, the Plan Investor Equity Raise, conversion of the New Convertible Notes, and any contingent value rights issued to existing shareholders of the Plan Investor; (e) refinancing of the Bridge Loan into a new secured term loan facility of reorganized Aegerion, with an extended maturity date of five years; (f) a new equity raise of $60 million— $42 million of which is on account of the Rights Offering conducted under the Plan and $18 million of which is on account of the supplemental equity raise conducted by the Plan Investor for shares of New Common Stock in the Plan Investor— all of which is being backstopped by the Backstop Parties;2 and 2 The Backstop Parties consist of those funds managed by Highbridge, Athyrium, Whitebox and UBS that are party to the Backstop Commitment Agreement. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, Confirmation Order, and/or Plan Documents, the Backstop Parties shall not be allowed to participate in the Rights Offering in an amount greater than their respective Allowed Claims. 8

(g) no recovery to the holders of Existing Securities Law Claims or Existing Interests on account of their respective Claims and Interests. 2.2. Summary of Treatment of Claims and Interests Under the Plan. The following table classifies Claims against, and Interests in, the Debtors into separate Classes and summarizes the treatment of each Class under the Plan. The table also identifies which Classes are entitled to vote on the Plan based on the provisions of the Bankruptcy Code. Finally, the table indicates the estimated recovery for each Class. The summaries in this table are qualified in their entirety by the description and the treatment of such Claims and Interests in the Plan. As described in Article XI below, the Debtors’ businesses are subject to a number of risks. The uncertainties and risks related to the Reorganized Debtors make it difficult to determine a precise value of the New Common Stock distributed under the Plan. The recoveries and estimates described in the table represent the Debtors’ best estimates given the information available on the date of this Disclosure Statement and the value ascribed to the New Common Stock by the Plan Investor and the other Plan Support Parties. All statements relating to the aggregate amount of Claims and Interests in each Class are only estimates based on information known to the Debtors as of the date hereof, and the final amounts of Allowed Claims in any particular Class may vary significantly from these estimates. In addition, and as set forth in the Plan Funding Agreement, the Debtors, in the exercise of their fiduciary duties, are in the process of pursuing alternative transactions that may be superior to the Proposed Restructuring Transaction. To the extent the Debtors seek approval of a Company Superior Proposal (as such term is defined in the Plan Funding Agreement) in the event such a proposal emerges as part of the marketing process, the Proposed Restructuring Transaction will not be pursued and the Plan will need to be modified or a new plan proposed. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified, and the holders thereof are not entitled to vote on the Plan. Except as specifically noted therein, the Plan does not provide for payment of postpetition interest on any Allowed Claims. 9

3 The amounts set forth in this chart reflect the Debtors’ most current estimates of projected claim amounts. 4 Estimated recoveries for those classes receiving New Common Stock under the Plan are based on the implied equity value of the combined reorganized company of $370.7 million, as set forth in Schedule 1.92 of Exhibit 1 hereto. 10 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 N/A (unclassified) DIP Claims On the Effective Date, the DIP Claims shall be Allowed and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. In full satisfaction, settlement, release and discharge of the Allowed DIP Claims, on the Effective Date, Allowed DIP Claims shall (a) be paid in Cash to the greatest extent possible from available Cash of the Debtors (as reasonably agreed by the Debtors and the DIP Lenders), and (b) to the extent the Allowed DIP Claims are not paid in N/A $10,000,000 100% Important Note on Estimates The estimates in the tables and summaries in this Disclosure Statement may differ from actual distributions because of variations in the asserted or estimated amounts of Allowed Claims, the existence of Disputed Claims and other factors. Statements regarding projected amounts of Claims or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations as to the accuracy of these amounts. Except as otherwise indicated, these statements are made as of the date of this Disclosure Statement, and the delivery of this Disclosure Statement will not, under any circumstances, imply that the information contained in this Disclosure Statement is correct at any other time. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts of Claims or Interests allowed by the Bankruptcy Court and such estimates are subject to material additions by the Debtors.

11 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 full in Cash on the Effective Date, receive New Convertible Notes in an amount equal to the amount of the Allowed DIP Claims not receiving Cash pursuant to the foregoing clause (a). Distributions on account of Allowed DIP Claims other than Cash will not be distributed to the DIP Administrative Agent but instead shall be distributed directly to the DIP Lenders as reflected on the registry maintained by the DIP Administrative Agent as of the Confirmation Date. The Debtors will request such registry from the DIP Administrative Agent. Upon satisfaction of the Allowed DIP Lender Claims as set forth in Section 3.1 of the Plan, all Liens and security interests granted to secure such obligations, whether in the Chapter 11 Cases or otherwise, shall be terminated and of no further force or effect. N/A (unclassified) Administrative Expense Claims Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Reorganized Debtor Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any of the Debtors, as debtors in possession, shall be paid by the applicable Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or N/A $4,000,000 100%

12 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 other documents relating to, such liabilities. Any Claim related to fees and expenses, contribution or indemnification obligations, payable or owing by the Debtors to the Ad Hoc Group, the Plan Investor, or the Backstop Parties under the RSA, the Backstop Commitment Agreement, the Plan Funding Agreement, or the PFA Order shall constitute an Allowed Administrative Expense Claim and shall be paid in Cash on the Effective Date or as soon thereafter as is reasonably practicable without the need to file a proof of such Claim with the Bankruptcy Court in accordance with Section 3.2(a) of the Plan and without further order of the Bankruptcy Court. Any Claim then payable or owing by the Debtors to Novelion or Novelion Services, USA, Inc. arising out of or related to the Shared Services Agreements shall be paid in Cash on the Effective Date from Plan Cash, without the need to file a proof of such Claim with the Bankruptcy Court in accordance with Section 3.2(a) of the Plan and without further order of the Bankruptcy Court. N/A (unclassified) Fee Claims Any Professional Person seeking allowance of a Fee Claim shall file with the Bankruptcy Court its final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date and in connection with the preparation and prosecution of such final application no later than forty-five (45) calendar days after the Effective Date or such other date as established by the Bankruptcy Court. Objections to such Fee Claims, if any, must be filed and served no later than sixty-five (65) calendar days after the Effective Date or such other date as established by the Bankruptcy Court. N/A $15,000,000 100%

13 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 N/A (unclassified) U.S. Trustee Fees The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Chapter 11 Case, the applicable Chapter 11 Case is converted or dismissed, or the Bankruptcy Court orders otherwise. N/A $300,000 100% N/A (unclassified) Priority Tax Claims Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors’ or Reorganized Debtors’ discretion, either: (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Claim; or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due. N/A $100,000 100% Class 1 Priority Non-Tax Claims The legal, equitable and contractual rights of the holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, on the applicable Distribution Date, each holder of an Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an No (Presumed to accept) $50,000 100%

14 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 amount equal to such Allowed Claim. Class 2 Other Secured Claims The legal, equitable and contractual rights of the holders of Other Secured Claims are unaltered by the Plan. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, on the applicable Distribution Date each holder of an Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render such Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Other Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court. Each holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final satisfaction of such Allowed Other Secured Claim is made as provided in the Plan. On the full payment or other satisfaction of each Allowed Other Secured Claim in accordance with the Plan, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person. No (Presumed to accept) $0 100% Class 3 Bridge Loan The Bridge Loan Claims shall be Allowed under the Plan, and shall not Yes $77,500,000 100%

5 The Bankruptcy Code provides that an oversecured creditor is entitled to postpetition interest on its claim. See 11 U.S.C. § 506(b). Accordingly, because the Bridge Loan Lenders are oversecured creditors (i.e., the value of the collateral securing the Bridge Loan Claims greatly exceeds the value of such claims), the Plan provides that the New Money Bridge Loan Claim (see Plan at § 1.97) and the Roll Up Loan Claim (see Plan at § 1.144) shall include accrued and unpaid fees and interest through the Effective Date. 6 This amount assumes no reduction on account of any Prepetition Shared Services Adjustments plus the Prepetition Transaction Proceeds Adjustment. 15 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 Claims be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Except to the extent that a holder of a Bridge Loan Claim agrees to different treatment with respect to such holder’s Claim, on the applicable Distribution Date, or as soon as practicable thereafter, each holder of a Bridge Loan Claim shall receive, subject to the terms of the Plan, in full and final satisfaction, settlement, release and discharge of its Bridge Loan Claim: (i) New Money Bridge Loan Claim: receipt of New Term Loan Facility Obligations on a dollar for dollar basis on account of its New Money Bridge Loan Claim. (ii) Roll Up Loan Claim: receipt of New Convertible Notes on a dollar for dollar basis on account of its Roll Up Loan Claim.5 Class 4 Novelion Intercompany Loan Claims The Novelion Intercompany Loan Claim shall be Allowed under the Plan, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, Yes $36,340,1736 83.5%

16 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Except to the extent that the holder of the Novelion Intercompany Loan Claim agrees to different treatment, on the applicable Distribution Date, or as soon as practicable thereafter, the holder of the Novelion Intercompany Loan Claim shall receive, in full and final satisfaction, release and discharge of the Novelion Intercompany Loan Claim, the Class 4 New Common Stock Distribution. For the avoidance of doubt, in satisfaction of the Novelion Intercompany Loan Claim in accordance with Section 5.4 of the Plan, Novelion shall waive and release any and all Other Novelion Claims, and Novelion shall not be entitled to any distribution or consideration on account thereof, except as provided in the Shared Services Agreements pursuant to Section 7.16 of the Plan. Class 5 Government Settlement Claims Except to the extent that a holder of a Government Settlement Claim agrees to a different treatment, Government Settlement Claims shall be unimpaired by the Plan and shall remain obligations of the Reorganized Debtors to the extent not satisfied and/or paid on or before the Effective Date. The Government Settlement Agreements shall be deemed assumed by the Debtors, and binding upon the Reorganized Debtors and the applicable parties thereto as of and following the Effective Date (provided that the foregoing shall not constitute a determination whether such agreements are executory contracts subject to section 365 of the Bankruptcy Code). Notwithstanding the foregoing, and unless the applicable parties to the No (Presumed to accept) $22,700,000 100%

7 The governmental units that are parties to the Government Settlement Agreements have not at this time sought to accelerate or increase payments under those agreements as a result of the filing of these Chapter 11 Cases or the consummation of the transactions contemplated by the Plan and the Plan Documents. However, the parties to the Government Settlement Agreements reserve all rights under those agreements, including all rights regarding acceleration, at this time. The Debtors and certain of the governmental units that are parties to the Government Settlement Agreements are in discussions regarding the intentions of those parties regarding acceleration of the Debtors’ payment obligations under the Government Settlement Agreements. The Debtors and these parties to the Government Settlement Agreements anticipate reaching resolution on this issue before the Plan is confirmed. 8 This amount includes estimated Cure Amounts related to Ongoing Trade Claims. 17 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 Government Settlement Agreements object in writing to such treatment prior to the deadline established by the Bankruptcy Court to object to confirmation of the Plan, the monetary obligations under the Government Settlement Agreements shall not be accelerated or increased as a result of the commencement of the Chapter 11 Cases or the consummation of the transactions contemplated by the Plan, the Plan Funding Agreement and/or the other Transaction Documents, including the occurrence of any Fundamental Transaction (as defined in the Government Settlement Agreements), by virtue of the consummation of any such transactions or the failure of the New Common Stock of the Plan Investor to be listed on the NASDAQ or other US stock exchange. Nothing in the foregoing paragraph affects or limits the provisions of Section 12.6(d)-(e) of the Plan.7 Class 6A Ongoing Trade Claims Except to the extent that a holder of an Allowed Ongoing Trade Claim agrees to a different treatment, on the applicable Distribution Date each holder of an Allowed Ongoing Trade Claim shall, at the election of the Reorganized Debtors, and to the extent that such Allowed Ongoing Trade Claim was not previously paid pursuant to an order of the Bankruptcy Court: No (Presumed to accept) $12,000,0008 100%

9 This amount does not include (a) estimated Claims based on damages arising from the rejection of an executory contract or unexpired lease, or (b) estimated contingent or unliquidated Claims. 10 This estimation (a) assumes that the DIP facility will be drawn in the currently projected amount and that the DIP Claims will be paid in full in New Convertible Notes on the Effective Date pursuant to Section 3.1 of the Plan, and (b) is based on the Debtors’ books and records. The deadline for filing proofs of claim against the Debtors is July 3, 2019, and it is possible that the ultimate allowed amount of claims may be materially different than the Debtors’ estimate. The Debtors currently are engaged in the process of reviewing the 89 proofs of claim that were asserted prior to the general bar date. 18 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 (i) be paid in full in Cash on the applicable Distribution Date, plus postpetition interest at the Applicable Interest Rate, computed daily from the Petition Date through the Effective Date, from Plan Cash, (ii) as to any Ongoing Trade Claim incurred in the ordinary course of business and on normal credit terms where payment comes due following the Effective Date, receive such treatment that leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Ongoing Trade Claim is entitled, or (iii) such other treatment that would render such Ongoing Trade Claim Unimpaired. Class 6B Other General Unsecured Claims Except to the extent that a holder of an Allowed Other General Unsecured Claim agrees to less favorable treatment, each holder of an Allowed Other General Unsecured Claim shall receive, on the applicable Distribution Date and in full and final satisfaction, settlement and release of such Allowed Other General Unsecured Claim, its Pro Rata Share of: (i) New Convertible Notes in the principal amount of $125,000,000 less the portion of New Convertible Notes distributed to (x) holders of DIP Claims (to the extent the DIP Claims are not repaid in full in Cash and receive a distribution of New Convertible Notes pursuant to Section 3.1 of the Plan), and (y) the holders of Roll Up Loan Claims pursuant to Section 5.3(a)(ii) of the Plan; and (ii) Yes $305,000,000 9 80.7%10

The recoveries set forth above are estimates and are contingent upon approval of the Plan as proposed. ARTICLE III. BUSINESS DESCRIPTION; HISTORICAL INFORMATION 3.1. General Background, History and Key Product Lines. The Debtors, together with their non-Debtor affiliates, including their non-Debtor-parent Novelion Therapeutics Inc. (collectively, the “Company”), comprise a rare-disease biopharmaceutical company dedicated to developing and commercializing prescription drug products for individuals living with rare diseases. Headquartered in Cambridge, Massachusetts, the Debtors maintain operations in the United States, Canada, Europe, certain countries in Latin America and Japan. While the Debtors derive the majority of their revenue from sales in the United States, the Debtors also generate revenues, directly or through third party distributors and other providers, from countries in the European Union, Turkey and Latin America, among others, and outlicense11 their products in certain jurisdictions in exchange for royalties or other payments. 11 The Debtors own and license intellectual property rights to certain drugs. “Outlicensing” refers to arrangements in which the Debtors license these rights to third parties, who then sell the drug. The Debtors regularly obtain protection for their products and proprietary technology by means of U.S. and foreign patents, trademarks, and contractual arrangements. As of the Petition Date, the Debtors own or hold licenses to many U.S. and foreign patents and trademarks, and have a variety of U.S. and foreign patent applications pending. 19 Class Description Treatment Entitled to Vote Estimated Amount of Claims in Class3 Estimated Recovery4 the Class 6B New Common Stock Distribution (including any New Common Stock issuable upon exercise of the New Warrants). Class 7 Existing Securities Law Claims Holders of Existing Securities Law Claims shall not receive or retain any distribution under the Plan on account of such Existing Securities Law Claims. No (Deemed to reject) $0 0% Class 8 Existing Interests Existing Interests shall be discharged, cancelled, released and extinguished, and holders thereof shall not receive or retain any distribution under the Plan on account of such Existing Interests. No (Deemed to reject) N/A 0%

On November 29, 2016, Aegerion entered into a merger transaction with non-Debtor Novelion Therapeutics Inc. (formerly QLT Inc.) (“Novelion”), a publicly-traded company formed under the laws of the Province of British Columbia. As a result of that transaction, Aegerion became an indirect wholly-owned subsidiary of Novelion. Aegerion serves as the operating business of the Company and substantially all of the assets and operations reside at Aegerion and its non-debtor foreign subsidiaries. As discussed in more detail below, through Aegerion, the Company develops and commercializes two products — lomitapide and metreleptin — which treat individuals with rare diseases. Despite the Company’s global presence, the majority of its revenue is derived from the sale of these drugs in the United States. For example, in 2018 the Company’s net revenues from lomitapide and metreleptin were approximately $130.4 million (of which $96 million was attributable to the Debtors). $83.4 million of the net revenue was derived from prescriptions written in the United States with the remainder derived from sales and royalties on sales outside of the U.S. i. Lomitapide. The Debtors’ first product, lomitapide, is a cholesterol-lowering drug designed to treat patients, on an adjunct basis, with a rare disease: homozygous familial hypercholesterolemia (“HoFH”). Lipids are a variety of naturally occurring fats that serve important biological functions, including energy storage, signaling and acting as structural components of cell membranes. Within the class of lipids is cholesterol. HoFH is a serious, rare genetic disease that impairs the function of the receptor responsible for removing low-density lipoprotein cholesterol (i.e., bad cholesterol) from blood. An impairment of the low density lipoprotein receptor function results in significant elevation of blood cholesterol levels, which can be the source of several diseases for HoFH patients. For example, patients with HoFH often develop premature and progressive atherosclerosis (i.e., a narrowing or blocking of the arteries) and are at a very high risk of experiencing premature cardiovascular events, such as heart attack or stroke. Lomitapide is marketed in the United States under the brand name JUXTAPID. Following regulatory approval, Aegerion launched JUXTAPID in the United States in 2013. The drug is also approved in the European Union, Japan, Canada, Colombia, and Argentina, among other countries. The Debtors also supply lomitapide on a named patient sales basis in countries, such as Brazil, where such sales are permitted before regulatory approval in such country as a result of approval in the U.S. or EU.12 The Debtors also receive sales milestones and royalties on net sales of lomitapide in the European Union and certain other jurisdictions from Amryt Pharma Plc (i.e., the Plan Investor) to whom, as more fully described below, Aegerion outlicenses the rights to commercialize the product in those jurisdictions. As discussed in more detail below, the Debtors also licensed the exclusive rights to commercialize JUXTAPID in Japan to Recordati Rare Diseases Inc. for the current marketed indication (in addition to an exclusive right of first negotiation to any new indications that may be developed by Aegerion), in 12 In August 2018, the Company filed for marketing authorization in Brazil for JUXTAPID and anticipates approval in 2019. 20 exchange for an upfront payment and various milestone and royalty payments for net sales in Japan. The Company generated net revenues from sales of lomitapide of approximately $59.1 million in 2018 ($41.6 million of which was attributable to the Debtors), which marked a $12.9 million decline from the previous year. As discussed in more detail below, this decline was primarily attributable to the availability of competing products (known as “PCSK9 inhibitors”) in the marketplace, restrictions on insurance reimbursement, and patients not adhering to the lomitapide therapy. ii. Metreleptin. The Debtors acquired their second product, metreleptin, in January 2015 pursuant to an asset purchase agreement with Amylin Pharmaceuticals, LLC and AstraZeneca Pharmaceuticals LP. Metreleptin is a recombinant analog of human leptin designed to treat the complications of leptin deficiency in patients with lipodystrophy. Lipodystrophy is the medical disease involving an abnormal distribution of fat in the body which can lead to an abnormal accumulation of fat tissue, lipotoxicity, organ damage, and extreme insulin resistance and associated complications. As a result of the deficiency of leptin associated with lipodystrophy, patients experience fatigue and unregulated appetite, among other abnormalities, which are typically resistant to conventional treatments. There are two forms of lipodystrophy. Generalized lipodystrophy (“GL”), which is characterized by a near complete lack of adipose tissue and, consequently, leads to early and significant morbidity and mortality. Differentiation of GL (versus partial lipodystrophy, “PL”) is made based on the anatomical distribution of fat loss, which is widespread in GL patients, as well as the younger age and greater rapidity of onset and severity of the metabolic abnormalities. The severe metabolic abnormalities associated with GL may result in premature diabetic nephropathy, retinopathy, cardiomyopathy, recurrent attacks of acute pancreatitis, hepatomegaly, and organ failure. These complications themselves increase morbidity and mortality due to their known long term impacts. The other form of lipodystrophy is PL, which is characterized by a less uniform loss of fat cells and with a later age of onset. There can be considerable heterogeneity in the extent of fat cell loss, levels of leptin, and degree of metabolic abnormalities. In PL patients with relative or near complete leptin deficiency, the metabolic abnormalities and longer impact on disease progression can closely mirror that of patients with GL. Metreleptin is marketed in the United States under the brand name MYALEPT. MYALEPT is approved in the U.S. as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired GL. Metreleptin is also approved in the European Union, where it has been approved as an adjunct treatment to treat the complications of leptin deficiency for patients with GL and PL.13 Metreleptin is also supplied through expanded access programs in countries where permitted by applicable law and generate revenues in certain markets, such as Brazil, where named patient sales are permitted based on the approval of metreleptin in the U.S. or EU. In 2018, the Company generated revenues from metreleptin of approximately $71.4 million ($54.5 million of which was 13 The Company has also submitted market access dossiers in key EU countries, including Germany. 21 attributable to the Debtors). The Debtors also receive royalties and other payments pursuant to an outbound license with Shionogi & Co., Ltd., which has the rights, through an outlicense, to commercialize metreleptin in Japan, South Korea and Taiwan. 3.2. The Debtors’ Supply Chain & Regulatory Obligations. The Debtors’ operations are extensively regulated, primarily by the United States Food and Drug Administration (the “FDA”). The FDA imposes substantial requirements on the clinical development, manufacture, and marketing of the Debtors’ pharmaceutical products and product candidates. The FDA and other federal, state and local agencies regulate the Debtors’ research and development activities and many aspects of their products, including their testing, packaging, distribution, labeling, and storage. Even after a drug is approved by the FDA, the Debtors must comply with risk evaluation and mitigation strategy requirements as well as other post-marketing requirements imposed by the FDA, the Federal Anti-Kickback Statute, the federal False Claims Act, and other state and federal laws and regulations governing prescription drug manufacturers. The Debtors must also comply with laws relating to, among other things, the marketing of their products, their relationships with treating physicians, data protection, safe working conditions, patient safety, and the transport of potentially hazardous substances. The Debtors do not have any manufacturing capability. Rather, they outsource the manufacturing of proprietary products to pharmaceutical manufacturing facilities operated by third-party contractors. Outsourcing manufacturing and distribution allows the Debtors to focus on the development and commercialization of drugs, minimize fixed costs and capital expenditures, and gain access to advanced manufacturing process capabilities and expertise. The Debtors’ manufacturers are all approved by the FDA to fabricate pharmaceutical products, and their facilities comply with, among other regulations, the FDA’s Current Good Manufacturing Practices regulations. The Debtors’ supply chain is comprised of several integral phases: (a) storing master and working cell banks that form the starting material for the Debtors’ metreleptin products; (b) manufacturing the raw materials for the Debtors’ products (i.e., the active pharmaceutical ingredients, or “API”); (c) contract manufacturing organizations (each a “CMO”) manufacturing the API into consumable pharmaceuticals (i.e., dosage forms and capsules in the case of lomitapide, or vials for injection in the case of metreleptin); (d) API manufacturers, CMO’s and/or third-party vendors testing the pharmaceuticals and conducting both analytical release and stability studies; (e) packaging and labeling the commercial products for the Debtors’ various markets; and (f) distribution through specialty pharmacies to ensure that the Debtors’ commercial products make their way to end-users (i.e., patients). Given the Debtors’ size, the Debtors also utilize third-party vendors with considerable experience with and knowledge of the Debtors’ products to (a) help the Debtors negotiate and obtain drug formulary access, (b) provide critical third-party data on regions, doctors and market activity, including wholesaler inventory and sales, to help the Debtors increase market penetration, (c) consolidate and report internal data to ensure compliance with federal and state regulations, (d) assist patients who are experiencing difficulty gaining access to the Debtors’ products, and (e) operate a critical call center for patients if they are experiencing any issues or concerns with the Debtors’ products. 22

In addition, and in connection with the FDA approval of the Debtors’ products, the FDA determined that the Debtors are required to conduct post-marketing studies and clinical trials to continue gathering safety information about their products. In fact, the Debtors are subject to post-marketing regulatory requirements from the FDA governing the testing, labeling, packaging, storage, advertising, promotion, recordkeeping and submission of safety information for their products. Some of these requirements could have an impact on the Debtors’ labeling, marketing authorizations or approval. 3.3. Shared Services Agreements. In an effort to minimize costs and take advantage of synergies, the Debtors entered into shared services agreements with Novelion and its subsidiary Novelion Services USA, Inc., dated as of December 1, 2016, but effective as of November 29, 2016 (the “Shared Services Agreements”), pursuant to which the Debtors provide to Novelion and Novelion provides to the Debtors, certain services, including, but not limited to administrative support, human resources, information technology support, accounting, finance, and legal services. To facilitate the Proposed Restructuring Transaction, the Debtors negotiated and executed an amendment to the Shared Services Agreements, which the Debtors intend to assume pursuant to a motion filed with the Bankruptcy Court [Docket No. 16].14 On June 27, 2019, the Bankruptcy Court approved the motion on an interim basis [Docket No. 151] (the “Shared Services Interim Order”). The Shared Services Interim Order makes clear that nothing therein ratifies any prepetition payments made by Aegerion thereunder, and all rights of the Committee with respect to the agreements are preserved pending the outcome of the Committee’s investigation (discussed in Section 10.15 below). Pursuant to Section 7.16 of the Plan, the Shared Services Agreements shall terminate on the Effective Date. Novelion and Novelion Services USA, Inc. filed proofs of claim against the Debtors for approximately $7.6 million and $40 million on account of intercompany amounts, shared services, and other claims. These claims shall be treated as set forth in the Plan; provided, however, to the extent the Plan is not confirmed, Novelion is entitled to pursue the full amount of such claims against the Debtors and all parties to the RSA reserve all rights with respect thereto. 14 While the Debtors originally sought to assume the amended Shared Services Agreements on a final basis during the preliminary stages of the Chapter 11 Cases, pursuant to an agreement with the Committee [Docket No. 108] the Debtors agreed to seek interim authority to continue operating under the Shared Services Agreements during the pendency of the Chapter 11 Cases and to delay seeking authority to assume such agreements until the expiration of the Committee’s challenge period under the DIP Order. 23

3.4. Government Investigations and Settlements. Aegerion has been the subject of several investigations and legal proceedings relating to its marketing and sales activities of JUXTAPID in the United States, compliance with the FDA-mandated Risk Evaluation and Mitigation Strategy (“REMS”) program, compliance with the Health Insurance Portability and Accountability Act (“HIPAA”), and statements to securities markets regarding the prevalence of HoFH and other JUXTAPID performance metrics. As explained more fully below, following numerous settlements and judgments with various government agencies, Aegerion agreed to pay approximately $40.1 million in aggregate penalties, plus interest, over three years, and to implement a number of enhancements relating to Aegerion’s compliance program and the implementation of the JUXTAPID REMS program.15 As of the Petition Date, the remaining amount due under the government settlements and judgments totaled approximately $26.5 million in the aggregate with the Debtors’ installment payments scheduled to expire in 2021.16 Specifically, in 2013 Aegerion received a subpoena from the Department of Justice regarding its marketing and sale of JUXTAPID in the United States. In connection with the DOJ investigation, Aegerion entered into a Plea Agreement (the “Plea Agreement”), a Deferred Prosecution Agreement (the “DPA”), a civil settlement agreement, certain state settlement agreements, a Consent Decree of Permanent Injunction (the “FDA Consent Decree”), and a Corporate Integrity Agreement (the “CIA”) with the Department of Human Services Officer of the Inspector General (“OIG”). Under the court-approved Plea Agreement, Aegerion pled guilty to two misdemeanor misbranding violations of the Federal Food, Drug, and Cosmetic Act (“FDCA”) and on February 27, 2018, following a hearing on January 30, 2018, a U.S. District Court Judge accepted Aegerion’s plea and sentenced Aegerion. The court did not impose a criminal fine and instead ordered Aegerion to pay restitution, in the amount of $7.2 million payable over three years, plus interest on any unpaid balance at a rate of 1.75% per annum, into a fund managed by an independent claims administrator. Approximately $3.3 million remained due under the Plea Agreement as of the Petition Date. As part of the court order, Aegerion was sentenced to a three year term of probation, requiring Aegerion to, among other things, comply with the DPA (pursuant to which Aegerion must cooperate with the DPA and the FDA Consent Decree, each as further described below) and the CIA (as further described below). 15 The settlements did not resolve government investigations into and lawsuits against certain individuals, investigations into certain of Aegerion’s donations to patient assistance programs, or investigations into whether Aegerion’s activities in Brazil violated the Foreign Corrupt Practices Act. 16 In addition, under certain circumstances, Aegerion is required under its bylaws, indemnification agreements and/or other documents (e.g., undertakings) to advance reasonable legal costs and expenses of certain former executives and directors in connection with such investigations and lawsuits and to indemnify such officers and directors. Within the discretion of its board of directors, Aegerion was similarly permitted to indemnify and advance reasonable costs and expenses to certain non-officer employees. Pursuant to the terms of the Plan, the Debtors are rejecting such commitments going forward and, in accordance with Section 5.7 of the Plan, holders of Claims arising out of such obligations shall be treated as part of Class 6B (Other General Unsecured Claims). 24

Under the terms of the DPA with the DOJ, Aegerion admitted to engaging in conduct that constituted a conspiracy to violate HIPAA. The DPA provides that Aegerion must continue to cooperate fully with the DOJ concerning its investigation into other individuals or entities. The DPA also provides that Aegerion must maintain a robust compliance and ethics program that includes significant certification, training, monitoring, and other requirements. Aegerion, as well as the Board of Directors of the Company (or a designated committee thereof), must also conduct regular reviews of Aegerion’s compliance and ethics program, provide certifications to the DOJ that the program is believed to be effective, and notify the DOJ of any probable violations of HIPAA. Aegerion also entered into a consent decree with the DOJ and the FDA to resolve a separate civil complaint alleging that Aegerion violated the FDCA by failing to comply with the JUXTAPID REMS program and the requirement to provide adequate directions for all of the uses for which it distributed JUXTAPID. The FDA Consent Decree requires Aegerion to, among other things: comply with the JUXTAPID REMS program; retain a qualified independent auditor to conduct annual audits of its compliance with the JUXTAPID REMS program; and remediate any noncompliance identified by the auditor within specified timeframes. The FDA Consent Decree was approved and entered by the relevant court on March 20, 2019. Aegerion separately entered into the CIA with OIG, which requires Aegerion to, among other things: maintain a robust compliance program with significant requirements relating to training, monitoring, annual risk assessment and mitigation processes; independent review of Aegerion’s compliance and other activities; a disclosure program; and an executive financial recoupment program. Under the CIA, Aegerion, as well as the Board of Directors of the Company (or a designated committee thereof), must also conduct regular reviews of Aegerion’s compliance program and provide an annual resolution or certification to OIG that the program is believed to be effective. Further, Aegerion has additional certification and reporting obligations under the CIA related to its compliance with federal healthcare programs, FDA requirements, and the CIA itself. In 2014, the SEC issued a subpoena as well, and subsequently filed a complaint against Aegerion alleging securities violations related to statements made by Aegerion regarding the conversion rate for JUXTAPID prescriptions. On September 25, 2017, a court entered a final judgment with the SEC, which imposed a civil penalty in the amount of $4.1 million to be paid in installments over three years, plus interest, approximately $1.2 million of which remained due as of the Petition Date. In addition to the criminal settlement and plea agreement and the SEC final judgment, Aegerion also entered into a civil settlement agreement with the DOJ (the “DOJ Civil Settlement Agreement”) to resolve allegations that false claims for JUXTAPID were submitted to governmental healthcare programs. The settlement requires Aegerion to pay a civil fine in the amount of $28.8 million (which includes up to $4.9 million designated for relators who had commenced a civil qui tam action against the Debtors, as described below, and up to $2.7 million designated for certain states to resolve claims under state law analogues to the federal False Claims Act) to be paid in installments over three years, plus interest, approximately $22 million of which remained due as of the Petition Date. In connection with the DOJ Civil Settlement 25

Agreement, Aegerion also entered into separate settlement agreements with twenty-eight state agencies to resolve claims under state law analogues to the federal False Claims Act. The terms of the state settlement agreements are substantially similar to those set forth in the DOJ Civil Settlement Agreement. Finally, in March 2014, an amended qui tam complaint was filed in the District of Massachusetts against Aegerion and certain former executive officers and employees.17 Following resolution of the government settlements described above, a second amended complaint was filed against Aegerion, naming additional individuals as defendants. Pursuant to the DOJ Civil Settlement Agreement, on February 20, 2018 the complaint against Aegerion was dismissed, though the lawsuit remains ongoing as to other defendants. The governmental units that are parties to the Government Settlement Agreements have not at this time sought to accelerate or increase payments under those agreements as a result of the filing of these Chapter 11 Cases or the consummation of the transactions contemplated by the Plan and the Plan Documents. However, the parties to the Government Settlement Agreements reserve all rights under those agreements, including all rights regarding acceleration, at this time. 3.5. Debtors’ Prepetition Capital Structure. As of the Petition Date, the Debtors had approximately $450 million of consolidated outstanding indebtedness, which includes approximately $414 million of institutional debt that matures in 2019. The components of the Debtors’ outstanding indebtedness are summarized below. (a) Convertible Notes. In August 2014, Aegerion entered into that certain Indenture (as amended, restated or otherwise modified) with The Bank of New York Mellon, as indenture trustee, pursuant to which Aegerion issued 2% senior unsecured convertible notes in the original aggregate principal amount of $325 million due [August 15, 2019] (the “Convertible Notes”). The principal amount was subsequently reduced to $302.5 million upon consummation of the Roll Up Loan (as defined below) under the Bridge Loan facility, as described in more detail below. As of the Petition Date, approximately $304.1 million remained outstanding under the Convertible Notes, including interest and fees. (b) Novelion Intercompany Loan. In connection with Novelion’s merger with Aegerion, on June 14, 2016 Aegerion and Novelion entered into that certain Loan and Security Agreement (as amended, restated or otherwise modified, including that certain Amended and Restated Loan and Security Agreement dated as of March 15, 2018, the “Novelion Intercompany Loan Credit Agreement”), pursuant to which Novelion provided a senior secured term loan to Aegerion in the principal amount of $40 million, bearing paid-in-kind interest at 8% and maturing on July 1, 2019 (the “Novelion 17 The initial qui tam complaint was filed under seal in July 2013. 26

Intercompany Loan”). The Novelion Intercompany Loan is secured by, among other things, Aegerion’s intellectual property and all of Aegerion’s equity interests (including up to 65% of Aegerion’s equity interests of any first-tier foreign subsidiary). In November 2018, the terms of the Novelion Intercompany Loan Credit Agreement were amended further in connection with the closing of the Bridge Loan (as defined below). As of the Petition Date, approximately $36.1 million remained outstanding under the Novelion Intercompany Loan, including interest and fees. (c) Bridge Loan. On November 8, 2018, Aegerion entered into that certain Bridge Credit Agreement (as amended, restated or otherwise modified, the “Bridge Loan Credit Agreement”) with certain funds managed by Highbridge Capital Management, LLC and Athyrium Capital Management, LP as lenders (the “Bridge Loan Lenders”), Cantor Fitzgerald Securities as agent, Aegerion as borrower, and Debtor Aegerion Pharmaceuticals Holdings, Inc. as guarantor. Pursuant to the Bridge Loan Credit Agreement, the Debtors borrowed secured first lien term loans in the aggregate principal amount of $50 million (collectively, the “New Money Bridge Loan”) and $22.5 million of secured term loans that were funded to repurchase and retire, at par, an equal amount of Convertible Notes held by the Bridge Loan Lenders (collectively, the “Roll Up Loan” and together with the New Money Bridge Loan, the “Bridge Loan”). The New Money Bridge Loan accrues interest at the rate of 11% per annum and the Roll Up Loan accrues interest at the rate of 2% per annum. Interest accrues and compounds quarterly in arrears and is not payable in cash until maturity. The Bridge Loan is secured by a lien on substantially all of the assets of the Debtors, including a pledge of 65% of the obligors’ first-tier foreign subsidiaries’ equity interests and substantially all of the intellectual property and related rights in respect of MYALEPT and JUXTAPID, subject to certain exclusions set forth in the governing documents. The liens granted to secure the obligations under the New Money Bridge Loan are senior to the liens granted to secure the Debtors’ obligations under the Novelion Intercompany Loan, however, the liens granted to secure the Roll Up Loan are junior to those granted under the Novelion Intercompany Loan. In addition to working capital needs, the proceeds of the Bridge Loan were used to: (a) repurchase and cancel certain Convertible Notes with the proceeds of the Roll Up Loan; (b) retire, at par, the amounts outstanding under a secured term loan provided to Aegerion by certain former shareholders of the Company, in an aggregate principal amount of approximately $21.2 million (the “Shareholder Term Loan”); and (c) repay $3.5 million of principal on the Intercompany Loan. Moreover, upon consummation of the Bridge Loan, Novelion, as lender, (a) consented to the Debtors’ incurrence of the Bridge Loan and repayment of the Shareholder Term Loan, (b) amended the Intercompany Credit Agreement, and (c) entered into an intercreditor agreement pursuant to which (i) the Intercompany Loan and related liens are subordinated to the New Money Loan, (ii) the Intercompany Loan and related liens are senior to the Roll Up Loan, and (iii) the Bridge Lenders agreed not to challenge $25 million of the Intercompany Loan amount. 27

The Bridge Loan had an initial maturity of February 15, 2019, subject to the Debtors’ right to extend. On January 31, 2019, Aegerion sent notice to the agent under the Bridge Loan Credit Agreement electing to extend the initial maturity date to June 30, 2019, as permitted under and in accordance with the terms of the Bridge Loan Credit Agreement. As of the Petition Date, approximately $73.8 million remained outstanding under the Bridge Loan, including interest and fees. (d) Trade Claims. In addition to the Debtors’ funded debt, the Debtors estimate that, as of the Petition Date, they had approximately $12 million in unpaid trade and other ordinary course obligations. (e) Equity Ownership. Novelion, the Debtors’ non-Debtor ultimate parent, owns 100% of the outstanding equity interests in Aegerion. As of the Petition Date, Novelion had 19,017,310 shares of common stock outstanding, which are listed on NASDAQ. ARTICLE IV. EVENTS LEADING TO CHAPTER 11 FILING Despite the revenues generated from the Debtors’ underlying products and management’s best efforts to stabilize operations, the Debtors’ business performance has significantly declined in recent years. Several factors contributed to the Debtors’ recent struggles. First, the Debtors formerly engaged in practices denounced by the DOJ and SEC, incurring substantial fines and exposing the Debtors to ongoing litigation, which led to a corresponding decline in revenues and profitability. Due to these past practices, the Debtors have significant ongoing legal costs in the form of $40.1 million of fines imposed under the DOJ and SEC settlements (approximately $26.4 million of which remained outstanding as of the Petition Date) that have placed a significant financial burden on the Debtors. As a result of the government settlements, Aegerion must also comply with a series of rigorous compliance obligations commensurate with the admissions it made during the investigations and the conduct at issue in the investigations. To date, Aegerion has timely made all settlement payments on their respective due dates. The results of the government investigations have appropriately limited the marketplace for JUXTAPID to adult HoFH patients, as required by the prescribing information for JUXTAPID, which, along with the introduction of PCSK9 inhibitors, as described below, has dramatically reduced the number of patients in the U.S. on JUXTAPID in recent years. The investigations also had other adverse effects, including: reputational harm; diverted resources (both in terms of people and costs) away from developing and commercializing products; increased compliance obligations and requirements; increased government, industry and public scrutiny and criticism; reduced physicians’ inclinations to prescribe the Debtors’ products; diverted management’s attention away from operating the 28 business; and resulted in employee attrition and, similarly, made it more difficult to attract qualified employees. Second, the pharmaceutical industry is highly competitive and is characterized by rapidly changing markets and technology, emerging industry standards and frequent introduction of new products. In particular, the market for cholesterol lowering therapeutics is large and competitive with many drug classes. Most significantly, the introduction of PCSK9 inhibitors in the United States in 2015 (which are much less expensive and have fewer side effects than lomitapide) has, along with attrition of patients who were likely not HoFH patients, dramatically impacted sales of JUXTAPID. Since that time, healthcare professionals have been placing substantially all newly-diagnosed HoFH patients on a PCSK9 inhibitor product before prescribing JUXTAPID. In fact, many healthcare payers require as a condition precedent that HoFH patients have not achieved an adequate cholesterol response on PCSK9 inhibitor products before access to JUXTAPID is approved. Moreover, while MYALEPT is the only product approved in the United States for the treatment of leptin deficiency in patients with GL, there are a number of other approved therapies to treat these complications independently (that are not specific to generalized lipodystrophy). In addition, both JUXTAPID and MYALEPT are subject to enhanced REMS programs, which are FDA drug safety programs that impose certification, counseling, prescription and documentation requirements, which increase the steps necessary for patients to enroll onto these therapies and may delay or impact patients starting or staying on these therapies. Also, both of these products treat very rare diseases and are not widely prescribed. Thus, any decline in the number of patients or adherence to prescribed dosages is magnified. The competitive effects and dynamics described above exacerbate the challenges for rare disease products given the very limited pool of patients who are eligible for treatment with these products. Third, the Debtors have been unable to replace key revenue generators. The Debtors’ business depends on the success of only two commercial products. Hampered by the restrictions set forth above, among others, and the cost and operational structure that has historically been misaligned with revenues, the Company has incurred losses each year since inception, having suffered a net loss of $103.8 million in 2018 alone. Such losses created a vicious cycle — as operations deteriorated, the Debtors were unable to deploy sufficient operating and management resources associated with developing and commercializing their existing products, or exploring new revenue-generating products. While the Debtors took many steps to increase revenues and limit losses, the Debtors were unable to generate sufficient profits and revenues to prevent their bankruptcy filing and to restructure their substantial debt outside of bankruptcy. Fourth, the Debtors have substantial indebtedness under their long-term credit facilities. As of the Petition Date, the Debtors’ capital structure has approximately $414 million of consolidated outstanding indebtedness related to the Debtors’ credit facilities, a significant portion of which is secured by liens on substantially all assets of the Debtors, and all of which matures in 2019. 29

4.1. Debtors’ Efforts to Negotiate a Comprehensive Restructuring. With the concerns discussed above in mind, and with an impending liquidity crisis at the Debtors, the Debtors retained the following advisors to assist the Debtors with respect to refinancing and restructuring alternatives: in late 2017, Moelis & Company LLC (“Moelis”) to explore potential sale transactions (and subsequently, in September 2018, as investment banker in connection with the Proposed Restructuring Transaction); in early 2018, Willkie Farr & Gallagher LLP as counsel; and in August 2018, AlixPartners, LLP as restructuring advisor (and subsequently, in February 2019, as Chief Restructuring Officer).18 With the aid of their advisors, the Debtors began exploring and evaluating strategic business opportunities to enhance liquidity, including debt refinancing, cost savings initiatives, proceeds-generating transactions (such as the divestiture or outlicense of certain assets), mergers and acquisitions activities, and other strategic opportunities. Given, among other things, their substantial leverage, the near term liquidity issues and the continuing pressure on the Debtors’ business and the related impact on retention of key personnel, in early 2018 the Debtors, in consultation with their advisors, conducted a comprehensive liquidity analysis and considered several potential restructuring alternatives, including a refinancing of the Convertible Notes. In conjunction therewith, in March 2018 the Debtors entered into the $20 million Shareholder Term Loan, which provided funds for ongoing development of metreleptin in additional indications and for general corporate purposes. After negotiations to refinance the Convertible Notes fell apart, the Debtors determined that a targeted sales process was the best option to maximize value for all stakeholders. To that end, in or around June 2018, Moelis commenced a targeted marketing process, focused on those potential acquiring parties for which the Debtors’ business represented a strategic opportunity and that possessed the capability of entering into and consummating a transaction. In addition, during 2018, the Debtors pursued significant cost-saving initiatives and business opportunities to enhance liquidity, including (a) a cost reduction plan initiated in January 2018, and (b) a more significant workforce reduction in August 2018 designed to streamline the Company’s business, deliver profitability and limit negative impact on revenue growth, yet extend its cash runway. The reduction in workforce eliminated 39 employees, which accounted for 36% of the Company’s global workforce. While this reduced overhead expenses, the initiative also resulted in the loss of long-term employees with institutional knowledge and expertise, depleted commercial resources, and also suspended many key clinical development activities. With the prospects of facing a potential liquidity crisis in late 2018 despite management’s ongoing efforts, and with a comprehensive capital restructuring out of reach, the Debtors engaged in negotiations with several parties, including the majority holders of the Convertible Notes (Highbridge and Athyrium), about the possibility of providing interim financing to provide sufficient breathing room to implement a restructuring transaction. Following an extensive marketing process, the Debtors consummated the Bridge Loan in 18 The Debtors also engaged other financial advisors during this time in connection with their restructuring efforts, however, such advisors are no longer engaged by the Debtors. 30

November 2018. During this time, AlixPartners also worked with management to update the Debtors’ multi-year projections, budget and business plan to facilitate detailed engagement with the Debtors’ primary stakeholders. In addition, and pursuant to a formal process, on February 5, 2019, the Debtors entered into a license agreement with Recordati Rare Diseases Inc. to grant the exclusive rights to commercialize JUXTAPID in Japan to Recordati for the current marketed indication for HoFH (in addition to an exclusive right of first negotiation to any new indications that may be developed by Aegerion) in exchange for an upfront payment of $25 million and various milestone and royalty payments for net sales in Japan.19 The upfront payment, coupled with the proceeds of the Bridge Loan, provided the Debtors with necessary working capital and extended the runway to consummate a restructuring transaction. During the first quarter of 2019, the Debtors and their advisors resumed detailed restructuring discussions with various stakeholders in the capital structure, which included Novelion, the Bridge Lenders, and certain potential strategic M&A partners. Following an extensive, months-long multi-track negotiation process, the Debtors entered into an exclusivity agreement with one of the interested parties — Amryt Pharma Plc (“Amryt” or the “Plan Investor”).20 Ultimately, the Debtors determined that the most value-maximizing approach was to proceed with a restructuring involving an all-stock investment by the Plan Investor through a chapter 11 restructuring in exchange for which the Plan Investor would receive 100% of the equity of Aegerion (the “Proposed Restructuring Transaction”). 19 Pursuant to the terms of the Bridge Loan Credit Agreement, (a) Aegerion was entitled to retain $15 million of the upfront payment, and (b) the remaining $10 million of the upfront payment was paid to, and all future net cash proceeds under the license agreement would be paid to, (i) Novelion to repay a portion of the outstanding Novelion Intercompany Loan and (ii) the Bridge Lenders to repay a portion of the outstanding Bridge Loan, on a 42% and 58% basis, respectively. 20 Prior to the Petition Date, beginning in July 2018, the Debtors’ advisors initiated a competitive sales process to sell all or a portion of the Debtors. See Declaration of Ashish Contractor in Support of Debtors’ Motion for Order: (A) Approving and Authorizing Certain Plan Investor Protections; and (B) Granting Related Relief, ¶¶ 10-11 [Docket No. 119, Ex. A]. During that process, Moelis contacted more than fifty parties regarding their potential interest in a transaction. Id. at ¶ 11. Twenty-five of these parties expressed interest in the Debtors and their businesses and executed a confidentiality agreement. Id. In connection with their marketing efforts, Moelis created a data room with relevant documents and prepared a comprehensive confidential presentation, which was distributed to twenty-four potential transaction parties. Id. After twelve of the twenty-four parties that received presentations elected to participate in, and participated in, management presentations, six of these parties submitted final proposals to the Debtors. Id. at ¶ 12. Four of these twelve parties submitted partial asset proposals and chose not to advance in the process because of feedback they received from the Debtors in response to these proposals. Id. at ¶ 13. After receiving detailed presentations from the remaining two parties, the Debtors ultimately chose to pursue the reverse merger with the Plan Investor as the best approach available and entered into an exclusivity agreement with the Plan Investor on April 11, 2019. Id. Ultimately, the Debtors determined that the Plan Investor’s proposal represented the best proposal available at the time. See Declaration of Barak Klein in Support of Debtors’ Motion for Order: (A) Approving and Authorizing Certain Plan Investor Protections; and (B) Granting Related Relief, ¶ 10 [Docket No. 119, Ex. B]. The related bid protections for the Plan Investor were negotiated at arm’s length between the Debtors and the Plan Investor. Id. at ¶¶ 10, 12. 31

The Debtors entered into the Plan Funding Agreement with the Plan Investor, which contains a “Go-Shop Period” that enables the Debtors to solicit an alternative transaction for fifty-five (55) days from the date the PFA Order is entered. The Committee intends to be actively involved in the “Go-Shop Period.” Under the PFA Order, the Committee was granted various consultation and information rights, including, the Debtors’ obligation to provide the Committee with: (i) access to all Company Alternative Proposals and related developments; (ii) access to non-public information granted to all Persons and Representatives in connection with Section 6.9 of the Plan Funding Agreement; and (iii) participation rights in discussions with any party that has made a proposal or been solicited. 4.2. The Proposed Restructuring Transaction. To effectuate the Proposed Restructuring Transaction, the Debtors entered into the RSA with the Plan Investor, Novelion, and certain prepetition lenders representing (i) 100% in principal amount and number of holders under the Bridge Loan, and (ii) in excess of 67% in principal amount of the Convertible Notes. The RSA, which serves as the roadmap for the Debtors’ successful reorganization, provides that the RSA parties will support, and vote in favor of, a chapter 11 plan proposed by the Debtors (subject to certain terms and conditions set forth therein). Among other documents, the RSA parties also heavily negotiated the terms of the Plan, this Disclosure Statement, and the Plan Funding Agreement — all of which were filed with the Bankruptcy Court on the Petition Date. The benefits of the Proposed Restructuring Transaction are significant: After giving effect to the transaction, the Debtors will reduce their debt balance from approximately $450 million to approximately $225 million and the maturity dates under their continuing debt facilities will be extended by at least five years. The Debtors pre-transaction and expected post-transaction capital structure is illustrated below: • 32

• This balance sheet restructuring will include holders of Novelion Intercompany Loan Claims and Other General Unsecured Claims (which include, among other things, the Convertible Notes Claims, Claims held by former officers, directors, or employees of the Debtors for indemnification, contribution or advancement expenses, and contract rejection damages Claims) converting their Claims into New Common Stock of the Plan Investor as well as (in the case of holders of Other General Unsecured Claims) New Convertible Notes. In addition, the outstanding amount due under the Bridge Loan will be refinanced into a new secured term loan facility. • Payment in full in Cash to the Debtors’ trade creditors that will continue to provide goods and services to the Debtors after their emergence from these chapter 11 cases. The Debtors’ obligations under the Government Settlement Agreements will not be impacted or altered in any way by the Proposed Restructuring Transaction. To that end, the Debtors filed a motion on the Petition Date seeking Bankruptcy Court relief to allow them to continue making all ongoing payments under the Government Settlement Agreements that arise in the ordinary course of business during these chapter 11 cases. In addition, upon the Debtors’ emergence from chapter 11, all Government • 21 This pro forma amount will reflect the payments paid in the ordinary course of business throughout these Chapter 11 Cases pursuant to the Debtors’ Motion for Order (A) Authorizing Continued Payment of Government Settlement Claims in the Ordinary Course of Business, and (B) Granting Related Relief [Docket No. 15]. 22 The reorganized Debtors’ pro forma secured debt will consist solely of the New Term Loan Facility, which shall be in the original principal amount equal to (a) the New Money Bridge Loan Claim plus (b) the Existing Plan Investor Debt. 33 Debt Instrument Current Pro Forma Pro Forma Maturity Government $26.5 $22.721 2020-2021 Secured Debt Facility $73.8 $81.922 2024 Convertible Notes $304.1 $124.7 2024 Intercompany Loan $36.3 N/A N/A Total $440.7 $229.3

Settlement Agreements will be assumed by the Debtors (and become obligations of the Reorganized Debtors) and any unpaid amounts that are due and owing will be cured. Both the Reorganized Debtors and the Plan Investor are equally committed to the non-monetary aspects of the Government Settlement Agreements, including the Debtors’ compliance and cooperation obligations. Moreover, the Plan Investor has a strong culture of compliance, will maintain all necessary protocols to ensure ongoing compliance, and will retain the Debtors’ compliance infrastructure. The Proposed Restructuring Transaction paves the way for a consensual chapter 11 proceeding and ensures the Debtors emerge from bankruptcy as expeditiously as possible. The parties to the RSA account for in excess of 67% of the Debtors’ funded indebtedness. In addition, the RSA, which serves as the roadmap for the Debtors’ successful reorganization, provides that the Plan Support Parties will support, and vote in favor of, a chapter 11 plan proposed by the Debtors (subject to certain terms and conditions set forth therein). • • The Debtors and the Plan Investor will raise $60 million in cash through the Plan Investor’s issuance of New Common Stock — all of which will be backstopped by the backstop parties. Specifically, the Plan Investor will conduct a $42 million Rights Offering as part of these chapter 11 cases and issue New Common Stock in the Plan Investor to holders of Claims in Class 4 and Class 6B. In addition, the Plan Investor will conduct a separate $18 million equity raise for New Common Stock issued to existing shareholders of the Plan Investor. In connection with executing the RSA, the Debtors also entered into the Plan Funding Agreement23 with the Plan Investor, which, subject to certain terms and conditions, provides that the Plan Investor will acquire 100% of the equity interests of reorganized Aegerion in exchange for New Common Stock of the Plan Investor. A copy of the Plan Funding Agreement is attached hereto as Exhibit 6. Reorganized Aegerion will then distribute such equity to holders of Class 4 and Class 6B Claims. Among other things, the Plan Funding Agreement requires approval of the Proposed Restructuring Transaction by the stockholders of the Plan Investor, certain regulatory approvals, and confirmation of the Plan. Following the transaction, the Plan Investor will continue as a public company, with reorganized Aegerion as its wholly-owned subsidiary. Although the Plan Investor will acquire Aegerion, the Debtors’ creditors (including Novelion) will own 61.4% of the Plan Investor, with the Plan Investor’s existing shareholders owning the remaining 38.6% (prior to 23 Upon the Debtors’ termination of the Plan Funding Agreement to pursue an alternative transaction, the Plan Investor would receive a termination fee of $7,300,000, equal to 1.85% of the enterprise value of the Debtors, and reimbursement of any reasonable and documented fees and expenses of the Plan Investor in connection with the negotiation, preparation and implementation of the Transaction Documents (as defined in the Plan Funding Agreement) in an amount not to exceed $5,500,000. 34 completion of the $42 million Rights Offering and $18 million Plan Investor Equity Raise). Following the transaction, the pro forma ownership of reorganized Aegerion, after giving effect to the new money equity raises but prior to giving effect to the conversion of the New Convertible Notes, will be: (a) 49.4% creditors of the Debtors (including Novelion), (b) 31.1% former Plan Investor shareholders, and (c) 19.4% investors who participate in the Rights Offering. All stakeholders are expected to benefit from the proposed transaction: • The Plan Investor is a revenue generating pharmaceutical company focused on acquiring, developing and commercializing innovative new treatments for patients affected by rare or orphan diseases where there is a high unmet medical need. Founded in 2015, Amryt has built a portfolio of assets to treat its target patients through the acquisition of numerous drug products and expansion via in-licensing agreements. Following the completion of Amryt’s Lojuxta (lomitapide) in-licensing deal with Aegerion in December 2016, Amryt became a commercial pharmaceutical company, generating sales across Europe, the Middle East and other licensed territories. Amryt’s primary revenue generator is the sale of Lojuxta and certain dermo-cosmetic products, which are sold under the Imlan brand. The Plan Investor has extensive familiarity with the Debtors and their products given the companies’ pre-existing partnership and the fact that several former Aegerion officers are currently employed by the Plan Investor. • This combination provides an opportunity for synergies and cost savings. In addition to continuing operations with regard to lomitapide and metreleptin (which will continue to be operated through Aegerion post-closing), the Plan Investor also maintains a pipeline of rare disease clinical programs and has devoted significant capital to expanding its research and development capabilities in the last two years. The Proposed Restructuring Transaction aligns with Amryt’s efforts to diversify and expand, and presents a mutually beneficial path forward for both the Plan Investor and the Debtors. • The Debtors’ decision to file these cases was informed by several months of deliberations and negotiations with the Debtors’ lenders, Novelion, the Plan Investor, and other key stakeholders. The Debtors’ successful negotiations prior to the Petition Date provide a clear path to a value maximizing transaction and confirmable plan for the benefit of all of the Debtors’ stakeholders. 35

ARTICLE V. REASONS FOR THE SOLICITATION; RECOMMENDATION Chapter 11 of the Bankruptcy Code provides that unless the terms of section 1129(b) of the Bankruptcy Code are satisfied, for the Bankruptcy Court to confirm the Plan, the holders of Claims in each Class of impaired Claims and Interests must accept the Plan by the requisite majorities set forth in the Bankruptcy Code. Impaired Classes of Claims shall have accepted the Plan if (a) the holders of at least two-thirds (2/3) in amount of the Claims in such Class actually voting on the Plan have voted to accept it, and (b) more than one-half (1/2) in number of the holders of Claims in such Class actually voting on the Plan have voted to accept it, and impaired Classes of Interests shall have accepted the Plan if holders of at least two-thirds (2/3) in amount of the Allowed Interests of such Class vote to accept it (such votes, the “Requisite Acceptances”). In light of the significant benefits to be attained by the Debtors and their creditors if the transactions contemplated by the Plan are consummated, the Debtors recommend that all holders of Claims entitled to vote to accept the Plan do so. The Debtors reached this decision after considering available alternatives to the Plan and their likely effect on the Debtors’ business operations, creditors, and shareholders. These alternatives included alternative restructuring options under chapter 11 of the Bankruptcy Code, and liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors determined, after consulting with their legal and financial advisors, that the Plan, if consummated, will maximize the value of their estates for all stakeholders, as compared to any other chapter 11 reorganization strategy or a liquidation under chapter 7. For all of these reasons, the Debtors and the Plan Support Parties support confirmation of the Plan and urge the holders of Claims entitled to vote on the Plan to accept and support it. The Committee has not made a determination at this time as to whether it does or does not support the Plan.24 ARTICLE VI. THE PLAN 6.1.Overview of Chapter 11. Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to restructure its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets. The commencement of a chapter 11 case creates an estate that comprises of all of the legal and equitable interests of the debtor as of the bankruptcy filing date. The Bankruptcy 24 The Committee is continuing to review the terms of the Plan and reserves all rights with respect to the terms thereof. 36

Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.” The consummation of a chapter 11 plan is the principal objective of a chapter 11 reorganization case. A chapter 11 plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a chapter 11 plan by the bankruptcy court makes that plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of the debtor. Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes them for the obligations specified under the confirmed plan. In general, a chapter 11 plan of reorganization: (a) divides claims and equity interests into separate classes, (b) specifies the property, if any, that each class is to receive under the plan, and (c) contains other provisions necessary to the restructuring of the debtor that are required or permitted by the Bankruptcy Code. Pursuant to section 1125 of the Bankruptcy Code, acceptance or rejection of a chapter 11 plan may not be solicited after the commencement of a chapter 11 case until such time as the court has approved the disclosure statement as containing “adequate information.” Pursuant to section 1125(a) of the Bankruptcy Code, “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the chapter 11 plan. To satisfy the applicable disclosure requirements, the Debtors submit this Disclosure Statement to holders of Claims that are impaired and not deemed to have rejected the Plan. 6.2. Resolution of Certain Inter-Creditor and Inter-Debtor Issues. (a) Settlement of Certain Inter-Creditor Issues. The treatment of Claims and Interests under the Plan represents, among other things, the settlement and compromise of certain potential inter-creditor disputes. (b) Formation of Debtor Group for Convenience Purposes. The Plan groups the Debtors together solely for purposes of describing treatment under the Plan, confirmation of the Plan and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan. Such grouping shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets or the assumption of any liabilities; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities. 37

(c)Intercompany Claims and Intercompany Interests. i. Intercompany Claims. Notwithstanding anything to the contrary in the Plan, on or after the Effective Date, any and all Intercompany Claims shall, at the option of the Debtors or the Reorganized Debtors, as applicable, and as Acceptable to the Required Parties, either be (i) extinguished, canceled and/or discharged on the Effective Date, or (ii) reinstated and otherwise survive the Debtors’ restructuring by virtue of such Intercompany Claims being left unimpaired. To the extent any such Intercompany Claim is reinstated, or otherwise adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid or continued as of the Effective Date, any such transaction may be effected on or after the Effective Date without any further action by the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person. ii. Intercompany Interests. No Intercompany Interests shall be cancelled pursuant to the Plan, and all Intercompany Interests shall be unaffected by the Plan and continue in place following the Effective Date, solely for the administrative convenience of maintaining the existing corporate structure of the Debtors and the Reorganized Debtors. 6.3. Overview of the Plan. THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO. The Plan classifies Claims and Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests. Claims and Interests shall be included in a particular Class only to the extent such Claims or Interests qualify for inclusion within such Class. The Plan separates the various Claims and Interests (other than those that do not need to be classified) into nine (9) separate Classes. These Classes take into account the differing nature and priority of Claims against, and Interests in, the Debtors. Unless otherwise indicated, the characteristics and amounts of the Claims or Interests in the following Classes are based on the books and records of the Debtors. This section summarizes the treatment of each of the Classes of Claims and Interests under the Plan and describes other provisions of the Plan. Only holders of Allowed Claims — Claims that are not in dispute, contingent, or unliquidated in amount and are not subject to an objection or an estimation request — are entitled to receive distributions under the Plan. For a more detailed description of the definition of “Allowed,” see Article I of the Plan. Until a Disputed Claim becomes Allowed, no distributions of New Common Stock, Cash or otherwise will be made on account of such Claim. The Plan is intended to enable the Debtors to continue present operations without the likelihood of a subsequent liquidation or the need for further financial reorganization. The 38

Debtors believe that they will be able to perform their obligations under the Plan. The Debtors also believe that the Plan permits fair and equitable recoveries. The Confirmation Date will be the date that the Confirmation Order is entered by the Clerk of the Bankruptcy Court. The Effective Date will be the first Business Day on or after the Confirmation Date on which all of the conditions to the Effective Date specified in Section 11.1 of the Plan have been satisfied or waived, including the consummation of the transactions contemplated by the Plan. Resolution of any challenges to the Plan may take time and, therefore, the actual Effective Date cannot be predicted with certainty. Other than as specifically provided in the Plan, the treatment under the Plan of each Claim and Interest will be in full satisfaction, settlement, release and discharge of all Claims or Interests. The Debtors will make all payments and other distributions to be made under the Plan unless otherwise specified. The Plan constitutes a joint plan of reorganization for all of the Debtors. All Claims and Interests, except DIP Claims, Administrative Expense Claims, Fee Claims, Ad Hoc Group Fee Claim, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article IV below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified, and the holders thereof are not entitled to vote on the Plan. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. However, a Claim or Interest is placed in a particular Class for the purpose of receiving Plan Distributions only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest and has not been paid, released or otherwise settled prior to the Effective Date. (a) Unclassified Claims. (i) DIP Claims. On the Effective Date, the DIP Claims shall be Allowed and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. In full satisfaction, settlement, release and discharge of the Allowed DIP Claims, on the Effective Date, Allowed DIP Claims shall (a) be paid in Cash to the greatest extent possible from available Cash of the Debtors (as reasonably agreed by the Debtors and the DIP Lenders), and (b) to the extent the Allowed DIP Claims are not paid in full in Cash on the Effective Date, receive New Convertible Notes in an amount equal to the amount of the Allowed DIP Claims not receiving Cash pursuant to the foregoing clause (a). Payment of any unpaid fees and expenses of the DIP Administrative Agent shall be paid to the DIP Administrative Agent in 39 cash on the Effective Date. Distributions on account of Allowed DIP Claims other than Cash will not be distributed to the DIP Administrative Agent but instead shall be distributed directly to the DIP Lenders as reflected on the registry maintained by the DIP Administrative Agent as of the Confirmation Date. The Debtors will request such registry from the DIP Administrative Agent. Upon satisfaction of the Allowed DIP Lender Claims as set forth in this Section 3.1 of the Plan, all Liens and security interests granted to secure such obligations, whether in the Chapter 11 Cases or otherwise, shall be terminated and of no further force or effect. (ii) Administrative Expense Claims. (1) Time for Filing Administrative Expense Claims. The holder of an Administrative Expense Claim, other than the holder of: (a) a Fee Claim; (b) a DIP Claim; (c) a 503(b)(9) Claim; (d) an Ad Hoc Group Fee Claim; (e) Effective Date; an Administrative Expense Claim that has been Allowed on or before the (f) an Administrative Expense Claim for an expense or liability incurred and payable in the ordinary course of business by a Debtor; (g) an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court; (h) an Administrative Expense Claim held by an officer, director or employee of the Debtors serving in such capacity immediately prior to the occurrence of the Effective Date solely in their capacity as such (whether or not also an officer, director or employee of Novelion) for indemnification, contribution, or advancement of expenses pursuant to (A) any Debtor’s certificate of incorporation, by-laws, operating agreement, or similar organizational document, (B) any employment, director or similar agreement, or (C) any indemnification or contribution agreement approved by the Bankruptcy Court; (i) an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses; (j) a Claim for adequate protection arising under the DIP Order; (k) an Administrative Expense Claim of Novelion or Novelion Services USA, 40

Inc. arising out of or related to the Shared Services Agreements; (l) an Intercompany Claim; (m) an Administrative Expense Claim described in 11 U.S.C. § 503(b)(1)(B)-(C), if the holder is a Governmental Unit; or (n) U.S. Trustee Fees, must file with the Bankruptcy Court and serve on the Reorganized Debtors, the Claims Agent, and the U.S. Trustee, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (the “Administrative Bar Date”). Such proof of Administrative Expense Claim must include at a minimum: (1) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (2) the name of the holder of the Administrative Expense Claim; (3) the asserted amount of the Administrative Expense Claim; (4) the basis of the Administrative Expense Claim; and (5) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN SUCH CLAIM BEING FOREVER BARRED AND DISCHARGED. (2) Treatment of Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Reorganized Debtor Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any of the Debtors, as debtors in possession, shall be paid by the applicable Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such liabilities. Any Claim related to fees and expenses, contribution or indemnification obligations, payable or owing by the Debtors to the Ad Hoc Group, the Plan Investor, or the Backstop Parties under the RSA, the Backstop Commitment Agreement, the Plan Funding Agreement, or the PFA Order shall constitute an Allowed Administrative Expense Claim and shall be paid in Cash on the Effective Date or as soon thereafter as is reasonably practicable without the need to file a proof of such Claim with the Bankruptcy Court in accordance with Section 3.2(a) of the Plan and without further order of the Bankruptcy Court. Any Claim then payable or owing by the Debtors to Novelion or Novelion Services, USA, Inc. arising out of or related to the Shared Services Agreements shall be paid in Cash on the Effective Date from Plan Cash, without the need to file a proof of such Claim with 41 the Bankruptcy Court in accordance with Section 3.2(a) of the Plan and without further order of the Bankruptcy Court. (iii) Fee Claims. (1) Time for Filing Fee Claims. Any Professional Person seeking allowance of a Fee Claim shall file with the Bankruptcy Court its final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date and in connection with the preparation and prosecution of such final application no later than forty-five (45) calendar days after the Effective Date or such other date as established by the Bankruptcy Court. Objections to such Fee Claims, if any, must be filed and served no later than sixty-five (65) calendar days after the Effective Date or such other date as established by the Bankruptcy Court. (2) Treatment of Fee Claims. All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in Cash in such amounts as are approved by the Bankruptcy Court: (i) upon the later of (x) the Effective Date, and (y) three (3) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered, or (ii) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors. On the Effective Date, the Reorganized Debtors shall reserve and hold in a segregated account Cash in an amount equal to all accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Fee Claims have been either Allowed and paid in full or Disallowed by Final Order, at which time any remaining Cash in the segregated account shall become the sole and exclusive property of the Reorganized Debtors; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Fee Claims shall not be limited or deemed limited to funds held in any escrow account. To the extent that funds held in any escrow account for Allowed Fee Claims are insufficient to satisfy the Allowed amount of Fee Claims owing to the Professional Person, the Reorganized Debtors shall pay such amounts within ten (10) Business Days of entry of the order approving such Fee Claims. (iv) U.S. Trustee Fees. The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Chapter 11 Case, the applicable Chapter 11 Case is converted or dismissed, or the Bankruptcy Court orders otherwise. (v) Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors’ or Reorganized Debtors’ discretion, either: (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an 42 amount equal to such Claim; or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due. 6.4. Classification of Claims and Interests. (a) Classification of Claims and Interests. The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (a) impaired or unimpaired by the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; or (c) deemed to accept or reject the Plan. If a controversy arises regarding whether any Claim or Interest is properly classified under the Plan, the Bankruptcy Court shall, upon proper motion and notice, determine such controversy at the Confirmation Hearing. If the Bankruptcy Court finds that the classification of any Claim or Interest is improper, then such Claim or Interest shall be reclassified and any Ballot previously cast by the holder of such Claim or Interest shall be counted in, and the Claim or Interest shall receive the treatment prescribed in, the Class in which the Bankruptcy Court determines such Claim or Interest should have been classified, without the necessity of resoliciting any votes on the Plan. (b) Unimpaired Classes of Claims. 43 Class Designation Impairment Entitled to Vote Class 1 Priority Non-Tax Claims No No (Presumed to accept) Class 2 Other Secured Claims No No (Presumed to accept) Class 3 Bridge Loan Claims Yes Yes Class 4 Novelion Intercompany Loan Claims Yes Yes Class 5 Government Settlement Claims No No (Presumed to accept) Class 6A Ongoing Trade Claims No No (Presumed to accept) Class 6B Other General Unsecured Claims Yes Yes Class 7 Existing Securities Law Claims Yes No (Deemed to reject) Class 8 Existing Interests Yes No (Deemed to reject)

The following Classes of Claims are unimpaired and, therefore, presumed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code: (i) Class 1: Class 1 consists of all Priority Non-Tax Claims. (ii) Class 2: Class 2 consists of all Other Secured Claims. (iii) Class 5: Class 5 consists of all Government Settlement Claims. (iv) Class 6A: Class 6A consists of all Ongoing Trade Claims. (c) Impaired Classes of Claims. The following Classes of Claims are impaired and entitled to vote on the Plan: (i) Class 3: Class 3 consists of all Bridge Loan Claims. (ii) Class 4: Class 4 consists of all Novelion Intercompany Loan Claims. (iii) Class 6B: Class 6B consists of all Other General Unsecured Claims. The following Classes of Claims and Interests are impaired and deemed to have rejected the Plan and, therefore, are not entitled to vote on the Plan under section 1126(g) of the Bankruptcy Code: (i) Class 7: Class 7 consists of all Existing Securities Law Claims. (ii) Class 8: Class 8 consists of all Existing Interests. (d) Separate Classification of Other Secured Claims. Although all Other Secured Claims have been placed in one Class for purposes of nomenclature, each Other Secured Claim, to the extent secured by a Lien on Collateral different than that securing any additional Other Secured Claims, shall be treated as being in a separate sub-Class for the purpose of receiving Plan Distributions. 6.5. Treatment of Claims and Interests. (a) Priority Non-Tax Claims (Class 1). Treatment: The legal, equitable and contractual rights of the holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, on the applicable Distribution Date, each holder of an Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an amount equal to such Allowed Claim. 44

Voting: The Priority Non-Tax Claims are Unimpaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Priority Non-Tax Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims. (b) Other Secured Claims (Class 2). Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are unaltered by the Plan. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, on the applicable Distribution Date each holder of an Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render such Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Other Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court. Each holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final satisfaction of such Allowed Other Secured Claim is made as provided in the Plan. On the full payment or other satisfaction of each Allowed Other Secured Claim in accordance with the Plan, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person. Deficiency Claims: To the extent that the value of the Collateral securing any Other Secured Claim is less than the Allowed amount of such Other Secured Claim, the undersecured portion of such Allowed Claim shall be treated for all purposes under the Plan as an Other General Unsecured Claim and shall be classified as a Class 6B Other General Unsecured Claim. Voting: The Allowed Other Secured Claims are Unimpaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims. (c) Bridge Loan Claims (Class 3). Treatment: The Bridge Loan Claims shall be Allowed under the Plan, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Except to the extent that a holder of a Bridge Loan Claim agrees to different treatment with respect to such holder’s Claim, on the applicable Distribution Date, or as soon as practicable thereafter, each holder of a Bridge Loan Claim shall receive, subject to the 45 terms of the Plan, in full and final satisfaction, settlement, release and discharge of its Bridge Loan Claim: (i) New Money Bridge Loan Claim: receipt of New Term Loan Facility Obligations on a dollar for dollar basis on account of its New Money Bridge Loan Claim. (ii) Roll Up Loan Claim: receipt of New Convertible Notes on a dollar for dollar basis on account of its Roll Up Loan Claim. Voting: The Bridge Loan Claims are impaired Claims. Holders of such Claims are entitled to vote to accept or reject the Plan. The Bridge Loan Lenders, as reflected on the registry maintained by the Bridge Loan Administrative Agent on the date the Disclosure Statement Order is entered on the Bankruptcy Court’s docket, rather than the Bridge Loan Administrative Agent, will vote on the Plan. The Debtors will request such registry from the Bridge Loan Administrative Agent and votes will be solicited directly by the Debtors with respect to such Bridge Loan Claims. (d) Novelion Intercompany Loan Claims (Class 4). Treatment: The Novelion Intercompany Loan Claim shall be Allowed under the Plan, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Except to the extent that the holder of the Novelion Intercompany Loan Claim agrees to different treatment, on the applicable Distribution Date, or as soon as practicable thereafter, the holder of the Novelion Intercompany Loan Claim shall receive, in full and final satisfaction, release and discharge of the Novelion Intercompany Loan Claim, the Class 4 New Common Stock Distribution. For the avoidance of doubt, in satisfaction of the Novelion Intercompany Loan Claim in accordance with this Section 5.4, Novelion shall waive and release any and all Other Novelion Claims, and Novelion shall not be entitled to any distribution or consideration on account thereof, except as provided in the Shared Services Agreements pursuant to Section 7.16 of the Plan. Voting: The Novelion Intercompany Loan Claim is an impaired Claim. The holder of such Claim is entitled to vote to accept or reject the Plan, and the vote of such holder will be solicited with respect to such Novelion Intercompany Loan Claim. (e) Government Settlement Claims (Class 5). Treatment: Except to the extent that a holder of a Government Settlement Claim agrees to a different treatment, Government Settlement Claims shall be unimpaired by the Plan and shall remain obligations of the Reorganized Debtors to the extent not satisfied and/or paid on or before the Effective Date. The Government Settlement Agreements shall be deemed assumed by the Debtors, and binding upon the Reorganized Debtors and the applicable parties thereto as of and following the Effective Date (provided that the foregoing shall not constitute a determination whether such agreements are executory contracts subject to section 365 of the Bankruptcy Code). Notwithstanding the foregoing, and unless the applicable parties to the 46

Government Settlement Agreements object in writing to such treatment prior to the deadline established by the Bankruptcy Court to object to confirmation of the Plan, the monetary obligations under the Government Settlement Agreements shall not be accelerated or increased as a result of the commencement of the Chapter 11 Cases or the consummation of the transactions contemplated by the Plan, the Plan Funding Agreement and/or the other Transaction Documents, including the occurrence of any Fundamental Transaction (as defined in the Government Settlement Agreements), by virtue of the consummation of any such transactions or the failure of the New Common Stock of the Plan Investor to be listed on the NASDAQ or other US stock exchange. Nothing in the foregoing paragraph affects or limits the provisions of Section 12.6(d)-(e) of the Plan. Voting: The Government Settlement Claims are Unimpaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of the Government Settlement Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to the Government Settlement Claims.25 (f) Ongoing Trade Claims (Class 6A). Treatment: Except to the extent that a holder of an Allowed Ongoing Trade Claim agrees to a different treatment, on the applicable Distribution Date each holder of an Allowed Ongoing Trade Claim shall, at the election of the Reorganized Debtors, and to the extent that such Allowed Ongoing Trade Claim was not previously paid pursuant to an order of the Bankruptcy Court: (i) be paid in full in Cash on the applicable Distribution Date, plus postpetition interest at the Applicable Interest Rate, computed daily from the Petition Date through the Effective Date, from Plan Cash, (ii) as to any Ongoing Trade Claim incurred in the ordinary course of business and on normal credit terms where payment comes due following the Effective Date, receive such treatment that leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Ongoing Trade Claim is entitled, or (iii) such other treatment that would render such Ongoing Trade Claim Unimpaired. Voting: The Allowed Ongoing Trade Claims are Unimpaired Claims. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Ongoing Trade Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Ongoing Trade Claims. 25 It is the Debtors’ position that the Government Settlement Claims are Unimpaired Claims and that Class 5 is presumed to accept the Plan under section 1126(f) of the Bankruptcy Code. However, the holders of Government Settlement Claims reserve their rights to dispute the Debtors’ position and/or to object to the Plan by the deadline established by the Bankruptcy Court. Further, even if the holders of Government Settlement Claims are presumed to accept the Plan, that presumption in no way affects or limits the provisions of Section 12.6(d)-(e) of the Plan. 47

(g) Other General Unsecured Claims (Class 6B). Treatment: Except to the extent that a holder of an Allowed Other General Unsecured Claim agrees to less favorable treatment, each holder of an Allowed Other General Unsecured Claim shall receive, on the applicable Distribution Date and in full and final satisfaction, settlement and release of such Allowed Other General Unsecured Claim, its Pro Rata Share of: (i) New Convertible Notes in the principal amount of $125,000,000 less the portion of New Convertible Notes distributed to (x) holders of DIP Claims (to the extent the DIP Claims are not repaid in full in Cash and receive a distribution of New Convertible Notes pursuant to Section 3.1 of the Plan), and (y) the holders of Roll Up Loan Claims pursuant to Section 5.3(a)(ii) of the Plan; and (ii) the Class 6B New Common Stock Distribution (including any New Common Stock issuable upon exercise of the New Warrants). Voting: The Other General Unsecured Claims are impaired Claims. Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such Other General Unsecured Claims. (h) Existing Securities Law Claims (Class 7). Treatment: Holders of Existing Securities Law Claims shall not receive or retain any distribution under the Plan on account of such Existing Securities Law Claims. Voting: The Existing Securities Law Claims are impaired Claims. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Securities Law Claims are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Securities Law Claims. (i) Existing Interests (Class 8). Treatment: Existing Interests shall be discharged, cancelled, released and extinguished, and holders thereof shall not receive or retain any distribution under the Plan on account of such Existing Interests. Voting: The Existing Interests are impaired Interests. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Interests are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Interests 48

6.6. Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests. (a) Class Acceptance Requirement. A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of holders of the Allowed Claims in such Class that have voted on the Plan calculated in accordance with the Disclosure Statement Order. (b) Tabulation of Votes on a Non-Consolidated Basis. All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies sections 1129(a)(8) and/or (10) of the Bankruptcy Code. (c) Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.” Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code with respect to such Classes. Subject to Sections 14.5 and 14.6 of the Plan, the Debtors reserve the right (subject to the parties’ rights under the RSA and the Plan Funding Agreement) to alter, amend, modify, revoke or withdraw the Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. Subject to Sections 14.5 and 14.6 of the Plan, the Debtors also reserve the right to request confirmation of the Plan, as it may be modified, supplemented or amended from time to time, with respect to any Class that affirmatively votes to reject the Plan. (d) Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code. (e) Voting Classes; Deemed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by such Class. (f) Confirmation of All Cases. Except as otherwise specified therein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, 49 however, that the Debtors, subject to the parties’ rights under the RSA and the Plan Funding Agreement, may at any time waive this Section 6.6. 6.7. Means for Implementation. (a) Non-Substantive Consolidation. The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for purposes hereof. Except as specifically set forth in the Plan, nothing in the Plan shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Additionally, claimants holding Claims and Interests against multiple Debtors, to the extent Allowed in each Debtor’s Chapter 11 Case, will be treated as holding a separate Claim or separate Interest, as applicable, against each Debtor’s Estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus postpetition interest, if and to the extent provided in the Plan), and such Claims will be administered and treated in the manner provided in the Plan. (b) Plan Funding Transaction. On the Effective Date, subject to the terms and conditions set forth in the Plan Funding Agreement and the Implementation Memorandum and in exchange for New Common Stock in the Plan Investor or a newly formed holding company of the Plan Investor (“New Amryt”) and the other obligations of the Plan Investor and/or New Amryt under the Plan Funding Agreement and the Plan, Aegerion shall sell to the Plan Investor or New Amryt one hundred percent (100%) of the New Equity Interests in reorganized Aegerion. From and after the Effective Date, the Plan Investor or New Amryt shall directly and indirectly own the Reorganized Debtors. The existing shareholders of the Plan Investor shall own 38.6% of New Common Stock and the holders of Class 4 and Class 6B Claims shall collectively own 61.4% of the New Common Stock (prior to completion of the $42 million Rights Offering and $18 million Plan Investor Equity Raise). The transfer of the New Equity Interests of reorganized Aegerion to the Plan Investor or New Amryt, and any and all action to be taken in connection therewith, shall be authorized without the need for any further board, corporate or shareholder action of the Debtors or Novelion. The issuance of the New Common Stock requires the approval of the U.K. Panel on Takeovers and Mergers. Further, the formation of New Amryt will be effected pursuant to a scheme of arrangement that requires the approval of both the (a) shareholders of the Plan Investor (with a voting threshold of 75% of those voting and a majority in number of those voting) and (b) courts of England and Wales. The scheme of arrangement will be undertaken pursuant to Part 26 of the Companies Act of 2006 and will involve an application by the Plan Investor to the High Court of Justice in England and Wales to sanction the scheme of arrangement to allow New Amryt to become the holding company of the Plan Investor group, following which the rights and obligations of the Plan Investor under the Plan Funding Agreement will be assumed by New Amryt. In consideration for the cancellation of each Plan Investor shareholder’s interest in the Plan Investor, each Plan Investor shareholder will receive shares in New Amryt and certain contingent value rights. The New Common Stock is anticipated to be listed for trading on the Alternative Investment Market operated by the London 50

Stock Exchange plc. (“AIM”) and on the Euronext Growth Market operated by Euronext Dublin (“Euronext”) and will require the approval of AIM and Euronext for such admission and trading. The issuance of the New Common Stock is also subject to confirmation of the Plan. (c) Rights Offering. Purpose. The proceeds of the sale of the Rights Offering Stock and Plan Investor Equity Raise shall be used to provide a new equity raise of $60 million — $42 million of which is on account of the Rights Offering conducted under the Plan and $18 million of which is on account of the Plan Investor Equity Raise, which shall be available for ordinary course operations and general corporate purposes. Rights Offering. In accordance with the New Registration Rights Agreement, the Rights Offering Procedures and the Backstop Commitment Agreement, and as provided in the Implementation Memorandum, each Eligible Holder that timely votes to accept the Plan shall receive Subscription Rights to acquire its respective Pro Rata Share of Rights Offering Stock pursuant to the terms set forth in the Plan and in the Rights Offering Procedures. With respect to each Eligible Holder that timely votes to accept the Plan, each Subscription Right shall represent the right to acquire one share of Rights Offering Stock for the Rights Offering Exercise Price. Backstop Commitment. The Plan Investor Equity Raise will be correspondingly increased by the aggregate amount of the Rights Offering Amount that is not timely, duly and validly subscribed and paid for by the Eligible Holders that timely vote to accept the Plan in accordance with the Rights Offering Procedures, and in accordance with, and subject to the limitations of the provisions of Backstop Commitment Agreement, and as further described below, upon exercise of the put option of the Plan Investor, the Backstop Parties shall be severally, and not jointly, required to purchase their applicable portion of the Unsubscribed Shares (allocated pro rata among the Backstop Parties based upon their respective Backstop Commitments) in the event that the Plan Investor has been unable to effect a private placement of the entire Plan Investor Equity Raise Amount. Commitment Fee. On the Effective Date, the Backstop Parties shall receive from the Plan Investor their respective portion of the Backstop Commitment Fee pursuant to the terms of the Backstop Commitment Agreement. The Backstop Commitment Fee shall be fully earned immediately upon the Subscription Commencement Date and payable by the Plan Investor (and not the Debtors) on the Effective Date pursuant to the terms and conditions of the Backstop Commitment Agreement. 51

(d) Plan Funding. The Debtors’ Cash obligations under the Plan will be funded from Plan Cash and proceeds from the Rights Offering and the Plan Investor Equity Raise; provided however (i) that only Plan Cash shall be used for payment of Government Settlement Claims that become due and payable prior to the Effective Date, DIP Claims, Fee Claims, Ad Hoc Group Fee Claims and the Convertible Notes Trustee Professional Fees and (ii) only proceeds from the Rights Offering and Plan Investor Equity Raise will be used to pay the Rebate Obligations or to repay any portion of the DIP Obligations incurred to pay Rebate Obligations. (e) New Term Loan Facility; New Convertibles Notes. On the Effective Date, subject to the Implementation Memorandum, without any requirement of further action by stockholders or directors of the Debtors, each of the Reorganized Debtors shall be authorized to enter into the New Term Loan Facility, in the estimated amount of $81.9 million (which is an amount equal to (a) the New Money Bridge Loan Claim plus (b) the Existing Plan Investor Debt), and the New Convertible Notes Indenture, governing approximately $125 million of New Convertible Notes, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the Liens on any Collateral securing the New Term Loan Facility. (f) Authorization, Issuance and Delivery of Plan Securities by the Plan Investor. (a) On the Effective Date, subject to the Implementation Memorandum, the Plan Investor is authorized to issue or cause to be issued those Plan Securities to be issued by it in accordance with the terms of the Plan and the Plan Funding Agreement and to take any and all action associated therewith, without the need for any further Bankruptcy Court, corporate, limited liability company, member or shareholder action. (b) On the Effective Date, subject to the Implementation Memorandum, the Plan Investor shall issue and cause to be delivered the New Common Stock and the New Warrants available in the New Common Stock Distribution to the Reorganized Debtors, who will then deliver such New Common Stock and New Warrants directly to the holders of the Novelion Intercompany Loan Claims and Other General Unsecured Claims in accordance with the terms the Plan. (c) On the Effective Date, subject to the Implementation Memorandum, the Plan Investor shall issue and cause to be delivered the Rights Offering Stock to the Reorganized Debtors, who will then deliver such Rights Offering Stock directly to Eligible Holders who vote in favor of the Plan and exercise their Subscription Rights in accordance with the terms of the Plan, the Rights Offering Procedures, and the Backstop Commitment Agreement. (d) As a condition to receiving any Plan Securities under the Plan or pursuant to the Rights Offering or the Plan Investor Equity Raise, the Bridge Lenders shall have executed and delivered to the Plan Investor a signature page to the New Registration Rights Agreement. The New Registration Rights Agreement shall be executed and in full force and effect on the Effective Date. 52

(e) Notwithstanding anything to the contrary in the Plan, (x) any Person that would be entitled to receive more than 9.99% (but no more than 15%) of the aggregate amount of the New Common Stock issued as of the Effective Date (excluding New Common Stock issued pursuant to any management incentive plan and any New Common Stock reserved for issuance to any person other than such Person pursuant to New Warrants or the New Convertible Notes or any other warrant, option or agreement) or (y) with the consent of the Debtors and Plan Investor, any other Person entitled to receive New Common Stock thereunder, may elect to receive New Warrants on a one-for-one basis in lieu of all or any portion of the shares of New Common Stock that would otherwise be issued to such Person under the Plan; provided that such Person notifies the Debtors in writing of such election (and the percentage of shares of New Common Stock to be issuable thereunder) no later than two (2) Business Days after the Confirmation Date, provided, further, that, with respect to clause (x), without the consent of the Debtors and the Plan Investor, such Person may only elect to receive New Warrants in lieu of such portion of New Common Stock that would otherwise be issued to such Person under the Plan in excess of 7.5% of the aggregate amount of New Common Stock issued as of the Effective Date (excluding New Common Stock issued pursuant to any management incentive plan and any New Common Stock reserved for issuance to any person other than such Person pursuant to New Warrants or the New Convertible Notes or any other warrant, option or agreement). (f) Notwithstanding anything to the contrary in the Plan, (x) any Person that would be entitled to receive more than 4.99% (but no more than 6.0%) of the aggregate amount of the New Common Stock issued as of the Effective Date (excluding New Common Stock issued pursuant to any management incentive plan and any New Common Stock reserved for issuance to any person other than such Person pursuant to New Warrants or the New Convertible Notes or any other warrant, option or agreement) or (y) with the consent of the Debtors and Plan Investor, any other Person entitled to receive New Common Stock under the Plan, may elect to receive New Warrants on a one-for-one basis in lieu of all or any portion of the shares of New Common Stock that would otherwise be issued to such Person under the Plan; provided that such Person notifies the Debtors in writing of such election (and the percentage of shares of New Common Stock to be issuable thereunder) no later than two (2) Business Days after the Confirmation Date, provided, further, that, with respect to clause (x), without the consent of the Debtors and the Plan Investor, such Person may only elect to receive New Warrants in lieu of such portion of New Common Stock that would otherwise be issued to such Person under the Plan in excess of 4.5% of the aggregate amount of New Common Stock issued as of the Effective Date (excluding New Common Stock issued pursuant to any management incentive plan and any New Common Stock reserved for issuance to any person other than such Person pursuant to New Warrants or the New Convertible Notes or any other warrant, option or agreement). (g) Continued Corporate Existence and Vesting of Assets. (i) General. (1) Except as otherwise provided in the Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are 53 incorporated or organized and pursuant to the Amended Certificates of Formation for the purposes of satisfying their obligations under the Plan and the continuation of their business. On or after the Effective Date, each Reorganized Debtor, in its discretion, may take any and all action as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, but not limited to, causing: (w) a Reorganized Debtor to be merged into another Reorganized Debtor, or its Subsidiary and/or affiliate; (x) a Reorganized Debtor to be dissolved; (y) the legal name of a Reorganized Debtor to be changed; or (z) the closure of a Reorganized Debtor’s case on the Effective Date or any time thereafter. (2) On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take any and all action as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (4) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. Revesting of Assets. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates, wherever located, including all claims, rights and Causes of Action and any property, wherever located, acquired by the Debtors under or in connection with the Plan, shall revest in the Reorganized Debtors, as applicable, free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, except as otherwise provided in the Plan, each applicable Reorganized Debtor may operate its business and may use, acquire and dispose of property, wherever located, and each Reorganized Debtor may prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court. (h) Cancellation of Existing Securities and Agreements. 54

Except for the purpose of evidencing a right to distribution under the Plan, and except as otherwise set forth in the Plan (including Section 2.3 thereof), on the Effective Date, subject to the Implementation Memorandum, all agreements, including all intercreditor agreements, instruments, and other documents evidencing, related to or connected with any Claim or Interest, other than Intercompany Interests, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect. The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, each of the Bridge Loan Credit Agreement, Novelion Intercompany Loan Credit Agreement and the Convertible Notes Indenture shall continue in effect solely to the extent necessary to: (a) permit holders of Bridge Loan Claims, Novelion Intercompany Loan Claims and Convertible Notes Claims to receive Plan Distributions on account of such respective claims; (b) permit the Bridge Loan Administrative Agent and the Convertible Notes Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan and/or the Convertible Notes Indenture, including through the exercise of the charging Lien provided under the Convertible Notes Indenture; and (c) preserving the right of the Convertible Notes Indenture Trustee to indemnification from the Debtors pursuant and subject to the of the Convertible Notes Indenture. Except as provided pursuant to the Plan, upon satisfaction of the Bridge Loan Claims and Convertible Notes Claims, each of the Bridge Loan Administrative Agent and the Convertible Notes Trustee, shall be discharged of all of their respective obligations associated with the Bridge Loan and the Convertible Notes, respectively. (i) Boards. As of the Effective Date, the initial board of directors of each of the Reorganized Debtors and the Plan Investor shall consist of those individuals set forth in the Plan Supplement to be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing. The compensation arrangement for any insider of the Debtors that shall become an officer of a Reorganized Debtor or the Plan Investor shall be disclosed in the Plan Supplement and selected in accordance with the terms set forth in the New Registration Rights Agreement. Unless reappointed pursuant to Section 7.9(a) of the Plan, the members of the board of directors of each Debtor prior to the Effective Date shall have no continuing obligations to the Reorganized Debtors in their capacities as such on and after the Effective Date, each such member shall be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor on the Effective Date. Commencing on the Effective Date, each of the directors of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents. (j) Management. As of the Effective Date, the individuals who will serve in certain senior management positions of the Reorganized Debtors shall consist of those individuals set forth in the Plan Supplement and shall be Acceptable to the Debtors and each of the Required Parties in 55 accordance with the applicable terms of the Transaction Documents. The compensation arrangement for any insider of the Debtors that shall become an officer of a Reorganized Debtor shall be in form and substance Acceptable to the Debtors and each of the Required Parties and disclosed in the Plan Supplement to be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing. (k) Corporate Action. The Reorganized Debtors shall serve on the U.S. Trustee quarterly reports of the disbursements made by each Reorganized Debtor on an entity-by-entity basis, within 15 days after the conclusion of each such period, until such time as a final decree is entered closing the applicable Chapter 11 Case or the applicable Chapter 11 Case is converted or dismissed. Any such reports shall be prepared consistent with (both in terms of content and format) any applicable Bankruptcy Court and U.S. Trustee guidelines. Any deadline for filing Administrative Expense Claims shall not apply to U.S. Trustee Fees. On the Effective Date, the Amended Memorandum of Association, the Amended Certificates of Formation and any other applicable amended and restated corporate organizational documents of each of the Reorganized Debtors shall be deemed authorized in all respects. Any action under the Plan to be taken by or required of the Debtors or the Reorganized Debtors, including the adoption or amendment of certificates of formation, incorporation and by-laws, the issuance of securities and instruments, or the selection of officers or directors shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or the Reorganized Debtors’ equity holders, sole members, boards of directors or boards of managers, or similar body, as applicable. The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, without the necessity of any further Bankruptcy Court, corporate, limited liability company, board, member, or shareholder approval or action. In addition, the selection of the Persons who will serve as the initial directors, officers and managers of the Reorganized Debtors as of the Effective Date shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the board of directors, board of managers, or equity holders of the applicable Reorganized Debtor. (l) Ad Hoc Group Fee Claim. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors shall pay the Ad Hoc Group Fee Claim from Plan Cash.26 (m) Payment of Convertible Notes Trustee Fees. 26 The U.S. Trustee reserves all rights to object to the Plan at the Confirmation Hearing, including payment of the Ad Hoc Group Fee Claim. 56

On the Effective Date, the Debtors shall pay in Cash all unpaid Convertible Notes Trustee Fees from Plan Cash, regardless of whether such fees and expenses were incurred before or after the Petition Date, without application by any party to the Bankruptcy Court and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. Notwithstanding anything to the contrary in the Plan, the Convertible Notes Trustee Professional Fees shall not be subject to the Administrative Bar Date. (n) Comprehensive Settlement of Claims and Controversies. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interest of the Debtors, the Reorganized Debtors, and their respective Estates and property, and of holders of Claims or Interests; and (ii) fair, equitable and reasonable. (o) Additional Transactions Authorized Under the Plan. On or prior to the Effective Date, as shall be Acceptable to the Required Parties, the Debtors shall be authorized to take any such actions as may be necessary or appropriate to reinstate Claims or Interests or render Claims or Interests not impaired, as provided for under the Plan. (p) Shared Services Agreements. The Shared Services Agreements, as amended, shall be assumed by order of the Bankruptcy Court and shall terminate on the Effective Date in accordance with the terms of the Shared Services Agreements. (q) Acceptable. As used in the Plan, the term “Acceptable” shall mean (x) when in reference to any document, or any amendment, modification or change to such document, in form and substance reasonably acceptable to the applicable parties, and (y) when in reference to any individual, reasonably acceptable to the applicable parties. 6.8. Executory Contracts and Unexpired Leases. (a) General Treatment. As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases of the Debtors shall be deemed assumed, except that: (a) any executory contracts and unexpired leases that previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court shall be treated 57 as provided in such Final Order; (b) any executory contracts and unexpired leases listed on the Schedule of Rejected Contracts and Leases shall be deemed rejected as of the Effective Date; and (c) all executory contracts and unexpired leases that are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date shall be treated as provided for in the Final Order resolving such motion. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described in this Section 10.1 pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Section 10.1 shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law. Without determining whether any of the Government Settlement Agreements is an executory contract subject to section 365 of the Bankruptcy Code, the Government Settlement Agreements shall be deemed assumed by the Debtors, and binding upon the Reorganized Debtors and the applicable parties thereto as of and following the Effective Date (provided that the foregoing shall not constitute a determination whether such agreements are executory contracts subject to section 365 of the Bankruptcy Code). Nothing in the foregoing paragraph affects or limits the provisions of Section 12.6(d)-(e) of the Plan. Aegerion holds an exclusive worldwide license to research, develop, commercialize, make, have made, use, import, offer for sale and sell Juxtapid in the United States and Lojuxta in Europe pursuant to that certain Patent License Agreement, by and between The Trustees of the University of Pennsylvania (“Penn”) and Aegerion, dated May 19, 2006 (as amended by the First Amendment to Patent License Agreement, effective as of September 27, 2006, the “Patent License”). Aegerion intends to assume the Patent License as well as any sub-licenses granted thereunder or in connection therewith, cure all defaults and pay any outstanding amounts which may be owed. Aegerion also intends to assume all other outstanding contracts with Penn, cure all defaults, if any, and pay any amounts owing thereunder. The Debtors recognize that their agreements with Penn are material to the Debtors and thus, the Debtors and Penn intend to work cooperatively to determine any royalties, sublicense fees or other amounts (if any) which may be due to Penn as a Cure Amount under any of the above agreements in order to successfully assume such agreements for the Debtors’ go-forward business. (b) Claims Based on Rejection of Executory Contracts or Unexpired Leases. Except as otherwise explicitly set forth in the Plan, all Claims arising from the rejection of executory contracts or unexpired leases, if evidenced by a timely filed proof of claim, will be treated as Other General Unsecured Claims. Upon receipt of the Plan Distribution provided in Section 5.7 of the Plan, all such Claims shall be discharged as of the Effective Date, and shall not be enforceable against the Debtors, the Estates, the Reorganized Debtors or their respective properties or interests in property. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors on or before the date that is 58 thirty (30) days after the effective date of such rejection (which may be the Effective Date, the date on which the Debtors reject the applicable contract or lease as provided in Section 10.3(c) below, or pursuant to an order of the Bankruptcy Court). (c) Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such executory contract or unexpired lease to be assumed pursuant to the Plan, any monetary defaults arising under such executory contract or unexpired lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in full in Cash on the later of thirty (30) days after: (i) the Effective Date; or (ii) the date on which any Cure Dispute relating to such Cure Amount has been resolved (either consensually or through judicial decision). No later than ten (10) calendar days prior to the commencement of the Confirmation Hearing, the Debtors, in consultation with the Plan Investor, shall file a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each executory contract and unexpired lease to be assumed pursuant to Section 10.1 of the Plan, and serve such Cure Schedule on each applicable counterparty. Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within ten (10) calendar days of the filing thereof shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule. In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption. To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court). To the extent the Cure Dispute is resolved or determined against the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may reject the applicable executory contract or unexpired lease after such determination, and the counterparty may thereafter file a proof of claim in the manner set forth in Section 10.2 of the Plan. (d) Effect of Confirmation Order on Assumption, Assumption and Assignment, and Rejection. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute entry of an order by the Bankruptcy Court pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code approving the assumptions, assumptions 59 and assignments and rejections described in this Article X and determining that: (a) with respect to such rejections, such rejected executory contracts and unexpired leases are burdensome and that the rejection therein is in the best interests of the Estates; (b) with respect to such assumptions, to the extent necessary, that the applicable Reorganized Debtor has (i) cured, or provided adequate assurance that the applicable Reorganized Debtor will promptly cure, any default in accordance with section 365(b)(1)(A) of the Bankruptcy Code, (ii) compensated or provided adequate assurance that it or its affiliate will promptly compensate the counterparty for any actual pecuniary loss to such party resulting from such default, and (iii) provided adequate assurance of future performance under such executory contract or unexpired lease; and (c) with respect to any assignment, to the extent necessary, that the applicable Reorganized Debtor or the proposed assignee has (i) cured, or provided adequate assurance that it or its affiliate will promptly cure, any default in accordance with section 365(b)(1)(A) of the Bankruptcy Code, (ii) compensated or provided adequate assurance that the applicable Reorganized Debtor or the proposed assignee will promptly compensate the counterparty for any actual pecuniary loss to such party resulting from such default, and (iii) that “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) by the assignee has been demonstrated and no further adequate assurance is required. Assumption of any executory contract or unexpired lease and satisfaction of the Cure Amounts shall result in the full discharge, release and satisfaction of any claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date such executory contract or unexpired lease is assumed. Each executory contract and unexpired lease assumed pursuant to this Article X shall revest in and be fully enforceable by the applicable Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law. To the maximum extent permitted by law, to the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such executory contract or unexpired lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto. Any party that fails to timely file a Cure Dispute on the basis that consent to assume or assume and assign the applicable executory contract is a condition to such assumption or assumption and assignment, shall be deemed to have consented to the assumption or assumption and assignment, as applicable, of such contract. (e) Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each assumed or assumed and assigned executory contract and unexpired lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or is rejected under the Plan or otherwise. 60

Modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority or amount of any Claims that may arise in connection therewith. (f) Compensation and Benefit Programs. Subject to the paragraph immediately following this paragraph, and except as otherwise expressly provided in the Plan, the Plan Funding Agreement, in a prior order of the Bankruptcy Court or to the extent subject to a motion pending before the Bankruptcy Court as of the Effective Date, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, retirees and non-employee directors including all savings plans, unfunded retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans, and paid time off policies, in each case, as existing on the Petition Date, are treated as executory contracts under the Plan and, on the Effective Date, will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code except for Persons not employees of the Debtors as of the Petition Date. Each of the Debtors may, prior to the Effective Date and subject to the parties’ rights under the RSA and the Plan Funding Agreement, enter into employment agreements with employees that become effective on or prior to the Effective Date and survive consummation of the Plan. Any such agreements (or a summary of the material terms thereof) shall be in form and substance Acceptable to the Plan Investor and be included in the Plan Supplement or otherwise filed with the Bankruptcy Court on or before the date of the Confirmation Hearing. On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay any amounts outstanding under the Debtors’ key executive incentive program and key employee retention plan authorized to be paid as of that date pursuant to an order of the Bankruptcy Court. For the avoidance of doubt, and notwithstanding anything in the Plan to the contrary, any payments of amounts outstanding under the Debtors’ key executive incentive program and key employee retention plan authorized to be paid as of the Effective Date pursuant to an order to the Bankruptcy Court or otherwise, including, without limitation, any and all amounts that are outstanding or will become outstanding as a result of any “change of control” or similar transaction shall be paid from Plan Cash. 6.9. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan. 6.10. Discharge of Claims Against and Interests in the Debtors. 61

Upon the Effective Date and in consideration of the Plan Distributions, if any, except as otherwise provided in the Plan or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents for or on behalf of such Person) of a Claim or Interest shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests shall be forever precluded and enjoined, pursuant to sections 105, 524 and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor, any Reorganized Debtor. For the avoidance of doubt, ancillary security enforcement, insolvency processes and/or other proceedings may be deployed in any relevant jurisdictions to implement the transactions set out in the Plan, including the Plan’s discharge provisions, in order to ensure that they are fully effective. 6.11. Term of Pre-Confirmation Injunctions or Stays. Unless otherwise provided in the Plan, all injunctions or stays provided in the Chapter 11 Cases arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. 62

6.12. Injunction Against Interference with the Plan. Upon the entry of the Confirmation Order, all holders of Claims and Interests and other Persons, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions, whether in the United States or elsewhere, to interfere with the implementation or consummation of the Plan. Moreover, solely to the extent provided under applicable law, the property dealt with by the Plan is transferred to, or vests in (or both, as applicable) the Reorganized Debtors free and clear of all Claims and Interests pursuant to section 1141(c) of the Bankruptcy Code. As such, to the fullest extent permissible under applicable law, no Person holding a Claim or Interest may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Person under the Plan. As of the Confirmation Date, subject to the occurrence of the Effective Date, to the fullest extent permissible under applicable law, all Persons are precluded and barred from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, Interests, or other action or remedy based on any act, omission, transaction, or other activity that occurred before the Confirmation Date except as expressly provided in the Plan or the Confirmation Order. Each of the Reorganized Debtors, as applicable, is expressly authorized hereby to seek to enforce such injunction. Injunction.27 6.13. Except as otherwise provided in the Plan, including Section 12.8, or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against the Released Parties, the Reorganized Debtors, the Estates or any of their property, wherever located, or any direct or indirect transferee of any property, wherever located, of, or direct or indirect successor in interest to, any of the foregoing Persons or any property, wherever located, of any such transferee or successor, on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, Interests or Causes of Action arising against the Debtors and/or their Estates; (ii) enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Released Parties, the Reorganized Debtors, Estates or any of their property, wherever located, or any direct or indirect transferee of any property, wherever located, of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property, wherever located, of any such transferee or successor, on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, Interests or 27 The SEC is continuing to review the terms of the Plan and reserves all rights with respect to the terms thereof, including Sections 12.5 and 12.8 of the Plan. 63

Causes of Action arising against the Debtors and/or their Estates; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties, the Reorganized Debtors, or the Estates or any of their property, wherever located, or any direct or indirect transferee of any property, wherever located, of, or successor in interest to, any of the foregoing Persons, on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, Interests or Causes of Action arising against the Debtors and/or their Estates; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plan. For the avoidance of doubt, ancillary security enforcement, insolvency processes and/or other proceedings may be deployed in any relevant jurisdictions to implement the transactions set out in the Plan, including the injunctions set forth in this Section 12.5, in order to ensure that they are fully effective. Each of the Reorganized Debtors, as applicable, is expressly authorized hereby to seek to enforce such injunction. 6.14. Releases. (a) Releases by the Debtors. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Debtors, as, debtors in possession, and any person seeking to exercise the rights of the Debtors’ Estates, including without limitation, any successor to the Debtors or any representative of the Debtors’ Estates appointed or selected pursuant to sections 1103, 1104 or 1123(b)(3) of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code, shall be deemed to forever release, waive and discharge all claims (as such term “claim” is defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, demands, debts, rights, causes of action (including, but not limited to, the Causes of Action) and liabilities (other than the rights of the Debtors to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder) against any Released Party, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the parties released pursuant to this Section 12.6, the Chapter 11 Cases, the RSA, the DIP Financing Agreement, the Plan Funding Agreement, or the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates, whether directly, indirectly, derivatively or in any representative or any other capacity; provided, however, that in no event shall anything in this Section 12.06(a) be construed as a release of any Person’s gross negligence, fraud, or willful misconduct, each as determined by a Final Order, for matters with respect to the Debtors and/or their affiliates. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases in the Plan, which includes by reference each of the related provisions and definitions 64 contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the releases in the Plan are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by the releases in the Plan; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after reasonable investigation by the Debtors and after notice and opportunity for hearing; and (6) a bar to any of the Debtors asserting any claim released by the releases in the Plan against any of the Released Parties. (b) Third Party Releases. Except as otherwise provided in the Plan, the Plan Funding Agreement or the Confirmation Order, on the Effective Date each Releasing Party, in consideration for the obligations of the Debtors under the Plan, the distributions under the Plan and other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan, will be deemed to have consented to the Plan and the restructuring embodied in the Plan for all purposes and deemed to forever release, waive and discharge all claims (as such term is defined in section 101(5) of the Bankruptcy Code), including but not limited to any claim sounding in law or equity or asserting a tort, breach of any duty or contract, violations of the common law, any federal or state statute, any federal or state securities laws or otherwise, demands, debts, rights, causes of action (including without limitation, the Causes of Action) or liabilities (other than the right to enforce the obligations of any party under the Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with the Plan), including, without limitation, any claims for any such loss such holder may suffer, have suffered or be alleged to suffer as a result of the Debtors commencing the Chapter 11 Cases or as a result of the Plan being consummated, against any Released Party, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement; provided, however, that in no event shall anything in this Section 12.06(b) be construed as a release of any Person’s gross negligence, fraud, or willful misconduct, each as determined by a Final Order, for matters with respect to the Debtors and/or their affiliates. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases of holders of Claims and Interests, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the releases in the Plan are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims in the Plan; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after notice and opportunity for hearing; and (6) a bar to any holder of a Claim or Interest asserting any Claim released by the releases in the Plan against any of the Released Parties. (c) Notwithstanding anything to the contrary contained in the Plan: (i) except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 12.06 of the Plan shall not release any non-Debtor entity from any liability arising under (a) the 65

Internal Revenue Code or any state, city or municipal tax code, (b) any criminal laws of the United States or any state, city or municipality, or (c) any environmental laws of the United States or any state, city or municipal tax code; and (ii) the releases set forth in this Section 12.06 shall not release any (a) claims, right, or Causes of Action for money borrowed from or owed to the Debtors by any of their directors, officers or former employees, as set forth in the Debtors’ books and records, (b) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives, (c) claims against any Person arising from or relating to such Person’s gross negligence, fraud, or willful misconduct, each as determined by a Final Order of the Bankruptcy Court, and (d) any Unimpaired Claims unless and until holders of Unimpaired Claims have received payment on account of such Claims that render such claims Unimpaired in accordance with the Plan. (d) Notwithstanding any language to the contrary contained in this Disclosure Statement, Plan, and/or the Confirmation Order, no provision of the Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum. (e) As to any Governmental Unit (as defined in section 101(27) of the Bankruptcy Code), nothing in the Plan, Plan Documents, or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any. The discharge, release, and injunction provisions contained in the Plan, Plan Documents, or Confirmation Order are not intended and shall not be construed to bar any Governmental Unit from, subsequent to the Confirmation Order, pursuing any police or regulatory action. Accordingly, notwithstanding anything contained in the Plan, Plan Documents, or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude: (1) any liability to any Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (2) any Claim of any Governmental Unit arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of any Governmental Unit against any of the Debtors; or (4) any liability of the Debtors or Reorganized Debtors under police or regulatory statutes or regulations to any Governmental Unit as the owner, lessor, lessee or operator of property that such entity owns, operates or leases after the Confirmation Date. Nor shall anything in the Plan, Plan Documents, or Confirmation Order: (i) enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by any Governmental Unit are discharged or otherwise barred by the Plan, Plan Documents, Confirmation Order, or the Bankruptcy Code. Moreover, nothing in the Plan, Plan Documents, or Confirmation Order shall release or exculpate any non-debtor, including any Released Parties and/or exculpated parties, from any liability to any Governmental Unit, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the 66

Released Parties and/or exculpated parties, nor shall anything in the Plan, Plan Documents, or Confirmation Order enjoin any Governmental Unit from bringing any claim, suit, action or other proceeding against any non-Debtor for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code. Nothing contained in the Plan, Plan Documents, or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan, Plan Documents, or Confirmation Order be deemed to have determined the federal and/or state tax treatment of any item, distribution, or entity, including the federal and/or state tax consequences of the Plan and/or Plan Documents, nor shall anything in the Plan, Plan Documents, or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal and/or state tax liability and federal and/or state tax treatment except as provided under 11 U.S.C. § 505. Article X of the Plan regarding Executory Contracts and Unexpired Leases, and Section 7.8 of the Plan regarding Cancellation of Existing Securities and Agreements, shall not apply to the Government Settlement Agreements. The Government Settlement Agreements shall be unimpaired by the Plan, Plan Documents, and Confirmation Order, and shall remain obligations of the Debtors and/or the Reorganized Debtors, and all rights, obligations, and duties under the Government Settlement Agreements shall be preserved as if the Debtors’ bankruptcy cases were never filed. All Governmental Units reserve all rights with respect to the Government Settlement Agreements, and nothing contained in the Plan, Plan Documents, or Confirmation Order shall discharge, release, impair, or otherwise preclude any liability to any Governmental Unit arising from or relating to the Government Settlement Agreements. Any amounts owed to Governmental Units under the Government Settlement Agreements shall be paid in full when due in the ordinary course and nothing in the Plan, Plan Documents, or Confirmation Order shall be interpreted to set cure amounts, authorize the assignment or rejection of any Government Settlement Agreement, or require any Governmental Unit to approve of and consent to the assignment of any Government Settlement Agreement. The Debtors and Reorganized Debtors expressly agree that any provisions regarding default in the Government Settlement Agreements shall continue to apply as set forth in those agreements, irrespective of any provisions of the Plan, Plan Documents, and Confirmation Order. For the avoidance of doubt, nothing contained in the Plan, Plan Documents, or Confirmation Order shall divest any court, commission, or tribunal of jurisdiction over any matters related to the Government Settlement Agreements, or confer on the Bankruptcy Court jurisdiction over any matter related to the Government Settlement Agreements. Notwithstanding anything to the contrary in this paragraph, the provisions of this paragraph are subject to the provisions of Section 5.5 of the Plan regarding acceleration or increase of the monetary obligations under the Government Settlement Agreements. The governmental units that are parties to the Government Settlement Agreements have not at this time sought to accelerate or increase payments under those agreements as a result of the filing of these Chapter 11 Cases or the consummation of the transactions contemplated by the Plan and the Plan Documents. The Debtors and certain of the governmental units that are parties to the Government Settlement Agreements are in 67 discussions regarding the intentions of those parties regarding acceleration of the Debtors’ payment obligations under the Government Settlement Agreements. The Debtors and these parties to the Government Settlement Agreements anticipate reaching resolution on this issue before the Plan is confirmed. 6.15. Exculpation and Limitation of Liability. To the extent permissible under section 1125(e) of the Bankruptcy Code, on the Effective Date, for good and valuable consideration, to the maximum extent permissible under applicable law, including the New York Rules of Professional Conduct, none of the Released Parties shall have or incur any liability to any holder of any Claim or Interest or any other Person for any act or omission in connection with, or arising out of the negotiation, implementation and execution of the Plan, the Chapter 11 Cases, the RSA, the Plan Funding Agreement, the Disclosure Statement, the DIP Financing Agreement, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all activities leading to the promulgation and confirmation of the Plan except for gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court. For purposes of the foregoing, it is expressly understood that any act or omission effected with the approval of the Bankruptcy Court conclusively will be deemed not to constitute gross negligence, or willful misconduct unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation, and in all respects, the applicable Persons shall be entitled to rely on the written advice of counsel with respect to their duties and responsibilities under, or in connection with, the Chapter 11 Cases, the Plan, and the administration thereof. Notwithstanding anything to the contrary herein, nothing in the Plan shall limit the liability of attorneys to their respective clients pursuant to Rule 1.8(h) of the New York Rules of Professional Conduct. 6.16. Injunction Related to Releases and Exculpation. The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in or encompassed by Sections 12.6 and 12.7 of the Plan. Each of the Reorganized Debtors, as applicable, is expressly authorized hereby to seek to enforce such injunction. 6.17. Retention of Causes of Action/Reservation of Rights. Subject to Sections 12.6, 12.7 and 12.8 of the Plan and except as expressly set forth in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. Subject to Sections 12.6, 12.7 and 12.8 of the Plan and except as 68 expressly set forth in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and/or equitable rights respecting any Claim left unimpaired, as set forth in Articles IV and V of the Plan, may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced. 6.18. Indemnification Obligations. Notwithstanding anything to the contrary contained in the Plan, including Section 10.1 of the Plan, subject to the occurrence of the Effective Date, the existing obligations of the Debtors to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors, officers or employees as of the Petition Date who were directors, officers or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, solely in their capacity as such, at any time after the Petition Date (whether or not also an officer, director or employee of Novelion), against any Causes of Action, remain unaffected thereby after the Effective Date and are not discharged. On and after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect on the Petition Date, and all directors and officers of the Debtors, regardless of whether such person was a director or officer of the Debtors as of the Petition Date shall be entitled to the full benefits of any such policy (to the extent such director or officer is entitled to any benefits thereunder) for the full term of such policy, but solely to the extent, and as provided in, each such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date. For the avoidance of doubt, all obligations of the Debtors to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of former directors, officers or employees who were not directors, officers or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries at any time after the Petition Date, against any Causes of Action, are classified as Other General Unsecured Claims and shall be discharged on the Effective Date. ARTICLE VII. CONFIRMATION OF THE PLAN OF REORGANIZATION 7.1. Confirmation Hearing. Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after appropriate notice, to hold a hearing on confirmation of a chapter 11 plan. The Bankruptcy Court will hold the Confirmation Hearing with respect to the Plan on [September 5], 2019 at [ ] [ ].m. (prevailing Eastern time). The hearing may be adjourned or continued from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing (or an appropriate filing with the Bankruptcy Court) or any subsequent adjourned or continued Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a chapter 11 plan of reorganization. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of 69 the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Clerk of the Bankruptcy Court electronically using the Bankruptcy Court’s Case Management/Electronic Case File (“CM/ECF”) System at https://ecf.nysb.uscourts.gov (a CM/ECF password will be required),28 and by mailing a hard copy of such objection to the chambers of the Honorable Martin Glenn, United States Bankruptcy Judge for the Southern District of New York, United States Bankruptcy Court, 1 Bowling Green, New York, New York 10004, together with proof of service, and served upon: (i) Aegerion Pharmaceuticals, Inc., 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142 (Attn: John R. Castellano); (ii) counsel to the Debtors, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (Attn: Paul V. Shalhoub, Esq. and Andrew S. Mordkoff, Esq.); (iii) counsel to those certain lenders under the Debtors’ debtor-in-possession financing facility, the Debtors’ prepetition secured bridge loan credit agreement and the Debtors’ 2% unsecured convertible notes, Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611 (Attn: Richard A. Levy, Esq.) and King & Spalding LLP, 444 West Lake Street, Suite 1650, Chicago, IL 60606 (Attn: Matthew L. Warren, Esq.); (iv) proposed counsel to the Official Committee of Unsecured Creditors appointed in these cases, Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036 (Attn: Kenneth H. Eckstein, Esq. and Rachael Ringer, Esq.); (v) counsel to the U.S. Trustee for Region 2, 201 Varick Street, Suite 1006, New York, NY 10014 (Attn: Benjamin J. Higgins, Esq. and Brian S. Masumoto, Esq.); (vi) counsel to Novelion Therapeutics Inc., Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 (Attn: Gregory Fox, Esq. and Jacqueline Mercier, Esq.); and (vii) counsel to Amryt Pharma Plc, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166 (Attn: Matthew J. Williams, Esq. and Jason Zachary Goldstein, Esq.). UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT. Prior to the Disclosure Statement Hearing, two former officers of the Debtors filed pleadings with the Bankruptcy Court reserving their rights to object to the Plan at the Confirmation Hearing and/or raising premature Plan objections. Specifically, Craig Fraser, the former chief operating officer of Aegerion, filed a reservation of rights with respect to the Disclosure Statement and Plan [Docket No. 157], which did not identify how or why the Disclosure Statement failed to contain adequate information. In addition, Marc Beer, the former chief executive officer of Aegerion, filed an objection [Docket No. 160] (the “Beer Objection”) identifying certain alleged infirmities in the Disclosure Statement (most of which, in the Debtors’ view, are disguised confirmation objections). With respect to Mr. Beer’s objection that the Disclosure Statement does not include estimated recoveries for holders of Class 6B Other General Unsecured Claims (see Beer Objection at ¶ 13), Section 2.2 of the Disclosure Statement now sets forth that the estimated recoveries for holders of Allowed Other General Unsecured Claims is approximately 80.7%. 28 A CM/ECF password may be obtained via the Bankruptcy Court’s CM/ECF website at https://ecf.nysb.uscourts.gov. 70

The Debtors believe the balance of the Beer Objection (that the Disclosure Statement lacks adequate information regarding the Debtors’ basis for (i) separately classifying Ongoing Trade Claims from Other General Unsecured Claims (see Beer Objection at ¶ 11), (ii) discharging prepetition indemnification obligations owed to former directors and officers (see Beer Objection at ¶ 12), and (iii) separately treating Claims held by current and former directors and officers (see Beer Objection at ¶ 12)) raises potential objections to confirmation of the Plan that the Debtors believe are more appropriately addressed by the Bankruptcy Court in connection with confirmation of the Plan. Plan confirmation issues only give rise to valid disclosure statement objections if the relevant plan is inherently flawed and clearly facially unconfirmable; that is, solicitation would be a “clearly fruitless venture.” In re Valrico Square Ltd. P’ship, 113 B.R. 794, 796 (Bankr. S.D. Fla. 1990); see also In re 266 Washington Assocs., 141 B.R. 275, 288 (Bankr. E.D.N.Y. 1992) (disclosure statement not approved where plan has patent legal defects and is not confirmable). This is not the case here, as recognized by Mr. Beer himself. See Beer Objection at ¶ 3 (noting that the intent of his objection is “not to argue that this Plan is ‘patently unconfirmable’ or that the DS Approval Motion must be denied outright”) and at ¶ 11 (“Mr. Beer appreciates that an objection to the separate classification of Class 6A Ongoing Trade Claims and Class 6B Other General Unsecured Claims is properly presented at the Confirmation Hearing…”). Although the Debtors believe the objections raised by Mr. Beer are issues more appropriately addressed at Plan confirmation, the following contains additional disclosure regarding the potential Plan confirmation objections raised in the Beer Objection. First, Mr. Beer suggests that the Debtors impermissibly classified or unfairly discriminated against Class 6B Other General Unsecured Claims vis-à-vis Class 6A Ongoing Trade Claims. As an initial matter, courts have repeatedly stated that “[a] debtor in bankruptcy has considerable discretion to classify claims and interests in a chapter 11 reorganization plan.” In re Wabash Valley Power Ass’n, 72 F.3d 1305, 1321 (7th Cir. 1996); accord Aetna Cas. & Sur. Co. v. Clerk, U.S. Bankr. Ct. (In re Chateaugay Corp.), 89 F.3d 942, 949-50 (2d Cir. 1996). In addition, courts have confirmed plans that separately classified and treated trade creditors and other general unsecured creditors where, as is the case here, trade creditors are vital to the debtors’ ongoing, post-emergence business. See, e.g., In re Nuverra Environmental Solutions, Inc., 2017 WL 3326453 (D. Del. Aug. 3, 2017) (in confirming plan that separately classified trade creditors from holders of unsecured notes, court rejected classification and unfair discrimination objections on the basis that trade creditors were critical to the success of the reorganized debtors); In re Journal Register Co., 407 B.R. 520, 532 at n.6 (Bankr. S.D.N.Y. 2009) (noting in dicta that any alleged unfair discrimination under the plan was reasonable in light of the substantial evidence submitted as to why trade creditors (whose good will was essential to postconfirmration success of the debtors’ business) were favored over other unsecured creditors). Here, the Debtors and their foreign non-Debtor subsidiaries rely on third parties to carry out critical aspects of their business, including commercialization, manufacturing, supply chain, clinical development, distribution, drug safety reporting and compliance, REMS and risk management programs, compliance, and other key areas. The importance of the Debtors’ ongoing trade creditors, coupled with the limited size of trade claims, justifies the Debtors’ decision to pay in full in Cash their trade creditors that will continue to provide goods and services to the Debtors after their emergence from these Chapter 11 Cases. 71

Second, Mr. Beer objects to the Debtors’ decision to discharge their prepetition obligations to indemnify and advance legal costs to former directors and officers. Given the financial burden imposed by such obligations, coupled with the alleged improprieties of some of the Debtors’ former directors and officers, the Debtors elected to reject such commitments going forward. See Plan at § 12.10. Mr. Beer complains that the Debtors did not include in the Disclosure Statement a basis for discharging the Debtors’ indemnification obligations. The Debtors believe the proposed discharge is a customary provision in chapter 11 plans and is permitted under section 1141(d)(1)(A) of the Bankruptcy Code (which provides that except as otherwise provided in the plan or confirmation order, confirmation of a plan “discharges the debtor from any debt that arose before the date of such confirmation”). The Debtors’ business judgment in this regard is only reinforced (and not diminished, as Mr. Beer suggests) by their decision to assume indemnification obligations with respect to current directors and officers. See Plan at § 12.10. Unlike their former directors and officers, the Debtors’ current directors and officers are important members of the Debtors’ ongoing business and have been (and continue to be) instrumental to the success of the Debtors’ plan negotiation process. The Debtors reserve all rights to respond to any objections to confirmation of the Plan raised by Mr. Fraser and Mr. Beer, including on the foregoing grounds and on any other grounds available under the Bankruptcy Code, applicable case law or otherwise. Mr. Beer disputes that the Indemnity Agreement (as defined in the Beer Objection) or the Debtors’ obligations under the Debtors’ bylaws can be rejected or that the obligations thereunder can be discharged. 7.2. Confirmation. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. (a) Confirmation Requirements. Confirmation of a chapter 11 plan under section 1129(a) of the Bankruptcy Code requires, among other things, that: i. the plan complies with the applicable provisions of the Bankruptcy Code; ii. the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code; iii. the plan has been proposed in good faith and not by any means forbidden by law; iv. any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable; v. the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting 72 trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider; vi. with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code; vii. subject to the “cramdown” provisions of section 1129(b) of the Bankruptcy Code, each class of claims or interests has either accepted the plan or is not impaired under the plan; viii. except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date (except that holders of priority tax claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims and that holders of priority tax claims may receive on account of such claims deferred cash payments, over a period not exceeding 5 years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims); ix. if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and x. confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan. The Debtors believe that: i. the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code; ii. the Debtors, as the proponents of the Plan, have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and iii. the Plan has been proposed in good faith. Set forth below is a summary of certain relevant statutory confirmation requirements. 73

(i) Acceptance. Claims in Classes 3, 4 and 6B are impaired under the Plan and are entitled to vote to accept or reject the Plan. Claims in Classes 1, 2, 5 and 6A are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Claims and Interests in Classes 7 and 8 are impaired and not receiving any property under the Plan, and thus are deemed to have rejected the Plan. Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan, any exhibit, or schedule thereto or any Plan Document, with the consent of the Required Parties, in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. The Debtors believe that the Plan satisfies the “cramdown” requirements of section 1129(b) of the Bankruptcy Code with respect to Claims and Interests in Classes 7 and 8 because (a) no holders of a Claim in a senior Class will receive more than a 100% recovery on account of its Claim, and (b) no holder of a Claim or Interest in a junior Class with a lower priority will receive any recovery under the Plan. The Debtors also will seek confirmation of the Plan over the objection of any individual holders of Claims who are members of an accepting Class. There can be no assurance, however, that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code. (ii) Unfair Discrimination and Fair and Equitable Test. To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable” for, respectively, secured creditors, unsecured creditors and holders of equity interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the “absolute priority” rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan. A chapter 11 plan does not “discriminate unfairly” with respect to a non-accepting class if the value of the cash and/or securities to be distributed to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the non-accepting class. The Debtors believe the Plan will not discriminate unfairly against any non-accepting Class. (iii) Feasibility; Financial Projections. The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors, unless such liquidation or reorganization is proposed in the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed the ability of the Plan Investor and the Reorganized Debtors to meet their obligations under the Plan and retain sufficient liquidity and capital resources to conduct their business. Under the 74 terms of the Plan, the Allowed Claims potentially being paid in whole or in part in Cash are the DIP Claims, Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, U.S. Trustee Fees, Allowed Priority Non-Tax Claims, Allowed Other Secured Claims, and Allowed Ongoing Trade Claims. The Debtors expect sufficient liquidity from Cash on hand, the Rights Offering and post-Effective Date operations to fund these Cash payments as and when they become due. In connection with developing the Plan, the Debtors have prepared detailed financial projections (the “Financial Projections”), attached as Exhibit 3 hereto, which detail, among other things, the financial feasibility of the Plan. The Financial Projections indicate, on a pro forma basis, that the projected level of Cash flow is sufficient to satisfy all of the Reorganized Debtors’ future debt and debt related interest cost, research and development, capital expenditure and other obligations during this period. Accordingly, the Debtors believe that confirmation of the Plan is not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. THE FINANCIAL PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN. WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, WERE REASONABLE WHEN PREPARED IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS. THE PROJECTIONS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER ARTICLE XI. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FINANCIAL PROJECTIONS. The Debtors prepared the Financial Projections based upon certain assumptions that they believe to be reasonable under the circumstances. The Financial Projections have not been examined or compiled by independent accountants. Moreover, such information is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Debtors make no representation as to the accuracy of the Financial Projections or their ability to achieve the projected results. Many of the assumptions on which the Financial Projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved may vary from the projected results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in connection with their evaluation of the Plan. (b)Best Interests Test. The “best interests” test requires that the Bankruptcy Court find either: 75 that all members of each impaired class have accepted the plan; or • • that each holder of an allowed claim or interest in each impaired class of claims or interests will receive or retain under the plan on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. To determine what the holders of Claims and Interests in each impaired Class would receive if the Debtors were liquidated under chapter 7 on the Effective Date, the Bankruptcy Court must determine the dollar amount that would have been generated from the liquidation of the Debtors’ assets and properties in a liquidation under chapter 7 of the Bankruptcy Code. The Cash that would be available for satisfaction of Claims and Interests would consist of the proceeds from the disposition of the assets and properties of the Debtors, augmented by the Cash held by the Debtors. Such Cash amount would be: (i) first, reduced by the amount of the Allowed DIP Claims and the secured portion of the Allowed Other Secured Claims, Allowed Bridge Loan Claims, and Allowed Novelion Intercompany Loan Claims; (ii) second, reduced by the costs and expenses of liquidation under chapter 7 (including the fees payable to a chapter 7 trustee and the fees payable to professionals that such trustee might engage) and such additional administrative claims that might result from the termination of the Debtors’ business; and (iii) third, reduced by the amount of the Allowed Administrative Expense Claims, U.S. Trustee Fees, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims. Any remaining net Cash would be allocated to creditors and stakeholders in strict order of priority pursuant to section 726 of the Bankruptcy Code. Additional claims would arise by reason of the breach or rejection of obligations under unexpired leases and executory contracts. To determine if the Plan is in the best interests of each impaired Class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ assets and properties, after subtracting the amounts discussed above, must be compared with the value of the property offered to each such Class of Claims under the Plan. After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would have received pursuant to the liquidation of the Debtors under chapter 7. Moreover, the Debtors believe that the value of distributions to each Class of Allowed Claims in a chapter 7 case would be materially less than the value of distributions under the Plan and any distribution in a chapter 7 case would not occur for a substantial period of time. It is likely that a liquidation of the Debtors’ assets could take more than a year to complete, and distribution of the proceeds of the liquidation could be delayed for up to six months after the completion of such liquidation to resolve claims and prepare for distributions. In the likely event 76 litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged. The Debtors, with the assistance of their advisors, have prepared a liquidation analysis that summarizes the Debtors’ best estimate of recoveries by creditors and equity interest holders in the event of liquidation as of September 30, 2019 (the “Liquidation Analysis”), a copy of which is attached hereto as Exhibit 2. The Liquidation Analysis provides: (a) a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates, and (b) the expected recoveries of the Debtors’ creditors and equity interest holders under the Plan. The Liquidation Analysis contains a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management and their advisors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management and their advisors. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management and their advisors. Accordingly, the values reflected might not be realized. The chapter 7 liquidation period is assumed to last 7 to 11 months following the appointment of a chapter 7 trustee, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations as going concerns or as individual assets, the collection of receivables and the finalization of tax affairs. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Plan. 7.3. Standards Applicable to Releases. Article XII of the Plan provides for releases for certain claims against non-Debtors in consideration of services provided to the Debtors and the contributions made by the Released Parties to the Debtors’ chapter 11 cases. The Released Parties are: (a) the Debtors, their respective non-Debtor subsidiaries, and the Reorganized Debtors; (b) Novelion; (c) the DIP Administrative Agent and the DIP Lenders; (d) the Bridge Loan Administrative Agent; (e) the Convertible Notes Trustee; (f) the Bridge Loan Lenders; (g) the Consenting Lenders; (h) the members of the Ad Hoc Group; (i) the Plan Investor; (j) the Committee and each of its current and former members solely in their capacity as members of the Committee; (k) each of such parties’ respective predecessors, successors, assigns, subsidiaries, owners, affiliates, managed accounts, funds or funds under common management; and (l) each of the foregoing parties’ (described in clauses (a)-(k)) respective current and former officers, directors, managers, managing members, employees, members, principals, shareholders, agents, advisory board members, management companies, fund advisors, partners, attorneys, financial advisors or other professionals or representatives, together with their successors and assigns, in each case solely in their capacity as such; provided, however, that former directors, officers and employees of the Debtors shall not be deemed Released Parties; provided further that such attorneys and professional advisors shall only include those that provided services related to the Chapter 11 Cases and the transactions contemplated by the Plan (and do not include the attorneys and law 77 firms retained by the Debtors in the ordinary course of business during these Chapter 11 Cases); provided, further, that no Person shall be a Released Party if it objects to the releases provided for in Article XII of the Plan. As set forth in the Plan, the releases are given by: (a) the Debtors, their respective non-Debtor subsidiaries, and the Reorganized Debtors; (b) Novelion; (c) the DIP Administrative Agent and the DIP Lenders; (d) the Bridge Loan Administrative Agent; (e) the Convertible Notes Trustee; (f) the Bridge Loan Lenders; (g) the Consenting Lenders; (h) the members of the Ad Hoc Group; (i) the Plan Investor; (j) the Committee and each of its members solely in their capacity as members of the Committee; (k) each of such parties’ respective predecessors, successors, assigns, subsidiaries, owners, affiliates, managed accounts, funds or funds under common management; (l) each of the foregoing parties’ (described in clauses (a)-(k)) respective current and former officers, directors, managers, managing members, employees, members, principals, shareholders, agents, advisory board members, management companies, fund advisors, partners, attorneys, financial advisors or other professionals or representatives, together with their successors and assigns, in each case solely in their capacity as such; (m) holders of Claims who vote to accept the Plan; (n) holders of Claims who vote to reject the Plan but who vote to “opt in” to the Third Party Release; and (o) all holders of Claims and Interests not described in clauses (a)-(n) who elect to opt-in to the Third Party Release; provided, however, that notwithstanding anything to the contrary in the Plan, the scope of the “Releasing Parties” shall be subject to the limitations set forth in Section 12.06(b) of the Plan. The Debtors believe that the releases set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtors’ restructuring proceedings, and each of the Released Parties has provided — and will continue to provide — value to the Debtors and aided in the reorganization process, including, with respect to certain Released Parties, by entry into the RSA and the Plan Funding Agreement, which facilitated the Debtors’ ability to propose and pursue confirmation of the Plan. The Debtors believe that each of the Released Parties has played an integral role during the prepetition period leading up to the Debtors’ bankruptcy filing, and will continue to do so in these chapter 11 cases and has expended significant time and resources analyzing and negotiating the issues presented by the Debtors’ prepetition capital structure. The Debtors intend to establish at the Confirmation Hearing that each of the non-Debtor Released Parties contributed significantly to the Debtors’ reorganization process and satisfied the standard applied in this district with respect to Debtor releases and third-party releases. Further, the Debtors are not aware of any cognizable claims of any material value against the Released Parties that the Debtors or their estates would be releasing in connection with Section 12.6(a) of the Plan. 7.4. Classification of Claims and Interests. The Debtors believe that the Plan complies with the classification requirements of the Bankruptcy Code, which require that a chapter 11 plan place each claim and interest into a class with other claims or interests that are “substantially similar.” 78

7.5. Consummation. The Plan will be consummated on the Effective Date. The Effective Date will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 11.1 of the Plan, have been satisfied or waived pursuant to the Plan. The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code. 7.6. Exemption from Certain Transfer Taxes. To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, the sale by the Debtors of any owned property pursuant to section 363(b) of the Bankruptcy Code, and any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. 7.7. Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which any applicable Debtor had obligated itself to provide such benefits. Nothing in the Plan shall: (a) restrict the Debtors’ or the applicable Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (b) be construed as an admission that any such retiree benefits are owed by the Debtors. 7.8. Dissolution of the Committee. The Committee shall be automatically dissolved on the Effective Date and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, provided that the Committee and its professionals shall have the right to file, prosecute, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Section 3.3 of the Plan. 7.9. Termination of Professionals. On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Committee shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional Persons shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to 79 applications for allowance and payment of such Fee Claims, and the Reorganized Debtors shall be responsible for the reasonable and documented fees, costs and expenses associated with the prosecution of such Fee Claims. Nothing in the Plan shall preclude any Reorganized Debtor from engaging a former Professional Person on and after the Effective Date in the same capacity as such Professional Person was engaged prior to the Effective Date. 7.10. Amendments. The Plan may be amended, modified, or supplemented by the Debtors, subject to the parties’ rights under the RSA and the Plan Funding Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not adversely affect the Plan Investor or the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors may make appropriate technical adjustments, remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Documents and/or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan, and any holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented. The Debtors may make technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, however, that, such technical adjustments and modifications are immaterial or do not adversely affect the Plan Investor or the treatment of holders of Claims or Interests under the Plan. 7.11. Revocation or Withdrawal of the Plan. Subject to the parties’ rights under the RSA and the Plan Funding Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Debtors revoke or withdraw the Plan, in accordance with the preceding sentence, prior to the Effective Date as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount of any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, provided, however, that the Plan Investor, or any of its designees, shall retain its rights and to the extent provided under the Transaction Documents; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person. 7.12. Post-Confirmation Jurisdiction of the Bankruptcy Court. Pursuant to sections 105 and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to the Chapter 11 Cases for, among other things, the following purposes: 80

(a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom; (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date; (c) To hear and resolve any disputes arising from or relating to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004, or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing; (d) To ensure that Plan Distributions to holders of Allowed Claims are accomplished as provided in the Plan; (e) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim; (f) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated; (g) To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court; (h) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof; (i) To hear and determine all Fee Claims; (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing; (k) To take any action and issue such orders, including any such action or orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release or injunction provisions set forth in the Plan, or to maintain the integrity of the Plan following consummation; (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order; (m) To hear and determine all disputes involving the existence, nature or scope of the discharge, releases and injunction provisions contained in the Plan; 81

(n) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (o) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; (p) To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose; (q) To recover all assets of the Debtors and property of the Estates, wherever located; and (r) To enter a final decree closing each of the Chapter 11 Cases. ARTICLE VIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN If the Plan is not consummated, the Debtors’ capital structure will remain over-leveraged and the Debtors will be unable to satisfy in full their debt obligations. Accordingly, if the Plan is not confirmed and consummated, the alternatives include the following: 8.1. Liquidation Under Chapter 7 of the Bankruptcy Code. The Debtors could be liquidated under chapter 7 of the Bankruptcy Code. A discussion of the effect a chapter 7 liquidation would have on the recoveries of the holders of Claims is set forth in Article VII of this Disclosure Statement. The Debtors believe that liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Plan, which is demonstrated by the Liquidation Analysis set forth in Article VII and attached as Exhibit 2 to this Disclosure Statement. 8.2. Alternative Plan(s) of Reorganization. The Debtors believe that failure to confirm the Plan will lead inevitably to expensive and protracted Chapter 11 Cases, whereas the Plan will enable the Debtors to emerge from chapter 11 successfully and expeditiously, preserving their business and allowing creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation may be preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to holders of Claims and Interests than the Plan because the Plan provides for a greater return to holders of Claims and Interests. 82

Moreover, the prolonged continuation of the Chapter 11 Cases is likely to adversely affect the Debtors’ business and operations. So long as these Chapter 11 Cases continue, senior management of the Debtors will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on business operations. Prolonged continuation of the Chapter 11 Cases will also make it more difficult to attract and retain management and other key personnel necessary to the success and growth of the Debtors’ business. In addition, the longer these cases continue, the more likely it is that the Debtors’ customers, suppliers, distributors, and agents will lose confidence in the Debtors’ ability to reorganize their business successfully and will seek to establish alternative commercial relationships. Furthermore, so long as the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with reorganizing. The Debtors believe that not only does the Plan fairly adjust the rights of various Classes of Claims, but also that the Plan provides superior recoveries over any alternative capable of rational consideration (such as a chapter 7 liquidation), thereby enabling stakeholders to maximize their returns. Rejection of the Plan in favor of some alternative method of reconciling the Claims and Interests will require, at the very least, an extensive and time-consuming process (including the possibility of protracted and costly litigation) and will not result in a better recovery for any Class of Claims or Interests. THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES. THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN. 8.3. Dismissal of the Chapter 11 Cases. Dismissal of the Chapter 11 Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante. Upon dismissal of the Chapter 11 Cases, the Debtors would lose the protection of the Bankruptcy Code, thereby requiring, at the very least, an extensive and time consuming process of negotiations with their creditors, possibly resulting in costly and protracted litigation in various jurisdictions. Moreover, holders of the Debtors’ secured claims may be permitted to foreclose upon the assets that are subject to their Liens, which is likely all of the Debtors’ assets, including all of their Cash. Dismissal may also permit certain unpaid unsecured creditors to obtain and enforce judgments against the Debtors. The Debtors believe that these actions would seriously undermine their ability to obtain financing and could lead ultimately to the liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Therefore, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to the Plan. 83

ARTICLE IX. SUMMARY OF VOTING PROCEDURES This Disclosure Statement, including all exhibits hereto and the related materials included herewith, once approved by the Bankruptcy Court, will be furnished to the holders of Claims in Classes 3, 4 and 6B, which are the only Claims entitled to vote on the Plan. All votes to accept or reject the Plan must be cast by using the Ballot(s) enclosed with this Disclosure Statement (or, with respect to the beneficial holders of Convertible Notes Claims (on account of their Class 6B Other General Unsecured Claims) provided to such holders by their respective Intermediaries). No other votes will be counted. Consistent with the provisions of Bankruptcy Rule 3018, [July 11, 2019 at 5:00 p.m.] (prevailing Eastern time) has been established as the Voting Record Date. Ballots must be RECEIVED by the Voting Agent no later than the Voting Deadline, 4:00 p.m. (prevailing Eastern time) on [August 15, 2019], unless the Debtors, at any time, in their sole discretion, extend such date by oral or written notice to the Voting Agent, in which event the period during which Ballots will be accepted will terminate at 4:00 p.m. (prevailing Eastern time) on such extended date. See Section 1.4 “Voting; Holders of Claims Entitled to Vote” above for additional disclosures regarding voting, including voting by an Intermediary. Ballots previously delivered may be withdrawn or revoked at any time prior to the Voting Deadline by the claimant who completed the original Ballot (or such claimant’s nominee). A Ballot may be revoked or withdrawn either by submitting a superseding Ballot or by providing written notice to the Voting Agent. To be effective, notice of revocation or withdrawal must: (a) be received on or before the Voting Deadline by the Voting Agent at its address specified in Section 1.4 above; (b) specify the name of the holder of the Claim whose vote on the Plan is being withdrawn or revoked; (c) contain the description of the Claim as to which a vote on the Plan is withdrawn or revoked; and (d) be signed by the holder of the Claim in the same manner as such holder signed the original Ballot. The foregoing procedures should also be followed with respect to a person entitled to vote on the Plan who wishes to change (rather than revoke or withdraw) its vote. ARTICLE X. DESCRIPTION AND HISTORY OF CHAPTER 11 CASES 10.1. General Case Background. On May 20, 2019 (the “Petition Date”), each of the Debtors filed a voluntary petition with the Bankruptcy Court for relief under chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases have been jointly administered for procedural purposes only. The Honorable Martin Glenn is presiding over the Chapter 11 Cases. The Debtors are continuing to operate their businesses and manage their properties as debtors and debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Given the consensual nature of the Proposed Restructuring Transaction and the significant amount of negotiations that took place 84 prior to commencing these chapter 11 cases, the Debtors are seeking to emerge from chapter 11 as quickly as possible. The following is a brief description of certain significant events that have occurred in the initial stages of the Chapter 11 Cases. 10.2. Procedural Motions. To ensure efficiency and streamline the chapter 11 process, on the Petition Date the Debtors filed a motion seeking the joint administration of their two Chapter 11 Cases for procedural purposes only [Docket No. 3]. On May 24, 2019, the Bankruptcy Court entered an order approving the motion and authorizing the joint administration of these Chapter 11 Cases, for procedural purposes only under Case No. 19-11632 [Docket No. 40]. To ease the administrative burden of these cases on the Debtors’ estates, on the Petition Date the Debtors filed a motion for entry of an order: (a) waiving the requirement for each Debtor to file a list of creditors; (b) authorizing the Debtors to file a consolidated list of creditors holding the thirty (30) largest unsecured claims; and (c) authorizing the Debtors to establish procedures for notifying creditors of the commencement of these cases. On May 24, 2019, the Bankruptcy Court entered an order approving this motion [Docket No. 45]. On the Petition Date, the Debtors also filed a motion seeking entry of an order that confirms the application of four key protections provided by the Bankruptcy Code: (a) the automatic stay provisions of section 362; (b) the ipso facto provisions of section 365; (c) the anti-discrimination provisions of section 525; and (d) the provisions regarding property of the estate in section 541. The global nature of the Debtors’ business and their dealings with non-U.S. creditors, who may be unfamiliar with the protections afforded chapter 11 debtors under sections 362, 365, 525 and 541 of the Bankruptcy Code, require that an order implementing these protections be entered by this Court. On May 24, 2019, the Bankruptcy Court entered an order approving this motion [Docket No. 39]. To promote the efficient and orderly administration of these cases, the Bankruptcy Court also entered an order approving the Debtors’ motion: (a) establishing certain notice, case management, and administrative procedures and omnibus hearing dates, and (b) granting related relief [Docket No. 82]. 10.3. Retention of Professionals. To assist them in carrying out their duties as debtors in possession, and to otherwise represent their interests in the Chapter 11 Cases, the Debtors filed applications with the Bankruptcy Court seeking to retain Willkie Farr & Gallagher LLP as restructuring counsel [Docket No. 64], Moelis & Company LLC as investment banker and financial advisor [Docket No. 66], AP Services, LLC as Chief Restructuring Officer [Docket No. 56], Prime Clerk as administrative advisor [Docket No. 67], and KPMG LLP as accounting and financial reporting advisor and tax consultant [Docket No. 83]. The Bankruptcy Court entered orders approving the retention applications for Willkie Farr & Gallagher LLP [Docket No. 142], AP Services, LLC [Docket No. 139], Prime Clerk [Docket No. 141] and KPMG LLP [Docket No. 140] on June 27, 2019 and Moelis [Docket No. [ ]] on [July 11, 2019]. 85

In addition, on the Petition Date, the Debtors filed with the Bankruptcy Court an application seeking entry of an order, pursuant to 28 U.S.C. § 156(c), authorizing the Debtors to retain Prime Clerk as the Debtors’ claims and noticing agent [Docket No. 4], which was approved by the Bankruptcy Court on May 24, 2019 [Docket No. 41]. Additionally, on June 3, 2019, the Debtors filed with the Bankruptcy Court a motion seeking authority, pursuant to section 327(e) of the Bankruptcy Code, to employ certain additional professionals, utilized in the ordinary course, to assist the Debtors in their day-to-day business operations [Docket No. 67]. On June 27, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. 144]. 10.4. Employment Obligations. The Debtors believe that they have a valuable asset in their workforce, and that the efforts of the Debtors’ employees and independent contractors are critical to a successful reorganization. On the Petition Date, the Debtors filed with the Bankruptcy Court a motion for an order authorizing the Debtors to pay certain prepetition employee wage and benefit obligations [Docket No. 9] (the “Employee Wage Motion”). In the Employee Wage Motion, the Debtors requested to, among other things, satisfy certain of their prepetition obligations to their current employees and independent contractors, reimburse employees and independent contractors for prepetition travel and other business expenses that were incurred on behalf of the Debtors, pay prepetition payroll-related taxes and withholdings associated with the Debtors’ employee wage claims and the employee benefit obligations, and other similar tax obligations, continue honoring sales commissions for employees, and to continue any employee benefit programs in place as of the Petition Date (including satisfying any prepetition obligations associated with such programs). The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 48] and June 27, 2019 [Docket No. 147] approving the motion on an interim and final basis, respectively. On May 30, 2019, the Debtors filed a motion seeking Bankruptcy Court approval of the Debtors’ proposed key employee retention plan and proposed key employee incentive plan [Docket No. 59]. [On July 11, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. []]. 10.5. Continuing Supplier and Customer Relations. The Debtors believe that maintaining good relationships with their vendors, suppliers and customers is necessary to the continuity of the Debtors’ business operations during the Chapter 11 Cases. Accordingly, on the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to pay, in the ordinary course of business, prepetition claims of certain critical vendors (both domestic and foreign) of goods and services, including certain claims of suppliers of goods entitled to priority pursuant to section 503(b)(9) of the Bankruptcy Code [Docket No. 10]. The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 42] and June 27, 2019 [Docket No. 146] approving the motion on an interim and final basis, respectively. 86

In addition, on the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to continue certain prepetition customer programs, including, but not limited to, rebate programs, discounts and chargebacks, and to satisfy, in the ordinary course of business, certain prepetition claims arising from such programs [Docket No. 12]. The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 44] and June 27, 2019 [Docket No. 148] approving the motion on an interim and final basis, respectively. On the Petition Date, the Debtors filed with the Bankruptcy Court a motion requesting authority to pay, in their discretion, any prepetition claims held by the Debtors’ common carriers, warehouse providers, and freight forwarders [Docket No. 11]. The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 43] and June 27, 2019 [Docket No. 145] approving the motion on an interim and final basis, respectively. 10.6. Cash Management System. The Debtors believe it would be disruptive to their operations if they were forced to change significantly their cash management system upon the commencement of the Chapter 11 Cases. Accordingly, on the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing the Debtors to maintain their current cash management system as well as to authorize certain intercompany transactions, including those with the Debtors’ foreign non-Debtor subsidiaries [Docket No. 13]. The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 46] and June 27, 2019 [Docket No. 149] approving the motion on an interim and final basis, respectively. 10.7. Tax Motion. On the Petition Date, the Debtors filed with the Bankruptcy Court a motion seeking entry of an order authorizing them to pay various prepetition sales and use, property and other taxes to various federal, state and local authorities, and certain licensing, permitting and regulatory fees to certain federal, state and local government agencies on a periodic basis, in each case, as and when such obligations become due [Docket No. 8]. The Bankruptcy Court entered an order on May 24, 2019 [Docket No. 49] and June 27, 2019 [Docket No. 138] approving the motion on an interim and final basis, respectively. 10.8.Utilities. On May 28, 2019, the Debtors filed with the Bankruptcy Court a motion for an order: (a) prohibiting utilities from altering or discontinuing services; (b) providing utility companies with adequate assurance of payment; and (c) establishing procedures for resolving requests for additional assurance of payment [Docket No. 53]. On June 20, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. 92]. 10.9. Schedules and Statements. On the Petition Date, the Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs [Docket No. 18] (the “Schedules”). The Schedules are available electronically free of charge at https://primeclerk.com/aegerion. 87

10.10.Bar Dates. On the Petition Date, the Debtors filed with the Bankruptcy Court a motion [Docket No. 7] seeking an order establishing the deadlines (each, a “Bar Date”) for filing proof of certain claims against the Debtors that arose on or prior to the Petition Date and approving the form and manner of notice of each Bar Date. On May 28, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. 51] setting the Bar Date as July 3, 2019 for general proofs of claim. The deadline for governmental units to file proofs of claim is set as November 16, 2019. 10.11. The DIP Facility. On the Petition Date, the Debtors filed a motion seeking entry of an order by the Bankruptcy Court authorizing the use of cash collateral on an interim basis and to schedule a final hearing to enter into that certain Debtor-in-Possession Credit Agreement, pursuant to which the lenders thereunder shall: (a) provide postpetition debtor in possession financing on a priming, secured basis to the Debtors in the amount of $20 million; and (b) provide “adequate protection” to prepetition secured lenders [Docket No. 14]. On May 24, 2019, the Bankruptcy Court entered an interim order granting approval of the use of cash collateral [Docket No. 47]. On June 27, 2019, the Bankruptcy Court entered an order approving the use of cash collateral on a final basis and approved the Debtors’ entry into the DIP facility [Docket No. 150]. 10.12.Motion to Approve Certain Bid Protections Contained in the Plan Funding Agreement. On the Petition Date, the Debtors filed a motion with the Bankruptcy Court seeking approval of certain bid protections for the Plan Investor. Specifically, the Debtors sought entry of an order: (a) approving and authorizing the Debtors to pay the Plan Investor: (i) a termination fee when and if payable pursuant to the terms of the Plan Funding Agreement, and (ii) all reasonable and documented fees and expenses incurred by the Plan Investor in connection with the negotiation, preparation and implementation of the Plan Funding Agreement and related documents; (b) approving the market check and related procedures pursuant to Section 6.9 of the Plan Funding Agreement; and (c) approving the termination rights pursuant to Sections 8.1(a), (b) and (c) of the Plan Funding Agreement and Section 2.1 of the RSA [Docket No. 17]. On June 27, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. 137] and pursuant to the terms of the Plan Funding Agreement, the Debtors are currently in the “Go-Shop Period” that lasts until August 21, 2019. In accordance with the PFA Order, the Committee intends to be actively involved in the Debtors’ efforts to solicit an alternative transaction during the “Go-Shop Period” to ensure a robust marketing process. The Committee was granted various consultation and information rights under the PFA Order, including the Debtors’ obligation to provide the Committee with: (i) access to all Company Alternative Proposals and related developments; (ii) access to non-public information granted to all Persons and Representatives in connection with Section 6.9 of the Plan Funding Agreement; and (iii) participation rights in discussions with any party that has made a proposal or been solicited. 10.13.Motion to Approve Payment of Certain Prepetition Government Settlement Claims. 88

On the Petition Date, the Debtors, with the support of the Plan Support Parties, filed a motion seeking Bankruptcy Court relief to allow them to continue making all ongoing payments under the Government Settlement Agreements that arise during these chapter 11 cases in the ordinary course of business [Docket No. 15]. On June 27, 2019, the Bankruptcy Court entered an order approving the motion [Docket No. 152]. 10.14.Motion to Assume the Shared Services Agreements. On the Petition Date, the Debtors filed a motion seeking Bankruptcy Court approval to allow the Debtors to assume the Shared Services Agreements, as amended [Docket No. 16]. While the Debtors originally sought to assume the amended Shared Services Agreements on a final basis during the preliminary stages of the Chapter 11 Cases, pursuant to an agreement with the Committee [Docket No. 108] the Debtors agreed to seek interim authority to continue operating under the Shared Services Agreements during the pendency of the Chapter 11 Cases and to delay seeking authority to assume such agreements until the expiration of the Committee’s challenge period under the DIP Order. On June 27, 2019, the Bankruptcy Court entered an order approving the motion on an interim basis [Docket No. 151]. 10.15.Appointment of an Official Committee of Unsecured Creditors. The Committee was appointed by the United States Trustee pursuant to section 1102(a)(1) of the Bankruptcy Code on May 29, 2019 to represent the interests of the Debtors’ unsecured creditors [Docket No. 56]. The Committee consists of Bank of New York Mellon, as Convertible Notes Indenture Trustee, and Mosaic Solutions, as holder of a General Unsecured Claim against the Debtors. The 341 meeting of creditors took place on July 11, 2019. In accordance with the Committee’s fiduciary duties under section 1103 of the Bankruptcy Code and consistent with the rights granted to the Committee pursuant to the final order approving the Debtors’ postpetition debtor-in-possession financing facility [Docket No. 150] (the “Final DIP Order”), the Committee is in the process of conducting an investigation of the Debtors’ stipulations and releases in the Final DIP Order relating to (i) the Bridge Loan Lenders’ liens and claims in connection with or related to the Prepetition Bridge Loan Obligations (as defined in the Final DIP Order), or the actions or inactions of any of the Bridge Loan Lenders arising out of or related to the Prepetition Bridge Loan Obligations or the Prepetition Bridge Loan Documents (as defined in the Final DIP Order), and (ii) Novelion in connection with or related to the amounts outstanding under the Novelion Intercompany Loan (including both the “contested” and “uncontested” amounts referenced in the Final DIP Order), or the actions or inactions of Novelion arising out of or related to the Novelion Intercompany Loan Obligations (as defined in the Final DIP Order). The Committee’s deadline to challenge the Debtors’ stipulations set forth in the Final DIP Order, as it pertains to the Prepetition Secured Parties and their liens and claims against the Debtors, is August 27, 2019.29 In addition, the 29 If the RSA is terminated prior to August 27, 2019, the Committee’s Challenge Deadline (as defined herein) shall be automatically extended to October 11, 2019. If prior to the termination of the Committee’s Challenge Deadline, the Committee files a motion seeking standing to pursue any challenge which includes a copy of any proposed objection or adversary complaint containing a description of the claims and causes of action the Committee proposes to pursue, then the Committee’s Challenge Deadline shall be 89

Committee is also investigating any prepetition transactions consummated by the Debtors as well as the prepetition relationship between the Debtors and Novelion (including pursuant to the Shared Services Agreements and related amendments). As discussed in Article XI hereof, the outcome of the Committee’s investigation, and any successful challenge commenced by the Committee, could have a material impact on the Plan structure and recoveries for creditors under the Plan. ARTICLE XI. CERTAIN RISK FACTORS TO BE CONSIDERED 11.1. Certain Bankruptcy Considerations. (a) General. Although the Plan is designed to implement the restructuring transactions contemplated thereby and provide distributions to creditors in an expedient and efficient manner, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to confirmation of the Plan or a failure to satisfy the conditions to consummation of the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different chapter 11 plan that can be confirmed. Such a scenario could jeopardize the Debtors’ relationships with their key vendors and suppliers, customers and employees, which, in turn, would have an adverse effect on the Debtors’ operations. A material deterioration in the Debtors’ operations likely would diminish recoveries under any subsequent chapter 11 plan. Further, in such event, the Debtors may not have sufficient liquidity to operate in bankruptcy for such an extended period. automatically extended until the date that is five (5) business days after the Bankruptcy Court rules on such request. 90 Important Risks to Be Considered Holders of Claims should read and consider carefully the following risk factors and the other information in this Disclosure Statement, the Plan, the Plan Supplement and the other documents delivered or incorporated by reference in this Disclosure Statement and the Plan, before voting to accept or reject the Plan. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.

(b) Failure to Receive Requisite Acceptances. Claims in Classes 3, 4 and 6B are the only Claims that are entitled to vote to accept or reject the Plan. Although the Debtors believe they will receive the requisite acceptances, the Debtors cannot provide assurances that the requisite acceptances to confirm the Plan will be received for at least one of these Classes. If the requisite acceptances are not received for at least one of these Classes, the Debtors will not be able to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code because at least one impaired Class will not have voted in favor of the Plan as required by section 1129(a)(10) of the Bankruptcy Code. In such a circumstance, the Debtors may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and obtain acceptances of an alternative plan of reorganization for the Debtors, or otherwise, that may not have the support of the Plan Support Parties and/or may be required to liquidate these estates under chapter 7 or 11 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to, or as favorable to the Debtors’ creditors as, those proposed in the Plan. (c) The Committee’s Investigation Could Impact Its Position on the Plan. The outcome of the Committee’s investigation could impact its ultimate position on the Plan and the Proposed Restructuring Transaction, and any successful challenge by the Committee could have a material impact on creditors’ recoveries, treatment, and distributions under the Plan. Moreover, the Committee’s position on the Plan may not be formulated prior to the Voting Deadline, as the Committee’s Challenge Deadline is scheduled to expire on August 27, 2019 (the “Committee’s Challenge Deadline”), subject to extension under certain circumstances. (d) Failure to Secure Confirmation of the Plan. Even if the requisite acceptances are received, the Debtors cannot provide assurances that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity security holder of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or the Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. While the Debtors cannot provide assurances that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking 91 into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case. If the Plan is not confirmed, the Plan will need to be revised and it is unclear whether a restructuring of the Debtors could be implemented and what distribution holders of Claims ultimately would receive with respect to their Claims. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that holders of Claims would receive substantially less favorable treatment than they would receive under the Plan. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the Debtors’ creditors as those proposed in the Plan. (e) Failure to Consummate the Plan. Section 11.1 of the Plan contains various conditions to consummation of the Plan, including the Confirmation Order having become final and non-appealable, the Debtors having entered into the Plan Documents, in form and substance satisfactory to the Required Parties, and all conditions precedent to effectiveness of such agreements having been satisfied or waived in accordance with the terms thereof. As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the restructuring completed. If the Plan is not consummated and the restructuring completed, these Chapter 11 Cases will be prolonged and the Debtors may lack sufficient liquidity to effect a successful restructuring under chapter 11 of the Bankruptcy Code. Moreover, the Plan is predicated on, among other things, receipt of the Rights Offering Amount. Notwithstanding the Backstop Commitment Agreement, because the Rights Offering has not been completed, there can be no assurance that the Debtors will receive any or all of the Rights Offering Amount. In addition, under the RSA and the Backstop Commitment Agreement, the Plan Support Parties and the Backstop Parties, respectively, have the contractual right to terminate the RSA and the Backstop Commitment Agreement if, among other reasons, the deadlines set forth in such agreements or the various conditions precedent to the enforcement of the obligations of the parties thereto are not satisfied. If either the RSA or Backstop Commitment Agreement is terminated, the Debtors may not be able to consummate the Plan in its current form. Moreover, in consideration for their commitment to backstop the Rights Offering, the Backstop Parties will receive a backstop premium equal to 5% of the Rights Offering Amount, which is payable upon the Effective Date pursuant to the terms and conditions of the Backstop Commitment Agreement. (f) Objections to Treatment of Claims. Section 1129(b) of the Bankruptcy Code provides that a plan of reorganization must not discriminate unfairly with respect to each class of claims or interests. Holders of Claims or Interests or other parties in interest, including existing shareholders of Novelion, may 92 argue that the Plan discriminates unfairly with respect to their Claims or Interests. The Debtors believe that the treatment of each Class of Claims or Interests complies with the requirements set forth in the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will reach the same conclusion. (g) Objections to Classification of Claims. Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will reach the same conclusion. (h)The Debtors May Object to the Amount or Classification of Your Claim. The Debtors reserve the right to object to the amount or classification of any Claim. It is the Debtors’ position that the estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim or Interest is subject to an objection. Any such Claim holder may not receive its specified share of the estimated distributions described in this Disclosure Statement. (i) The Debtors May Adjourn Certain Deadlines. In certain circumstances, the Debtors may deem it appropriate to adjourn either or both of the Voting Deadline and/or the Confirmation Hearing. While the Debtors estimate that the Effective Date will occur on or around September 30, 2019, in accordance with the milestones set forth in the RSA, they cannot provide assurances that applicable dates related to the foregoing will not be extended and the Effective Date will not be delayed. (j) The DIP Facility May Not Become Available to the Debtors. On the Petition Date, the Debtors sought Bankruptcy Court approval of the DIP Credit Agreement to provide for funding during the pendency of the Chapter 11 Cases. If the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their financing. There is no assurance that the Debtors will be able to obtain additional financing from their existing lenders or otherwise. In addition, in the event of the occurrence of an event of default under the DIP Credit Agreement, the DIP Lenders may seek, among other things, to exercise remedies with respect to the collateral securing the DIP facility, and to take certain other actions against the Debtors. In each of these cases, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be materially impaired. (k) Whitefort Dispute. On June 20, 2019, Whitefort Capital Master Fund, LP (“Whitefort”), which is a shareholder of Novelion, filed a petition against Novelion in the Supreme Court of British Columbia, seeking entry of an order, among other things: (a) declaring that Novelion breached Canadian corporate law when it entered into the RSA; (b) requiring Novelion to hold a special 93 meeting for shareholders to vote to determine whether Novelion should enter into the RSA; and (c) providing that, unless and until Novelion shareholders vote to enter into the RSA, Novelion shall be enjoined from consummating the transactions contemplated thereunder and that Novelion be required to vote its claim in the Chapter 11 Cases against the Plan. The Debtors, Novelion, the Plan Investor and the lenders party to the RSA do not believe that Whitefort’s action is likely to be successful and believe that the Plan is confirmable as proposed. On June 24, 2019, Novelion filed a form 8-K with the SEC where it vigorously disputed the claims made in the Whitefort action. Specifically, Novelion stated the following: “Novelion believes that the Whitefort Action lacks any merit and that, contrary to Whitefort’s allegations, Novelion’s entry into the RSA providing for the treatment of the Intercompany Loan and Novelion’s support of the Plan of Reorganization comply fully with applicable law and no approval of the Novelion shareholders is required in connection therewith. Novelion intends to vigorously defend against the Whitefort Action.” Novelion Therapeutics Inc., Current Report (Form 8-K), at p. 2 (June 24, 2019). On July 3, 2019, Novelion filed its response to Whitefort’s complaint in the Canadian proceeding arguing, among other things, that: the act of entering into the RSA did not constitute a disposition of all or substantially all of Novelion’s assets for purposes of Canadian law; the Novelion Intercompany Loan does not constitute all or substantially all of Novelion’s assets; and Novelion’s directors acted honestly, diligently and in good faith when negotiating the Proposed Restructuring Transaction. On July 5, 2019, Whitefort filed its reply brief. A hearing on the Whitefort action was held on July 9, 2019. As of the date hereof, no decision has been rendered. The Debtors reserve all rights with respect to Whitefort — both in these chapter 11 cases and in the Canadian proceeding described above — including, but not limited to, pursuing the Proposed Restructuring Transaction without the support of Novelion. Specifically, in the event that Novelion, as a result of the proceeding commenced by Whitefort, breaches the RSA and either does not vote to accept the Plan or votes to reject the Plan, the Debtors reserve their rights to pursue all rights and remedies available to them, including: (a) seeking to recharacterize all or a portion of the Novelion Intercompany Loan Claim; (b) assigning the Debtors’ claims or causes of action against Novelion to a litigation trust or granting standing to the Committee to pursue such claims or causes of action; (c) amending the Plan to provide for an alternative treatment of the Novelion Intercompany Loan Claim, including treatment on account of any reduction in the allowed amount, or priority of, such claim; and/or (d) requesting confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the non-acceptance of the Plan by Novelion, and issuing on the Effective Date, in lieu of New Common Stock, replacement notes with a present value equal to the Allowed amount of the Novelion Intercompany Loan Claim. 11.2. Risks Relating to the Capital Structure of the Reorganized Debtors. (a) Variances from Financial Projections. The Financial Projections included as Exhibit 3 to this Disclosure Statement reflect numerous assumptions, which involve significant levels of judgment and estimation 94 concerning the anticipated future performance of the Reorganized Debtors, as well as assumptions with respect to the prevailing market, economic and competitive conditions, which are beyond the control of the Reorganized Debtors, and which may not materialize. Any significant differences in actual future results versus estimates used to prepare the Financial Projections, such as lower sales, lower volume, lower pricing, increases in production costs, technological changes, environmental or safety issues, workforce disruptions, competition or changes in the regulatory environment, could result in significant differences from the Financial Projections. The Debtors believe that the assumptions underlying the Financial Projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the Financial Projections may affect the Debtors’ and the Reorganized Debtors’ ability to initiate the endeavors and meet the financial benchmarks contemplated by the Plan. Therefore, the actual results achieved throughout the period covered by the Financial Projections necessarily will vary from the projected results, and these variations may be material and adverse. (b) Leverage. Although the Reorganized Debtors will have less indebtedness than the Debtors, the Reorganized Debtors will still have secured indebtedness. On the Effective Date, after giving effect to the transactions contemplated by the Plan, in addition to payment of Claims, if any, that require payment beyond the Effective Date and ordinary course debt, the Reorganized Debtors will, on a consolidated basis, have approximately $82 million in secured indebtedness. The degree to which the Reorganized Debtors will be leveraged could have important consequences because: • it could affect the Reorganized Debtors’ ability to satisfy their obligations under their secured indebtedness following the Effective Date; a portion of the Reorganized Debtors’ Cash flow from operations will be used for debt service and unavailable to support operations, or for working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes; • • the Reorganized Debtors’ ability to obtain additional debt financing or equity financing in the future may be limited; and • the Reorganized Debtors’ operational flexibility in planning for, or reacting to, changes in their businesses may be severely limited. 95

(c) Ability to Service Debt. Although the Reorganized Debtors will have less indebtedness than the Debtors, the Reorganized Debtors will still have interest expense and principal repayment obligations. The Reorganized Debtors’ ability to make payments on and to refinance their debt will depend on their future financial and operating performance and their ability to generate cash in the future. This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond the control of the Reorganized Debtors. Although the Debtors believe the Plan is feasible, there can be no assurance that the Reorganized Debtors will be able to generate sufficient cash flow from operations or that sufficient future borrowings will be available to pay off the Reorganized Debtors’ debt obligations. The Reorganized Debtors may need to refinance all or a portion of their debt on or before maturity; however, there can be no assurance that the Reorganized Debtors will be able to refinance any of their debt on commercially reasonable terms or at all. (d) The Implied Valuation of New Common Stock Is Not Intended to Represent the Trading Value of the New Common Stock.30 The value of the New Common Stock to be distributed under the Plan, as implied from the Plan Funding Agreement, is not intended to represent the trading values of New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (1) prevailing interest rates; (2) conditions in the financial markets; (3) the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long term basis; and (4) other factors that generally influence the prices of securities, including whether the shares of New Common Stock will be listed on NASDAQ and if so, the timing of such listing. Actual market prices of the New Common Stock also may be affected by the Chapter 11 Cases or by other factors not possible to predict. Accordingly, the implied value stated herein and the Plan of the securities to be issued does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets. (e) Variance in Amount of Shares of New Common Stock Issued. The number of shares of New Common Stock to be issued under the Plan has not been fixed and could vary from the Debtors’ projections. (f) The Obligations of the Plan Investor Under the Plan Funding Agreement May Be Terminated in Certain Circumstances. Pursuant to the Plan Funding Agreement, the Plan Investor may terminate the Plan Funding Agreement in certain circumstances, including, among other conditions, (a) by 30 The implied equity value of the combined reorganized company is $370.7 million, as set forth in Schedule 1.92 of Exhibit 1 hereto. In addition, upon entering into the RSA, the parties agreed that for purposes of the Proposed Restructuring Transaction, a $395 million enterprise value would be ascribed to Aegerion and a $146 million enterprise value would be ascribed to Amryt. 96 mutual agreement with Aegerion, (b) if closing of the transaction has not occurred by 150 days after the filing of these chapter 11 cases, subject to extension as provided in the Plan Funding Agreement, (c) the Debtors enter into an Alternative Transaction Agreement (as defined in the Plan Funding Agreement), or (d) upon the termination of the RSA. To the extent the Plan Funding Agreement is terminated due to the consummation of a superior alternative transaction, the Plan Investor may be entitled to the Plan Investor Termination Fee and Plan Investor Expense Reimbursement Amount (as defined in, and subject to the terms of, the Plan Funding Agreement). 11.3. Risks Relating to Tax Consequences of the Plan. Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Factual Determinations. The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors currently do not intend to seek any ruling from the Internal Revenue Service (“IRS”) on the tax consequences of the Plan. Thus, there can be no assurance that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the tax treatment in the Plan, or that a court would not sustain such a challenge. 11.4. Risks Associated with the Debtors’ Businesses. THE FOLLOWING PROVIDES A SUMMARY OF CERTAIN OF THE RISKS ASSOCIATED WITH THE DEBTORS’ BUSINESSES. HOWEVER, THIS SECTION IS NOT INTENDED TO BE EXHAUSTIVE. (a) The Debtors’ Chapter 11 Cases May Negatively Impact the Company’s Future Operations. While the Debtors believe that they will be able to emerge from chapter 11 relatively expeditiously, there can be no assurance as to timing for approval of the Plan or the Debtors’ emergence from chapter 11. Additionally, notwithstanding the support of the Plan Support Parties, the Chapter 11 Cases may adversely affect (i) the Debtors’ ability to retain existing employees, contractors, third party vendors and suppliers, (ii) the perception of patients and prescribers of the Debtors and their products, and (iii) the Debtors’ ability to meet financial targets, maintain and enter into contracts that are critical to their operations, and also may result in unanticipated costs and expenses. (b) The Debtors Are Dependent Upon Two Products, Lomitapide and Metreleptin, to Generate All of Their Revenues and These Products May Not Be Successful and May Not Generate Sales at Anticipated Levels. The Debtors are entirely dependent upon their two products to generate all of their revenues. The Debtors’ ability to meet expectations with respect to sales of lomitapide and metreleptin, and to generate revenues from such sales, and attain and maintain positive cash flow from operations, in the time periods they anticipate, or at all, will depend on a number of factors, including, among others, (i) the ability to continue to maintain and grow market acceptance for 97 lomitapide and metreleptin among healthcare professionals and patients in the U.S. and other key markets in the treatment of their approved indications, (ii) the degree to which both physicians and patients determine that the safety and side effect profile of lomitapide and metreleptin are manageable, and that the side effect profile in the commercial setting is substantially consistent with that of the clinical setting, (iii) maintaining and securing regulatory approvals in key markets on a timely basis and with commercially feasible labels, and pricing and reimbursement approvals in key markets, where required, on a timely basis and at adequate levels of pricing and reimbursement, (iv) continuing to generate revenues in markets that allow for sales of pharmaceutical products in their markets without regulatory approval based on the approvals of such products in the U.S. or EU, and in which no promotion or commercialization activities are permitted, and (v) adequately investing in the sales, marketing, market access, medical affairs and other functions that are supportive of the Debtors’ commercialization efforts. In addition, the markets that the Debtors operate in are highly competitive, and this competition could harm their results of operations, cash flows and financial condition. The Debtors’ competitors include major international pharmaceutical companies as well as smaller regional specialty pharmaceutical and biotechnology companies. The Debtors may be forced to lower the selling price of their products based on their competitors’ pricing decisions or could lose patients to lower priced products, which would reduce revenues and could harm their results of operations. As noted herein, nearly all of the Debtors’ competitors are larger, have greater financial resources, have a lower cost structure, and/or have less debt than the Debtors do. As a result, those competitors may be better able to withstand a change in conditions within the Debtors’ industry and in the economy as a whole. If the Debtors do not compete successfully, their operating margins, financial condition and cash flows could be adversely affected. A very significant competitor to the Debtors’ lomitapide product is a class of drugs known as PCSK9 inhibitors, which treat the same indication that lomitapide is approved to treat and is much less expensive than lomitapide. Two products within this class are approved and commercialized in the U.S. and other key markets by very large, multinational pharmaceutical companies, and have had a very significant impact on sales of lomitapide and the Debtors expect this negative trend to continue. The Debtors also anticipate that they will continue to incur significant costs associated with commercializing lomitapide and metreleptin, and in connection with their ongoing clinical efforts and post-marketing commitments for these products. (c) Risks Related to the Size of the Debtors’ Potential Customer Base. The number of patients suffering from the diseases for which the Debtors’ products are approved is very small, and has not been established with precision. As a result, the Debtors’ assumptions and estimates regarding prevalence and the treatable population of patients for their products may be wrong. If the actual number of patients is smaller than estimated or if any approval outside the U.S., EU and the other countries where lomitapide is approved or outside the U.S. or EU for metreleptin, is based on a narrower definition of these patient populations, the Debtors’ revenues and the ability to achieve profitability and to attain and maintain cash-flow positive operations from their product businesses will be adversely affected, possibly materially. 98

(d) The Debtors Depend on Their Intellectual Property Rights and License Agreements. The Debtors’ success depends in part on the ability to protect their intellectual property rights, and the Debtors’ inability to enforce these rights could have a material adverse effect on competitive position. The Debtors rely on the patent, regulatory exclusivity, trademark, copyright, and trade-secret laws of the United States, the European Union, and the countries and regions where it does business to protect their intellectual property rights and products from competition. The Debtors may be unable to prevent third parties from using their intellectual property without proper authorization. The unauthorized use of their intellectual property could reduce any competitive advantage the Debtors have developed, reduce market share, or otherwise harm business. In the event of unauthorized use of the Debtors’ intellectual property, litigation to protect or enforce the Debtors’ rights could be costly, and the Debtors may not prevail. Aegerion has entered into a number of key license agreements that enable it and their non-Debtor subsidiaries to have rights to develop and commercialize their products. These agreements impose various diligence, payment, reporting and other obligations on Aegerion. If Aegerion fails to comply with such obligations or encounter disagreements with its licensors, it could lose license rights that are critically important to its business and this could have a material adverse effect on its business, financial condition and results of operations. In addition, any disputes with Aegerion’s licensors could be costly and expensive, and Aegerion may not prevail in such disputes. In addition, the Debtors’ commercial success with respect to their products depends significantly on their ability to obtain and maintain regulatory exclusivity for their products and to protect their existing patent positions. If the Debtors do not adequately protect their intellectual property, competitors, including companies that sell generics, may be able to erode or negate any competitive advantage the Debtors may have, which could harm their business and ability to achieve expected financial results. The Debtors’ ability to use the patents and patent applications licensed to them will also depend on their ability to comply with the terms of the applicable licenses and other agreements and to obtain requisite licenses. The laws of some foreign countries do not protect their proprietary rights to the same extent as the laws of the U.S., and the Debtors may encounter significant problems in protecting their proprietary rights in these countries. (e) The Loss of One or More of the Debtors’ Key Personnel Could Disrupt Operations and Adversely Affect Financial Results. The Debtors are highly dependent upon the availability and performance of their executive officers, other key employees and their employees generally given the recent cost reductions and employee attrition that followed. Accordingly, the loss of services of any of the Debtors’ executive officers or key employees, or of a critical mass of employees, which risks are further heightened by these Chapter 11 Cases and the resulting acquisition of Aegerion by Amryt, could materially adversely affect the Debtors’ business, financial condition and operating results. 99

(f) The Debtors Are Subject to Extensive Regulatory and Compliance Obligations Due to Being a Pharmaceutical Company with Commercial Products, and Seeking the Approval of Pharmaceutical Products, and Also Due to the Compliance Obligations that the Debtors Are Required to Comply with Under Their Settlements with the DOJ, SEC and Other Government Agencies. As a pharmaceutical company that develops and commercializes pharmaceutical products, the Debtors are subject to an extensive array of broad and complex laws and regulations applicable to their business. These include, without limitation, regulations and laws in the U.S. and outside the U.S. related to manufacturing, clinical, quality, drug safety, commercialization, payments to and interactions with healthcare professionals and healthcare organizations, anti-kickbacks, fraud and abuse, the requirement to report payments and other transfers of value to healthcare professionals and healthcare organizations, data protection and privacy, pricing, reimbursement, price reporting, anti-corruption and anti-bribery, and a myriad of other areas and levels of regulation, some of which are described below. The failure of the Debtors’, the Debtors’ subsidiaries, or their key vendors, contractors, distributors, licensors or other key third party vendors or service providers to comply with such laws and regulations could have a material adverse effect on the Debtors’ results of operations and financial condition, could result in product approvals being suspended, withdrawn, delayed or denied, could result in litigation and/or investigations which could be costly and be a significant distraction to executive management and other employees, and could result in damages or prosecution. In addition, as noted herein, the Debtors are subject to agreements and documents with extensive payment, remedial and compliance measures as a result of Aegerion’s global settlement of the investigations conducted by the DOJ and SEC, which could negatively impact their results of operations and financial condition. In addition, the failure to comply with any provisions of the settlement and settlement documents, including the financial, remedial and compliance measures, could result in the imposition of additional fines, penalties and obligations, and could subject Aegerion to prosecution and/or exclusion from federal healthcare programs in the U.S. (g) DOJ and SEC Settlements. As discussed in Section 3.4 above, the Debtors are subject to numerous government settlement agreements regarding Aegerion’s previous marketing and sale of JUXTAPID in the United States, including the Plea Agreement, DOJ Civil Settlement Agreement, FDA Consent Decree, CIA, SEC final judgment, and certain state settlement agreements. While all obligations under the Government Settlement Agreements will be honored in full, the Debtors rely on the cooperation of these government agencies in order to implement a successful restructuring process. (h) Legal Matters and Ongoing Investigations. The Debtors are party to routine litigation incidental to their businesses. It is not anticipated that any current or pending lawsuit, either individually or in the aggregate, is likely to have a material adverse effect on the Debtors’ financial condition. No assurance can be 100 provided, however, that the Debtors will be able to successfully defend or settle all pending or future purported claims, and the Debtors’ failure to do so may have a material adverse effect on the Reorganized Debtors. (i) The Debtors’ Sales, Marketing and Distribution Capabilities. The Debtors are marketing and selling JUXTAPID and MYALEPT directly in the U.S. using their own marketing and sales resources. The Debtors are also marketing and selling, or plan to market and sell, metreleptin directly, using their own marketing and sales resources, in certain key countries in the EU and in several other countries in which metreleptin may be approved or where lomitapide is, or may be, approved. The laws and regulations in the areas of sales and marketing of pharmaceutical products, and interacting with healthcare professionals and patients, are very complex and onerous, and require a robust compliance program. The failure of the Debtors to comply with these laws and regulations could have a material adverse effect on the Debtors’ business, financial condition and results of operations. For example, the failure to comply with certain of these laws and regulations led to the DOJ investigations and the resulting financial penalties and remedial and compliance measures. In the course of ordinary business, the Debtors also use, and plan to use, third parties to provide warehousing, shipping, third-party logistics, invoicing, collections and other distribution services on their behalf in the U.S. and in other countries throughout the world. The failure of the Debtors to establish, maintain and finance the capabilities to sell, market or distribute their products, either through their own capabilities or through arrangements with third parties and to effectively manage such third parties, could result in the Debtors not being able to successfully sell their products and could, as a result, have a material adverse effect on their financial condition and results of operations. In addition, to the extent the Debtors rely on third parties to distribute or commercialize their products, if marketing approval is obtained in the relevant country, they would receive less revenue than if they commercialized the product themselves. The Debtors would also have less control over the sales efforts of any third parties involved in their commercialization efforts, including, in some countries, pricing, which could also have a negative effect on the Debtors’ revenues in the specific market and other key markets if the price is lower than in other markets and becomes a reference price for other markets. Use of a third party can also make it more difficult to ensure that commercialization activities are conducted in a manner compliant with applicable laws. (j) Regulatory Approvals for the Debtors. The Debtors only have regulatory approval for commercial distribution and reimbursement of lomitapide in the U.S., EU and a small number of other countries. The Debtors are currently only permitted to commercialize metreleptin in the U.S. and certain countries in the EU. The Debtors may not receive the requisite regulatory approvals for commercialization and reimbursement of their products in other countries. The Debtors also rely on named patient sales of their products in markets where such sales are permitted under applicable laws based on approvals in other markets, but there is no assurance that named patient sales of lomitapide will continue at current levels, or at all, or that they will be able to achieve significant levels of named patient sales of metreleptin in any country, or at all. 101

There is no assurance that the Debtors or their licensees will be able to obtain marketing authorizations for either product in additional countries. To obtain such marketing approvals, the Debtors or their licensees must establish, and comply with, numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials, pricing, promotion and distribution of the respective product. Approval procedures vary among countries, and can involve additional product testing and additional administrative review periods. Marketing approval in one country does not ensure such approval in another. Regulatory authorities in countries where the Debtors seek approval for lomitapide or metreleptin may not be satisfied with the design, size, end-point or efficacy and safety results of the pivotal trial of the product, or the risk/benefit profile of the product, and may reject their applications for approval. (k) The Debtors Face Extensive Post-Marketing Regulatory Requirements, and May Still Face Future Development and Regulatory Difficulties. Even after marketing approval, a regulatory authority may still impose significant restrictions on a product’s indications, conditions for use, distribution or marketing or impose ongoing requirements for post-marketing surveillance, risk management programs, post-approval studies or clinical trials. The approvals of lomitapide and metreleptin in the U.S. and EU have extensive post-marketing commitments, including post-marketing commitments and studies, and risk management programs. For example, JUXTAPID and MYALEPT are available in the U.S. only through the JUXTAPID REMS program and MYALEPT REMS program, respectively, and the JUXTAPID REMS program is subject to the FDA Consent Decree described in Section 3.4 above. Through these programs, the Debtors must certify all healthcare providers who prescribe JUXTAPID and the pharmacies that dispense the medicine, and for the JUXTAPID REMS program, HoFH patients must attest as to their understanding of the program prior to going on therapy. The FDA also requires that the effectiveness of the REMS programs are assessed by the Debtors on a periodic basis. The FDA itself assesses on a periodic basis whether a REMS program is meeting its goals and whether the goals or elements of the plan should be modified. Regulatory authorities have significant post-marketing authority, including, for example, the authority to require labeling changes based on new safety information, and to require post-marketing studies or clinical trials to evaluate serious safety risks related to the use of a drug or biologic. In addition, as noted above, the Debtors are required to implement a variety of post-marketing registries and studies as part of the approvals of metreleptin and lomitapide in the U.S. and EU. The failure to complete and/or implement these registries and studies could result in the withdrawal of the applicable approval or alterations to the approval which would likely make commercialization of the products more limited. The Debtors expect that the regulatory authorities in certain other countries outside the U.S. and EU where their products are, or may be, approved may impose post-approval obligations, including patient registries and risk management programs, and requirements that may in some countries be more onerous than those imposed by the FDA and EMA. Depending on the nature of these post-marketing studies, the Debtors may be required to provide their products free of charge to participants in the studies in certain countries even if they 102 have pricing and reimbursement approval in such countries, which would negatively impact their level of revenues. The Debtors will also be subject to other ongoing regulatory requirements in each of the countries in which their products are approved governing the labeling, packaging, storage, advertising, distribution, promotion, recordkeeping and submission of safety and other post-marketing information, including adverse reactions, and any changes to the approved product, product labeling, or manufacturing process. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA, the EMA, the competent authorities of the EU Member States and other regulatory authorities for compliance with cGMP, and other regulations. The failure of the Debtors, or third parties who perform services on behalf of or for the Debtors, to comply with any of the legal or regulatory requirements set forth in this risk factor could have a material adverse effect on the Debtors’ results of operations and financial condition, could result in product approvals being suspended, withdrawn, delayed or denied, could result in litigation and/or investigations which could be costly and a significant distraction to executive management and other employees. (l) The Debtors Rely on Third Parties to Manufacture and Supply Their Products, Conduct Clinical and Other Studies, and Other Critical Aspects of Their Business. As stated herein, the Debtors and their foreign non-Debtor subsidiaries rely on third parties to carry out critical aspects of their business, including commercialization, manufacturing, supply chain, clinical development, distribution, drug safety reporting and compliance, REMS and risk management programs, compliance, and other key areas. The failure of these third parties to perform or comply with applicable laws, regulations or contract terms could result in the suspension, withdrawal, amendment, delay or denial of a regulatory approval, and/or civil or criminal monetary penalties, any of which could have a material adverse effect on the Debtors’ business, results of operations and financial condition. In particular, the Debtors and their non-Debtor subsidiaries depend entirely on sole source third party manufacturers to produce the drug/active substance for their products and also the drug product (e.g., final packaged form, vials, packaging, capsules, etc.). The failure of these third party contractors to perform under their agreements or any shortages in the materials necessary to delivery these services, even temporarily, could result in product shortages and have a material adverse effect on the Debtors’ business, operations and financial condition. In addition, if the Debtors, or their drug substance or drug product manufacturers or the manufacturing facilities for their drug substance or drug product, fail to comply with applicable regulatory requirements, a regulatory agency may suspend, withdraw or alter the conditions of their marketing approval, seek to impose civil or criminal penalties or monetary fines, or refuse pending approval applications submitted by the Debtors. Another key example of where the Debtors and their non-Debtor subsidiaries use contractors is in the area of clinical trials, registries and post-marketing requirements, all of which are critical aspects of the Debtors’ business. The failure of any of the third parties who perform these services on behalf of or for the Debtors or their non-Debtor subsidiaries could have a number of potential negative 103 consequences, including delays of clinical trials and the failure to meet critical post-marketing requirements, which could have a material adverse effect on the Debtors’ business, financial condition and results of operations. (m) Product and Clinical Development Are Long, Expensive and Uncertain Processes, and Require an Enormous Amount of Capital and Resources. Product development in the pharmaceutical industry is a long, expensive and uncertain process, and the Debtors do not have sufficient capital to pursue many of their key development programs. Failure or delays in the commencement of clinical trials would delay, prevent or limit the Debtors’ ability to generate revenues, could cause reputational harm and the loss of commercialization opportunities — any of which could have a material adverse effect on the Debtors’ business, financial condition and results of operations. (n) Potential product liability exposure of the Debtors. The use of any product in clinical trials and the sale of any product for which the Debtors have or obtain marketing approval expose them to the risk of product liability claims. Product liability claims might be brought against them by consumers, healthcare providers or others selling or otherwise coming into contact with their product and product candidates. If they cannot successfully defend themselves against product liability claims, they could incur substantial liabilities. 11.5. Risks Associated with the Plan Investor’s Businesses. The Plan Investor operates in the biopharmaceutical development sector and has a number of drug candidates in various stages of clinical development. In addition, the Plan Investor may continue to exploit other opportunities within the sector in order to expand its present development pipeline. Industry experience indicates that there may be a very high incidence of delay or inability to produce valuable scientific results in relation to the present development pipeline. In addition, the Plan Investor may not be successful in developing new products based on the scientific discoveries developed by it. The ability of the Plan Investor to develop new products relies on, among other things, the recruitment of sufficiently qualified research and development partners with expertise in the biopharmaceutical sector. The Plan Investor may not be able to develop its relationships and/or recruit research partners of a sufficient caliber to satisfy its growth rate and develop its future pipeline. Additionally, product development timelines are at risk of delay as the timing of regulatory approvals is uncertain and it is not always possible to predict the rate of patient recruitment into clinical trials. There is therefore a risk that product development could take longer than presently expected by the Plan Investor. Furthermore, there can be no guarantee that the Plan Investor will be able to, or that it will be commercially advantageous for the Plan Investor to, develop its intellectual property through entering into licensing deals with emerging, midsize and large pharmaceutical companies. In addition, while the Debtors believe that the Proposed Restructuring Transaction is in the best interests of the Debtors’ estates, there can be no certainty that the proposed combination of the Debtors and the Plan Investor will achieve the significant synergies and cost 104 savings that the parties expect. In addition, as a result of the proposed sale, the Plan Investor will need to retain and recruit key employees in order to maximize synergies and integrate the two companies’ infrastructures, failure of which could materially adversely affect the pro forma business, financial condition and operating results. While the Plan is predicated on, among other things, receipt of the Rights Offering Amount and the Plan Investor Equity Raise Amount, both of which are fully backstopped by the Backstop Parties, there can be no assurance that the Debtors will receive any or all of such amounts (in addition to proceeds from any additional equity raises conducted by the Plan Investor during the Chapter 11 Cases prior to the occurrence of the Effective Date). (a) Risks related to Clinical Trials for the Plan Investor’s products. To obtain the requisite regulatory approvals to market and sell any of its product candidates, the Plan Investor must demonstrate, through extensive preclinical studies and clinical trials, that its product candidates are safe and effective in humans. Clinical testing is expensive and can take many years to complete and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and regulatory authorities may require further studies at additional cost. Furthermore, regulatory authorities such as the FDA and European Medicines Agency may not agree on the same trial design for pivotal studies. The results of preclinical studies and earlier clinical trials may not be predictive of the results of later-stage clinical trials. For example, the results generated to date in pre-clinical studies or Phase I or Phase II clinical trials for the Plan Investor’s product candidates do not ensure that later clinical trials will demonstrate similar results. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. (b) Regulatory Risks of the Plan Investor. The Plan Investor’s future success is dependent upon its ability to develop successfully, obtain regulatory approval for and then successfully commercialize one or more of its product candidates. There can be no assurance that any of the Plan Investor’s development drug candidates will be successful in clinical trials or receive regulatory approval. Applications for any of the Plan Investor’s product candidates could fail to receive regulatory approval for many reasons. Any of the Plan Investor’s current or future product candidates could take a significantly longer time to gain regulatory approval than expected or may never gain regulatory approval. This could delay or eliminate any potential product revenue by delaying or eliminating the potential commercialization of the Plan Investor’s product candidates. The Plan Investor intends to seek regulatory approvals to commercialize its product candidates in Europe and the United States. To obtain regulatory approval in other countries, the Plan Investor must comply with numerous and varying regulatory requirements of such other jurisdictions, which may include (without limitation) safety, efficacy, chemistry, manufacturing and controls, clinical trials, commercial sales, pricing and distribution of its product candidates. Even if the Plan Investor is successful in obtaining approval in one jurisdiction, there can be no guarantee that it will obtain approval in other jurisdictions. Failure to obtain marketing authorizations for its product candidates will result in the Plan Investor being unable to market and sell such products. If the Plan Investor fails to obtain approval in any 105 jurisdiction, the geographical market for its product candidates could be limited. Similarly, regulatory agencies may not approve the labelling claims that are necessary or desirable for the successful commercialization of the Plan Investor’s product candidates. (c) AIM and Shareholder Approval. As set forth above, the issuance of the New Common Stock requires the approval of the U.K. Panel on Takeovers and Mergers. Further, the formation of New Amryt will be effected pursuant to a scheme of arrangement that requires the approval of both the (a) shareholders of the Plan Investor (with a voting threshold of 75% of those voting and a majority in number of those voting) and (b) courts of England and Wales. The scheme of arrangement will be undertaken pursuant to Part 26 of the Companies Act 2006 and will involve an application by the Plan Investor to the High Court of Justice in England and Wales to sanction the scheme of arrangement to allow New Amryt to become the holding company of the Plan Investor group, following which the rights and obligations of the Plan Investor under the Plan Funding Agreement will be assumed by New Amryt. In consideration for the cancellation of each Plan Investor shareholder’s interest in the Plan Investor, each Plan Investor shareholder will receive shares in New Amryt and certain contingent value rights. The New Common Stock is anticipated to be listed for trading on AIM and Euronext and will require the approval of AIM and Euronext for such admission and trading. Moreover, the issuance of the New Common Stock is subject to confirmation of the Plan. (d) Market Acceptance of the Plan Investor’s Products. Even if the EMA, FDA or any other comparable regulatory agency approves the marketing of any product candidates that the Plan Investor develops and/or in the case of existing marketed products, physicians, healthcare providers, patients or the medical community may not accept or use them. Efforts to educate the medical community and third party payers on the benefits of the Plan Investor’s product candidates may require significant resources and may not be successful. If any product candidate that the Plan Investor develops, in each case if approved, do not achieve an adequate level of acceptance, the Plan Investor may not generate significant product revenues or any profits from operations. In addition, the potential market opportunity for the product candidates that the Plan Investor may develop is difficult to estimate precisely, particularly given that the orphan drug markets which the Plan Investor is targeting are, by their nature, relatively small and unknown. The Plan Investor’s estimates of the potential market opportunity for each of these product candidates are predicated on several key assumptions, such as industry knowledge and publications, third party research reports and other surveys. If any of the assumptions proves to be inaccurate, then the actual market for Lojuxta, AP101 or the Plan Investor’s other product candidates from time to time, could be smaller than the Plan Investor estimates of the potential market opportunity. If that turns out to be the case, the Plan Investor’s product revenue may be limited and it may be unable to achieve or maintain profitability. For additional risks associated with the Plan Investor’s business, please reference the Amyrt Pharma Plc Annual Report at https://www.amrytpharma.com/wp-content/uploads/2018/06/Amyrt-Annual-Report-2017_FINAL_v22_single_lowres.pdf. 106

ARTICLE XII. RIGHTS OFFERING PROCEDURES31 12.1. Overview of Rights Offering. In connection with the transactions contemplated by the Plan, Eligible Holders of Claims in Classes 4 and 6B will have the opportunity to participate in the Rights Offering whereby such holders will have the right to purchase shares of New Common Stock at a 20% discount of the implied value of each share. The Plan contemplates an equity raise of $60 million — $42 million on account of the Rights Offering to be conducted in these Chapter 11 Cases and $18 million on account of a separate equity raise conducted by the Plan Investor (to be issued to existing shareholders of the Plan Investor) for shares of New Common Stock in the Plan Investor — all of which will be backstopped by the Backstop Parties. Although the Debtors will offer all Eligible Holders in Class 4 and 6B the opportunity to participate in the Rights Offering, the Debtors may be unable to obtain sufficient commitments from such holders to purchase the full amount of the Rights Offering Stock. To guard against this possibility, the Bridge Lenders have agreed, pursuant to the Backstop Commitment Agreement, to backstop the Rights Offering (as well as the Plan Investor Equity Raise) and to purchase any of the Rights Offering Stock that are not subscribed for by such Eligible Holders. In addition, each Eligible Holder will also have the right to elect to purchase additional shares of Rights Offering Stock that (a) are not timely, duly and validly subscribed and paid for by the Eligible Holders that timely vote to accept the Plan in accordance with the Rights Offering Procedures, and (b) also are not timely, duly and validly subscribed and paid for by Plan Investor Shareholders identified by the Plan Investor (provided that the Plan Investor shall only have the right to identify such Plan Investor Shareholders if the Plan Investor has fully sold the $18 million Plan Investor Equity Raise by the Subscription Expiration Deadline). The Rights Offering will expire on [August 15, 2019] at 4:00 p.m. (prevailing Eastern time) (the “Subscription Expiration Deadline”). The Debtors have designated Prime Clerk as the “Subscription Agent” for the Rights Offering. 31 Capitalized terms used in this Section not otherwise defined herein or in the Plan shall have the meanings given to them in the Rights Offering Procedures. In addition, this Section is only intended to provide a summary of the Rights Offering Procedures. To the extent of any inconsistency between this summary and the Rights Offering Procedures, the Rights Offering Procedures shall govern. A copy of the Rights Offering Procedures, and corresponding subscription form, are annexed hereto as Exhibit 4 107

12.2. The Rights Offering Procedures. The Rights Offering Procedures, and corresponding subscription form, set forth the specific requirements and procedures pursuant to which the Rights Offering will be conducted. Generally, the Rights Offering Procedures provide, among other things, that: 1. To facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Debtors will send a Subscription Form to each Eligible Holder, or its nominee, together with appropriate instructions for completion, execution and timely delivery of the Subscription Form and the payment of the purchase price for the Rights Offering Stock. 2. In order to validly exercise the Subscription Rights, on or prior to [August 15, 2019] at 4:00 p.m., or any earlier date provided by a holder’s Nominee, each Eligible Holder must: a. return a duly completed and executed “Beneficial Holder Subscription Form” to the Subscription Agent, or its Nominee; b. return the IRS Form W-9 or IRS Form W-8, as applicable, to the Subscription Agent, or its Nominee; and c. pay, or arrange for the payment of, the applicable Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 3 of the Beneficial Holder Subscription Form, on or before the Subscription Expiration Deadline. 3. Instructions for completing the Beneficial Holder Subscription Form are included in the Rights Offering Procedures. 4. Cash remitted to the Subscription Agent as the Purchase Price in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a segregated escrow account until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such funds for any other purpose prior to such Effective Date and may not encumber or permit such funds to be encumbered with any lien or similar encumbrance. Such funds held by the Subscription Agent shall not be deemed part of the Debtors’ bankruptcy estate or property of the Plan Investor. 5. If the Rights Offering is not consummated, any cash paid to the Subscription Agent will be returned, without interest, to the Eligible Holders as soon as reasonably practicable after the date on which the Rights Offering is terminated. 12.3. Backstop Commitment. As required pursuant to the terms of the RSA, the Plan Investor and the Backstop Parties intend to enter into the Backstop Commitment Agreement prior to the Disclosure Statement Hearing. Pursuant to the Backstop Commitment Agreement, a copy of which will be 108 filed with the Bankruptcy Court as part of the Plan Supplement, the Backstop Parties agreed to purchase any Unsubscribed Shares from the Rights Offering and the Plan Investor Equity Raise for a fee equal to $3 million — i.e., 5% of the $60 million raised under the Rights Offering and the Plan Investor Equity Raise. The Backstop Commitment Fee is earned immediately upon the Subscription Commencement Date and is payable by the Plan Investor on the Effective Date as set forth in, and subject to the terms and conditions of, the Backstop Commitment Agreement. ARTICLE XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN 13.1. Introduction. The following discussion summarizes certain U.S. federal income tax consequences expected to result from the consummation of the Plan. This discussion is only for general information purposes and only describes the expected federal income tax consequences to certain U.S. Holders and Non-U.S. Holders (each as defined below) entitled to vote on the Plan. It is not a complete analysis of all potential federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or federal estate or gift tax laws, and does not address the Medicare tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended (“IRC”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this Disclosure Statement. These authorities may change, possibly retroactively, resulting in federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS, and no legal opinion of counsel will be rendered, with respect to the matters discussed below. There can be no assurance that the IRS will not take a contrary position regarding the federal income tax consequences resulting from the consummation of the Plan or that any contrary position would not be sustained by a court. As used in this summary, a “U.S. Holder” means any beneficial owner of a Claim, New Common Stock or Interest (as the case may be) that is, for U.S. federal income tax purposes: (i) a U.S. citizen or a resident alien for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. This discussion assumes that U.S. Holders have held their Claims and will hold any property received for such Claims as “capital assets” within the meaning of IRC Section 1221 (generally, property held for investment). In addition, this discussion assumes that the Debtors’ obligations under the Claims will be treated as debt for federal income tax purposes. 109

This discussion does not address all federal income tax considerations that may be relevant to a particular holder in light of that holder’s particular circumstances or to holders subject to special rules under the federal income tax laws, such as financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, 10% U.S. Holders (as defined below), holders subject to the alternative minimum tax, holders required under IRC Section 451(b) to conform the timing of income accruals with respect to the notes to their financial statements, holders holding Claims as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, holders who have a functional currency other than the U.S. dollar and holders that acquired the Claims in connection with the performance of services. As used in this summary, a “Non-U.S. Holder” means a holder of a Claim, New Common Stock or Interest (as the case may be), other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. This summary does not address all aspects of U.S. federal income taxes that may be relevant to Non-U.S. Holders in light of their personal circumstances, and does not deal with federal taxes (other than the federal income tax) or with non-U.S., state, local or other tax considerations. Special rules, not discussed here, may apply to certain Non-U.S. Holders, including U.S. expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax. Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds a Claim, New Common Stock or Interest, then you should consult your own tax advisors. In addition, this discussion does not address the treatment of any fees to be paid pursuant to the Plan. New Warrants. The New Warrants and the New Common Stock have substantially identical economic rights and the New Warrants are exercisable into New Common Stock for nominal consideration. Accordingly, the New Warrants should be treated as New Common Stock for federal income tax purposes, this tax disclosure assumes such treatment and references to “New Common Stock” include the New Warrants. U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE CONSUMMATION OF THE PLAN AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER FEDERAL TAX LAWS. 13.2. Federal Income Tax Consequences to the Debtors. (a) Cancellation of Indebtedness and Reduction of Tax Attributes. 110

The Debtors generally should realize cancellation of indebtedness income (“COD Income”) to the extent the sum of (i) the fair market value of any property received by holders is less than (ii) the sum of (x) the adjusted issue price of any debt exchanged pursuant to the Plan, and (y) the amount of any unpaid accrued interest on such debt to the extent previously deducted by the Debtors. COD Income realized by a Debtor will be excluded from income if the discharge of debt occurs in a case brought under the Bankruptcy Code, the debtor is under the court’s jurisdiction in such case and the discharge is granted by the court or is pursuant to a chapter 11 plan approved by the court (the “Bankruptcy Exception”). Because the Bankruptcy Exception will apply to the transactions consummated pursuant to the Plan, the Debtors will not be required to recognize any COD Income realized as a result of the implementation of the Plan. A debtor that does not recognize COD Income under the Bankruptcy Exception generally must reduce certain tax attributes by the amount of the excluded COD Income. Attributes subject to reduction include net operating losses (“NOLs”), NOL carryforwards and certain other losses, credits and carryforwards, and the debtor’s tax basis in its assets (including stock of subsidiaries). NOLs for the taxable year of the discharge and NOL carryovers to such year generally are the first attributes subject to reduction. However, a debtor may elect under IRC Section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in its depreciable property first. If the debtor is a member of a consolidated group, the debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property. If a debtor makes a Section 108(b)(5) Election, the limitation on reducing the debtor’s basis in its assets below the amount of its remaining liabilities, discussed below, does not apply. The Debtors currently do not intend to make a Section 108(b)(5) Election and expect to have sufficient NOLs to absorb any necessary attribute reduction. The Debtors believe that, for federal income tax purposes, the Debtors’ consolidated group had substantial consolidated NOL and NOL carryforwards as of the Petition Date. Although the amount of the Debtors’ NOLs will not be determined until the Debtors prepare their consolidated federal income tax returns for 2018 and the portion of 2019 ending on the consummation of the Plan , the Debtors currently anticipate that, although it is expected that NOL carryforwards will remain after consummation of the plan, the value of the remaining NOL carryforwards will be significantly reduced after application of the attribute reduction rules and certain limitations under IRC Section 382 (described below). (b) Section 382 Limitation on NOLs. Under IRC Section 382, if a corporation or a consolidated group with NOLs (a “Loss Corporation”) undergoes an “ownership change,” the Loss Corporation’s use of its pre-change NOLs (and certain other tax attributes) generally will be subject to an annual limitation in the post-change period. In general, an “ownership change” occurs if the percentage of the value of the Loss Corporation’s stock owned by one or more direct or indirect “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of value owned by the five percent shareholders at any time during the applicable testing period (an “Ownership Change”). 111

An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50 percent of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If the requirements of the 382(l)(5) Exception are satisfied, a debtor’s pre-change NOLs (and certain other tax attributes) would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the debtor during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock pursuant to the reorganization. If the 382(l)(5) Exception applies and the Debtors undergo another “ownership change” within two years after the Effective Date, then the Debtors’ pre-change NOLs (and certain other tax attributes) thereafter would be effectively eliminated in their entirety. The Debtors currently expect that the 382(l)(5) Exception will not be available. Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), another exception will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (a) the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or (b) the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that, under it, a debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and a debtor corporation may undergo a change of ownership within two years without automatically triggering the elimination of its pre-change NOLs (and certain other tax attributes). The resulting limitation would be determined under the regular rules for ownership changes. The Debtors expect the consummation of the Plan will result in an Ownership Change of the Debtors’ consolidated group. As a result of such Ownership Change and certain previous potential Ownership Changes, it is expected that the application of IRC Section 382 will significantly reduce the value of any remaining NOL carryforwards. In addition, the Debtors do not expect to have a material net unrealized built-in loss on the Effective Date. If the Debtors have a net unrealized built-in-loss, it could limit the Debtors’ ability to utilize certain deductions after the Ownership Change. 13.3. Federal Income Tax Consequences to the Plan Investor. (a) Potential Application of IRC 7874. A corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation for U.S. federal income tax purposes. The Plan Investor is a U.K. entity and would generally be classified as a foreign corporation (and, therefore, not a U.S. tax resident) under these rules. Even so, the IRS may assert that the Plan Investor should be treated 112 as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to IRC Section 7874. Under IRC Section 7874, if the former stockholders of the Debtors hold 80% or more of the vote or value of the shares of the Plan Investor by reason of holding the Debtors’ common stock (the percentage (by vote and value) of the Plan Investor’s common shares considered to be held (for purposes of IRC Section 7874) by former stockholders of the Debtors immediately after consummation of the Plan by reason of holding common stock of the Debtors, the “Section 7874 Percentage”), and the Plan Investor's expanded affiliated group after consummation of the Plan does not have substantial business activities in the U.K. relative to its worldwide business activities, the Plan Investor would be treated as a U.S. corporation for U.S. federal income tax purposes. Under Treasury Regulations, each creditor of a Debtor will be treated as a shareholder of the Debtor and any claim of the creditor against the Debtor will be treated as stock of the Debtor for purposes of determining the Section 7874 Percentage. If the Section 7874 Percentage were determined to be at least 60% (but less than 80%), IRC Section 7874 would cause the Plan Investor to be treated as a “surrogate foreign corporation” if the Plan Investor does not have substantial business activities in the U.K. relative to its worldwide business activities. If the Plan Investor were to be treated as a surrogate foreign corporation, several limitations could apply to the Debtors including, but not limited to, (i) the prohibition of the Debtors’ use of NOLs, foreign tax credits, or other tax attributes to offset the income or gain recognized by reason of the transfer of property to a foreign related person during the 10-year period following the consummation of the Plan or any income received or accrued during such period by reason of a license of any property by the Debtors to a foreign related person and (ii) the application of IRC Section 4985 and rules related thereto to impose an excise tax on the value of certain stock compensation of the Debtors held directly or indirectly by certain “disqualified individuals” (including officers and directors of the Debtors) at a rate equal to 15%, but only if gain is otherwise recognized by the Debtors’ shareholders as a result of the consummation of the Plan. Under current law, the Debtors expect that the Plan Investor will be treated as a surrogate foreign corporation for U.S. federal income taxes but do not expect the Plan Investor to be treated as a U.S. corporation for U.S. federal income tax purposes. However, determining the Section 7874 Percentage is complex, subject to factual and legal uncertainties and there can be no assurance that the IRS will agree with the Debtors’ position with respect to the Section 7874 Percentage. Holders are urged to consult their own tax advisors regarding the potential application of IRC Section 7874 and its potential tax consequences. 13.4. Federal Income Tax Consequences to Holders of Certain Claims. (a) Exchange of Certain Claims for New Common Stock. If the exchange of certain Claims for New Common Stock is treated as an exchange separate from the exchange of certain claims for New Convertible Notes (discussed below), the receipt of New Common Stock by a U.S. Holder in exchange for its Claims generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the fair market value on the Effective Date of the New Common Stock received in exchange for its Claims and (ii) the 113

U.S. Holder’s adjusted tax basis in its Claims. A U.S. Holder’s adjusted tax basis in its Claims generally will equal (a) such U.S. Holder’s cost for its Claims, (b) increased by any market discount (as discussed below) previously included in gross income by the U.S. Holder with respect to its Claims and (c) decreased (but not below zero) by any bond premium previously amortized by the U.S. Holder with respect to its Claims. Except with respect to accrued interest and to the extent that gain is recharacterized as ordinary income pursuant to the market discount rules discussed below, such gain or loss generally will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for its Claims exceeds one year at the time of the exchange. Long-term capital gains recognized by non-corporate U.S. Holders (including individuals) are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If, instead, the exchange of certain Claims for New Common Stock is treated as a part of a single exchange of Claims for New Common Stock and New Convertible Notes, and such exchange is treated as part of a recapitalization transaction, see the discussion below under Federal Income Tax Consequences to U.S. Holders – Exchange of Certain Claims for New Convertible Notes (b) Exchange of Certain Claims for New Convertible Notes. The U.S. federal income tax consequences of the Plan may, to the extent certain Claims are exchanged for New Convertible Notes depend in part upon: (i) whether such Claim is based on an obligation that constitutes a “security” for U.S. federal income tax purposes, and (ii) whether all or a portion of the consideration received for such Claim is an obligation that constitutes a “security” for U.S. federal income tax purposes. The term “security” is not defined in the IRC or in the Treasury Regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended or not. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted-average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted-average maturity at issuance of ten (10) years or more constitute securities. In addition, a right to acquire stock and, presumably, a right to acquire a “security” generally can also be treated as a “security.” The New Convertible Notes will have a maturity of five and a half (5.5) years and the Convertible Notes, as related to the Convertible Notes Claim, have a maturity of five (5) years. Accordingly, the New Convertible Notes and the Convertible Notes may each constitute a “security.” However, the Roll Up Loan, as related to the Roll Up Loan Claim, has a maturity of less than one (1) year and thus may not be treated as a “security.” In the event that the New Convertible Notes and the obligations underlying a U.S. Holder’s Claim each constitute a “security” for U.S. federal income tax purposes, the U.S. Holder’s receipt of the New Convertible Notes should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, each such U.S. Holder generally will not recognize any loss upon the exchange of its Claim, but will recognize gain (computed as described in the next section), if any, to the extent of the fair market value of any consideration received (including Shares of New Common Stock and Subscription Rights (subject to the discussion below) to the extent such shares and rights, as applicable, are treated as received with such 114 securities pursuant to a single exchange) other than the securities as described in the preceding paragraph. Thus, a U.S. Holder that has a gain would recognize such gain to the extent of the fair market value of the New Common Stock and Subscription Rights (subject to the discussion below) received. A U.S. Holder will also have interest income to the extent of any consideration allocable to accrued but unpaid interest not previously included in income, as described below under “Federal Income Tax Consequences to U.S. Holders – Other Considerations.” In a recapitalization exchange, a U.S. Holder’s tax basis in the New Convertible Notes should equal such U.S. holder’s adjusted tax basis in its Convertible Notes Claim, increased by any gain or interest income recognized in the exchange, and decreased by the fair market value of the taxable consideration received. In general, the U.S. Holder’s holding period for such portion of the New Convertible Notes would include the U.S. Holder’s holding period for its Convertible Notes Claim, except to the extent that such New Convertible Notes were issued in respect of a Claim for accrued but unpaid interest. Holders receiving New Convertible Notes are urged to consult their own tax advisors regarding the appropriate status for U.S. federal income tax purposes of their Claims and the potential tax consequences thereof. (c) Exchange of New Money Bridge Loan Claims for New Term Loan Facility Obligations. The U.S. federal income tax consequences of the exchange of New Money Bridge Loan Claims for New Term Loan Facility Obligations may in part be determined by whether each item exchanged constitutes a “security” for U.S. federal income tax purposes, as discussed above under “Federal Income Tax Consequences to U.S. Holders – Exchange of Convertible Note Claims for New Convertible Notes.” The New Money Bridge Loan, as related to the New Money Bridge Loan Claim, has a maturity of less than one (1) year. It is therefore expected that the New Money Bridge Loan will not constitute a “security” and the exchange of New Money Bridge Loan Claims for New Term Loan Facility Obligations will not be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, such exchange generally will be a taxable transaction for U.S. federal income tax purposes., the results of which, subject to the discussion on “– Contingent Payment Debt Instruments” and “– Original Issue Discount” below, are described in further detail above under “Federal Income Tax Consequences to U.S. Holders – Exchange of Certain Claims for New Common Stock.” (d) Satisfaction of Claims for Cash. A U.S Holder of a Claim which is satisfied for cash in connection with the Plan generally will recognize gain or loss equal to the difference between (i) the amount of cash received by the U.S. Holder in satisfaction of the Claim (excluding any cash received that is attributable to accrued and unpaid interest) and (ii) the U.S. Holder’s adjusted tax basis in the Claim. Subject to the market discount rules discussed below, any gain or loss recognized on the satisfaction of a Claim for cash in connection with the Plan generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the exchange, the U.S. Holder’s holding period is more than one year. The deductibility of capital losses is subject to limitations. 115

(e) Rights Offering. Although it is not free from doubt, the Subscription Rights and their subsequent exercise may be characterized as the exercise of options to acquire New Common Stock for U.S. federal income tax purposes. The discussion herein assumes that the Subscription Rights are respected as options to acquire New Common Stock. It is uncertain whether a Subscription Right will be considered to have value upon receipt by a U.S. Holder. If the IRS attributed value to such Subscription Right, a U.S. Holder may have a taxable event upon receipt of such Subscription Right, and would recognize gain or loss to the extent described in “Federal Income Tax Consequences to U.S. Holders – Exchange of Certain Claims for New Common Stock” and “Federal Income Tax Consequences to U.S. Holders – Exchange of Certain Claims for New Convertible Notes,” as applicable. U.S Holders receiving Subscriptions Rights should consult their tax advisors regarding potential taxation relating to the receipt of Subscription Rights. A U.S. Holder of Subscription Rights generally would not recognize any gain or loss upon the exercise of such Subscription Rights. A U.S. Holder’s aggregate tax basis in the New Common Stock received upon exercise of a Subscription Right should be equal to the sum of (i) the amount paid upon exercise of the Subscription Rights and (ii) the holder’s tax basis in the Subscription Rights. A U.S. Holder’s holding period in the New Common Stock received upon exercise of a Subscription Right generally should commence the day following the exercise of the right. It is uncertain whether a U.S. Holder that receives but does not exercise a Subscription Right should be treated as receiving anything of additional value in respect of its Claim. If the U.S. Holder is treated as having received a Subscription Right of value (despite its subsequent lapse), such that it obtains a tax basis in the right, the U.S. Holder generally would recognize a loss to the extent of the U.S. Holder’s tax basis in the Subscription Right. In general, such loss would be a capital loss, long-term or short-term, depending upon whether the requisite holding period was satisfied (which in the case of a recapitalization exchange, even if the right goes unexercised, should include the holding period of the First Lien Debt Secured Claim exchanged therefor). (f) Certain Consequences of Ownership of New Common Stock The following is a discussion of certain U.S. federal income tax consequences that may be relevant with respect to the ownership and disposition of New Common Stock. This discussion addresses only the U.S. federal income tax considerations of holders that will receive New Common Stock under the Plan and that will hold such New Common Stock as a capital asset. This discussion assumes that the Plan Investor will be treated as a foreign corporation for all U.S. federal income tax purposes. Distributions on New Common Stock. Subject to the discussion of PFIC and CFC rules discussed below, any distributions made by the Plan Investor with respect to the New Common Stock will generally constitute taxable dividends to U.S. Holders to the extent of the Plan Investor’s current or accumulated earnings and profits, as determined under U.S. federal 116 income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its New Common Stock, and thereafter as capital gain. Dividends may be eligible for a reduced rate of U.S. income tax for individual U.S. Holders, although such treatment is not free from doubt. Because the Plan Investor is not a U.S. corporation, holders that are corporations and are not 10% U.S. Holders will generally not be entitled to claim a dividends-received deduction with respect to distributions they receive from the Plan Investor. Distributions taxable as dividends generally will be treated as foreign source “passive category income” for United States foreign tax credit purposes. Sale or Exchange of New Common Stock. Subject to the discussion of PFIC and CFC rules discussed below, gain or loss recognized on a sale, exchange, or other taxable disposition of New Common Stock will generally equal the difference, if any, between the amount realized and the holder’s adjusted tax basis in the New Common Stock at the time of such sale, exchange, or other taxable disposition. Assuming such New Common Stock is held as a capital asset, any such gain or loss will be long-term capital gain or loss if the holding period for the New Common Stock exchanged is more than one year at that time. The deductibility of capital losses is subject to limitations. Passive Foreign Investment Company Status. The Plan Investor will be a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) if either (i) 75% or more of its gross income in a taxable year consists of “passive income” (generally including dividends, interest, gains from the sale, or exchange of investment property) or (ii) at least 50% of its assets in a taxable year (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of passive income. For purposes of determining whether the Plan Investor will be a PFIC, the Plan Investor will be treated as earning and owning a proportionate share of the income and assets, respectively, of its subsidiaries that have made U.S. tax elections to be disregarded as separate entities as well as of any other corporate subsidiary in which it owns at least 25% of the value of the subsidiary’s stock. For purposes of these tests, income derived from the performance of services does not constitute passive income. By contrast, royalties and rental income would generally constitute passive income unless the Plan Investor were treated under specific rules as deriving its royalties and rental income in the active conduct of a trade or business. Based on the past and anticipated future operations of the Plan Investor and the Debtors, the Debtors do not believe that the Plan Investor has been a PFIC or that the Plan Investor will be a PFIC with respect to future taxable years. However, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that the Plan Investor is a PFIC. Moreover, there can be no assurance that the Plan Investor will not become a PFIC in any future taxable year because (i) there are uncertainties in the application of the PFIC rules, (ii) the PFIC test is an annual test, and (iii) although the Plan Investor intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of operations in future years. Subject to the QEF Election (as defined herein) and mark-to-market election discussions below, if the Plan Investor was to be treated as a PFIC for any taxable year (and regardless of whether it remains a PFIC for subsequent taxable years), (i) each U.S Holder who 117 is treated as owning New Common Stock during such taxable year for purposes of the PFIC rules would be required to allocate any excess distributions received (i.e., the portion of any distributions received by the U.S Holder on New Common Stock in a taxable year in excess of 125 percent of the average annual distributions received by the U.S Holder in the three preceding taxable years, or, if shorter, the U.S Holder’s holding period for the New Common Stock) and any gain realized from the disposition of New Common Stock ratably over the U.S Holder’s holding period of the New Common Stock; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Plan Investor was a PFIC, would be treated as ordinary income; and (iii) the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year. A U.S Holder who holds New Common Stock during a period when the Plan Investor is a PFIC generally will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that U.S Holder’s ownership of New Common Stock, even if the Plan Investor ceased to be a PFIC, subject to certain exceptions for holders of New Common Stock who make a QEF election or mark-to-market election discussed below. U.S. Holders are urged to consult their tax advisors regarding the PFIC rules, including as to the advisability of choosing to make a QEF election or mark-to-market election. The above rules relating to the taxation of excess distributions and dispositions will not apply to a holder who has made a timely “qualified electing fund” (“QEF”) election for all taxable years that the holder has held its New Common Stock and the Plan Investor was a PFIC. Instead, each holder who has made a timely QEF election is required, for each taxable year that the Plan Investor is a PFIC, to include in income a pro rata share of the Plan Investor’s ordinary earnings as ordinary income and a pro rata share of the Plan Investor’s net capital gain as long-term capital gain, regardless of whether the Plan Investor has made any distributions of the earnings or gain. The U.S. Holder’s basis in its New Common Stock will be increased to reflect taxed but undistributed income. Distributions of income that had been previously taxed will result in a corresponding reduction in the basis of the New Common Stock and will not be taxed again once distributed. A U.S. Holder making a QEF election would generally recognize capital gain or loss on the sale, exchange or other disposition of New Common Stock. If the Plan Investor determines that it is a PFIC for any taxable year, it may provide each holder with all necessary information in order to make the QEF election described above. If the Plan Investor does not provide such information, then a QEF election would not be available. As an alternative to the tax treatment discussed above, a U.S. Holder of PFIC stock which is “marketable stock” (i.e., “regularly traded” on a national securities exchange which is registered with the SEC or a national market system established under the 1934 Securities and Exchange Act) may in certain circumstances elect to mark to market its PFIC stock. As a result of such election, in any taxable year the Plan Investor is a PFIC, a U.S. Holder would be required to recognize gain or loss to the extent of the difference between the fair market value of the PFIC stock at the end of the taxable year and such U.S. Holder’s basis in the PFIC stock. Loss recognition as a result of such election is limited to the amount of prior inclusions of income with respect to such PFIC stock. The availability of the mark-to-market 118 election to a holder will be dependent on whether the New Common Stock is listed on a qualified exchange and whether such stock is regularly traded. Controlled Foreign Corporation Status. If more than 50% of the total value or total combined voting power of all classes of the Plan Investor’s stock is owned, directly, indirectly, or constructively by certain U.S. holders, each of whom own, after applying attribution rules, either 10% or more of the total combined voting power of all classes of the Plan Investor’s stock or 10% or more of total value of the Plan Investor’s stock (each such holder, a “10% U.S. Holder”), the Plan Investor (or certain non-U.S. subsidiaries of the Plan Investor, as applicable) would be treated as a “controlled foreign corporation” (“CFC”). This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. Holders of their pro rata share of any “Subpart F income,” “global intangible low-taxed income” and any investments in “U.S. property” (each as defined by the IRC) of the Plan Investor. In addition, under Section 1248 of the IRC, if the Plan Investor was a CFC at any time during the five-year period ending with the sale or exchange of the Plan Investor’s stock by a 10% U.S. Holder, gain from such sale or exchange would generally be treated as dividend income to the extent of the Plan Investor’s earnings and profits attributable to the shares sold or exchanged. If the Plan Investor was to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder. The Plan Investor intends to undertake certain corporate conversions and make certain tax elections with respect to its subsidiaries prior to the Effective Date. The effect of these actions would be that these subsidiaries would be disregarded from the Plan Investor for U.S. federal income tax purposes. If these steps are not or cannot be undertaken prior to the Effective Date, each of these subsidiaries would be treated as a CFC, regardless of whether the Plan Investor is a CFC, and 10% U.S. Holders may need to include in income their pro rata share of any “Subpart F income,” “global intangible low-taxed income” and any investments in “U.S. property” (each as defined by the IRC) of these subsidiaries. Because of the complexity of Subpart F, a more detailed review of these rules is beyond the scope of this discussion and any holder that may become a 10% U.S. Holder should consult its tax advisor. (g) Certain Consequences of Ownership of New Convertible Notes and New Term Loan Facility Obligations. Subject to the discussion below under “Certain Consequences of Ownership of New Convertible Notes and New Term Loan Facility Obligations– Contingent Payment Debt Instruments” and “– Original Issue Discount,” interest paid on New Convertible Notes and New Term Loan Facility Obligations will be includible in a U.S. Holder’s gross income as ordinary interest income in accordance with the U.S. Holder’s usual method of tax accounting. Upon the sale, exchange or retirement of New Convertible Notes or New Term Loan Facility Obligations, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement, other than accrued but unpaid interest which will be taxable as such, and such U.S. Holder’s adjusted tax basis in the relevant New Convertible Note or New Term Loan Facility Obligation. Such gain 119 or loss will be capital gain or loss except to the extent that gain is treated as ordinary income pursuant to the market discount rules discussed below. Contingent Payment Debt Instruments. Under certain circumstances and at the Plan Investor’s election, the Debtors may become obligated to make payments on the New Term Loan Facility in excess of stated principal and interest. The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments. Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Notes to be different from the consequences discussed herein. Although the issue is not free from doubt, the Debtors intend to take the position that the possibility of the payment of such additional amounts will not result in the New Term Loan Facility being treated as a contingent payment debt instrument under the applicable Treasury Regulations. The Debtors’ position is binding on a holder subject to U.S. federal income taxation unless such holder discloses on its tax return that such holder is taking a contrary position. This position is not binding on the IRS, which may take a contrary position and treat the New Term Loan Facility as a contingent payment debt instrument. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments. Holders should consult with their tax advisors about the potential tax consequences if the New Term Loan Facility is determined to be a contingent payment debt instrument. Original Issue Discount. The New Term Loan Facility will be issued with original Issue Discount (“OID”) for U.S. federal income tax purposes because a portion of the stated interest on the New Term Loan Facility will not be unconditionally payable in cash at least annually. The portion of the interest payments that will be unconditionally payable in cash at least annually will be “qualified stated interest” for U.S. federal income tax purposes and will be includible in a U.S. Holder’s gross income as ordinary interest income as described above. The amount of OID under the New Term Loan Facility will be equal to the excess of the sum of all principal and interest payments provided by the New Term Loan Facility (initially taking into account the payment schedule assumption that only cash interest will be paid, as described below) over the “issue price” and the sum of all payments treated as qualified stated interest in respect of the New Term Loan Facility. The amount of OID that a U.S. Holder must include in income will generally equal the sum of the “daily portions” of OID with respect to the New Term Loan Facility for each day during the taxable year or portion of the taxable year on which the U.S. Holder held such New Term Loan Facility (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for the New Term Loan Facility may be of any length and may vary in length over the term of the New Term Loan Facility, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the New Term Loan Facility’s adjusted issue price (“AIP”) at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) less amounts treated as qualified stated interest for such period. The AIP of the New Term Loan Facility at the beginning of any accrual period is 120 equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any cash payments made on such New Term Loan Facility on or before the first day of the accrual period, other than payments of qualified stated interest. A U.S. Holder’s basis in the New Term Loan Facility will also be increased by the accrued OID for each prior accrual period and reduced by any cash payments made on such New Term Loan Facility, other than payments of qualified stated interest on or before the first day of the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity other than a payment of qualified stated interest and the AIP at the beginning of the final accrual period. Each payment made in cash under the New Term Loan Facility, other than payments of qualified stated interest, will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. A U.S. Holder generally will not be required to include separately in income cash payments received on the New Term Loan Facility to the extent such payments constitute payments of previously accrued OID or payments of principal. The yield to maturity of the New Term Loan Facility is the discount rate that causes the present value of all principal and interest payments to be made under the New Term Loan Facility to equal the issue price of such New Term Loan Facility. For purposes of computing the yield to maturity of the New Term Loan Facility, the Plan Investor and the Debtors expect to take the position that the Debtors and each Holder are entitled to use a payment schedule in which all of the interest on the New Term Loan Facility is initially assumed to be paid only in cash. This assumption is made solely for U.S. federal income tax purposes and does not constitute a representation regarding the likelihood that interest on the New Term Loan Facility will be paid only in cash. If, contrary to this assumption any portion of the interest is paid in kind, then solely for the purposes of determining the amount of OID on the New Term Loan Facility, the yield to maturity on the New Term Loan Facility will be redetermined as described below. If, for any interest payment period, any interest is paid in kind (“PIK interest”), a U.S. Holder’s OID calculation for future periods will be adjusted by treating the New Term Loan Facility as if it had been reissued for an amount equal to its AIP on the date preceding the first date of such interest payment period, and re-calculating the yield to maturity of the reissued New Term Loan Facility by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such New Term Loan Facility. Any PIK interest will not be treated as a payment of interest on an original New Term Loan Facility for U.S. federal income tax purposes. Instead, any PIK interest together with the original New Term Loan Facility will be treated as a single New Term Loan Facility for U.S. federal income tax purposes. The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, U.S. Holders should consult their own tax advisors regarding their application. (h) Other Considerations. Accrued Interest. There is general uncertainty regarding the extent to which the receipt of cash or other property in exchange for a debt instrument should be treated as attributable to unpaid accrued interest. In accordance with the Plan, the Debtors take the position 121 that property distributed pursuant to the Plan will first be allocable to the principal amount of a U.S. Holder’s Claim and then, to the extent necessary, to any unpaid accrued interest thereon. The IRS, however, could take a contrary position. To the extent any property received pursuant to the Plan is considered attributable to unpaid accrued interest, a U.S. Holder will recognize ordinary income to the extent the value of the property exceeds the amount of unpaid accrued interest previously included in gross income by the holder. A U.S. Holder’s tax basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of the property, and its holding period in the property should begin on the day after the Effective Date. A U.S. Holder generally will be entitled to recognize a loss to the extent any accrued interest previously included in its gross income is not paid in full. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EXTENT TO WHICH CONSIDERATION RECEIVED UNDER THE PLAN SHOULD BE TREATED AS ATTRIBUTABLE TO UNPAID ACCRUED INTEREST. Market Discount. A U.S. Holder of Claims acquired other than at original issuance with a tax basis less than the amount payable at maturity with respect to such Claims generally will be subject to the market discount rules of the IRC (unless such difference is less than a prescribed de minimis amount). Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, Claims as ordinary income to the extent of the accrued market discount that has not previously been included in income at the time of such payment or disposition pursuant to an election by the U.S. holder to include market discount in income as it accrues. The election referred to in the preceding sentence will apply, once made, to all market discount bonds acquired by the U.S. Holder in the tax year during which the election is made and all market discount bonds acquired by the U.S. Holder in all subsequent years. Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of the Claims to their maturity date, unless the U.S. Holder irrevocably elects to compute the accrual of market discount on a constant yield basis. Additional Tax on Investment Income. Certain individuals, estates and trusts are required to pay a 3.8% Medicare tax on “net investment income” including, among other things, interest (including OID) and net gain from sales or other dispositions in respect of securities, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of a Debtor’s securities. (i) Information Reporting and Backup Withholding. The Debtors (or their paying agent) may be obligated to furnish information to the IRS regarding the consideration received by U.S. Holders (other than corporations and other exempt holders) pursuant to the Plan. U.S. Holders may be subject to backup withholding (currently, at a rate of 24%) on the consideration (including OID) received pursuant to the Plan.Certain U.S. Holders (including corporations) generally are not subject to backup withholding. A U.S. Holder that is 122 not otherwise exempt generally may avoid backup withholding by furnishing to the Debtors (or their paying agent) its taxpayer identification number and certifying, under penalties of perjury, that the taxpayer identification number provided is correct and that the U.S. Holder has not been notified by the IRS that it is subject to backup withholding. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their federal income tax liability or may claim a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. 13.5. Federal Income Tax Consequences to Non-U.S. Holders. (a) Consequences to Non-U.S. Holders of the Plan. Subject to the rules discussed below under “Federal Income Tax Consequences to Non-U.S. Holders – FATCA Withholding,” any gain realized by a Non-U.S. Holder on the exchange of its Claim generally will be exempt from U.S. federal income and withholding tax, provided that such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States. Any interest income (including OID) realized by a Non-U.S. Holder on the exchange of its Claim generally will be exempt from U.S. federal income or withholding tax, provided that: • such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the voting stock of a Debtor, is not a controlled foreign corporation related, directly or indirectly, to a Debtor through stock ownership, and is not a bank receiving interest described in IRC Section 881(c)(3)(A); • the statement requirement set forth in IRC Section 871(h) or Section 881(c) has been fulfilled with respect to the beneficial owner, as discussed below; and such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States. • The statement requirement referred to in the second bullet point of the preceding paragraph generally will be fulfilled if the beneficial owner of the cash received on the exchange certifies on IRS Form W-8BEN or W-8BEN-E (or such successor form as the IRS designates) under penalties of perjury that it is not a U.S. person and provides its name and address. The Non-U.S. Holder must provide the form to the Debtors or their Disbursing Agent, or in the case of a note held through a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, to such organization, bank or other financial institution, which must in turn provide to the Debtors or their Disbursing Agent a statement that it has received the form and furnish a copy thereof; provided that a non-U.S. financial institution will fulfill this requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary. These forms must be periodically updated. 123

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if any gain or interest income realized on the exchange of its Claim is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular U.S. federal income tax on such gain or interest income (including OID) in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates), in the manner described above, in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. (b) Consequences to Non-U.S. Holders of the Plan. Subject to the rules discussed below under “Federal Income Tax Consequences to Non-U.S. Holders – FATCA Withholding,” any gain or interest income (including OID) realized by a Non-U.S. Holder on the exchange of its Claim generally will be exempt from U.S. federal income or withholding tax, provided that: such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the voting stock of a Debtor, is not a controlled foreign corporation related, directly or indirectly, to a Debtor through stock ownership, and is not a bank receiving interest described in IRC Section 881(c)(3)(A); the statement requirement set forth in IRC Section 871(h) or IRC Section 881(c) has been fulfilled with respect to the beneficial owner, as discussed below; and such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States. The statement requirement referred to in the second bullet point of the preceding paragraph generally will be fulfilled if the beneficial owner of the cash received on the exchange certifies on IRS Form W-8BEN or W-8BEN-E (or such successor form as the IRS designates) under penalties of perjury that it is not a U.S. person and provides its name and address. The Non-U.S. Holder must provide the form to the Debtors or their Disbursing Agent, or in the case of a note held through a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, to such organization, bank or other financial institution, which must in turn provide to the Debtors or their Disbursing Agent a statement that it has received the form and furnish a copy thereof; provided that a non-U.S. financial institution will fulfill this requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary. These forms must be periodically updated. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if any gain or interest income realized on the exchange of its Claim is effectively connected with 124 the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular U.S. federal income tax on such gain or interest income (including OID) in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates), in the manner described above, in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. (c) FATCA Withholding. Pursuant to IRC Sections 1471 through 1474, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on a holder’s behalf if the holder or such persons fail to comply with certain information reporting requirements. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify this regime. Payments of interest (including OID) that a holder receives in respect of a Claim, as applicable, could be affected by this withholding if such holder is subject to the FATCA information reporting requirements and fails to comply with them or if such holder holds the Claim indirectly through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to a holder would not otherwise have been subject to FATCA withholding). Non-U.S. Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding. THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN. ARTICLE XIV. CERTAIN UNITED KINGDOM INCOME TAX CONSEQUENCES OF THE PLAN 14.1. Introduction The following discussion is intended to be a general guide to certain U.K. tax consequences of holding New Common Stock, under current law and the current practice of Her Majesty’s Revenue & Customs (“HMRC”), either of which is subject to change at any time, possibly with retrospective effect. Except where otherwise stated, this discussion applies only to shareholders who are not (and have not recently been) resident or (in the case of individuals) domiciled for tax purposes in the U.K., who hold their New Common Stock as an investment and who are the 125 absolute beneficial owners of their New Common Stock. This discussion may not apply to certain shareholders, such as dealers in securities, market makers, brokers, life insurance companies, collective investment schemes, shareholders who are exempt from tax and shareholders who have (or are deemed to have) acquired their New Common Stock by virtue of an office or employment. Such shareholders may be subject to special rules. The following statements do not purport to be a comprehensive description of all U.K. tax considerations that may be relevant to any particular shareholder. Any person who is in any doubt as to their tax position should consult an appropriate professional tax advisor. 14.2. Dividends The Plan Investor is not required to withhold tax at source from dividends paid to the holders of the New Common Stock. 14.3. Capital Gains U.K. tax is not normally charged on any capital gains realised by non-U.K. shareholders in the Plan Investor unless, in the case of a corporate shareholder, at or before the time the gain accrues, the holding of New Common Stock is used in or for the purposes of a trade carried on by the non-resident shareholder through a permanent establishment in the U.K. or for the purposes of that permanent establishment. Similarly, an individual shareholder who carries on a trade, profession or vocation in the U.K. through a branch or agency may be liable for U.K. tax on the gain if such shareholder disposes of shares that are, or have been, used, held or acquired for the purposes of such trade, profession or vocation or for the purposes of such branch or agency. 14.4. Inheritance Tax The New Common Stock are assets situated in the United Kingdom for the purposes of U.K. inheritance tax. A gift of New Common Stock by, or the death of, an individual shareholder may (subject to certain exemptions and reliefs and the provisions of any applicable capital taxes treaty) give rise to a liability to U.K. inheritance tax even if the shareholder is neither domiciled nor deemed to be domiciled in the United Kingdom. 14.5. Stamp Taxes No stamp duty or stamp duty reserve tax (“SDRT”) should be payable in respect of the issue of the New Common Stock. On the basis that the New Common Stock will be included in the official list of the NASDAQ Global Select Market and that such market will continue to have the status of a “recognised stock exchange” for U.K. stamp taxes purposes, stamp duty or SDRT will be payable in respect of any future conveyance, transfer or sale of, or agreement to transfer, New Common Stock (including any transfer effected on a paperless basis through CREST) at the rate of 0.5% of the amount or value of the consideration. The stamp tax will generally be met by the new beneficial owner. 126

ARTICLE XV. SECURITIES LAW MATTERS 15.1. General. The Plan provides for the Plan Investor to issue New Common Stock to holders of Class 4 Novelion Intercompany Loan Claims and Class 6B Other General Unsecured Claims. The Plan also provides for the offer and issuance of the Rights Offering Stock pursuant to the Rights Offering to Eligible Holders of Claims in Class 4 and Class 6B. The Debtors believe that the New Common Stock and the Subscription Rights constitute “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws. No registration statement will be filed under the Securities Act or any state securities laws relating to the initial offer and distribution on the Effective Date under the Plan of the New Common Stock or the Subscription Rights. For the avoidance of doubt, while the Rights Offering shall be conducted in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, the Debtors are not seeking such an exemption for the New Common Stock issued pursuant to the Plan Investor Equity Raise or with respect to any shares purchased by existing shareholders of the Plan Investor that are not Eligible Holders. 15.2. Initial Offer and Sale of Securities Under Federal Securities Laws. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold “under a plan” of reorganization and must be securities of the debtor, of an affiliate “participating in a joint plan” with the debtor or of a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor or such affiliate; and (c) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or “principally” in such exchange and “partly” for cash or property. The Debtors believe that the provisions of section 1145(a)(l) of the Bankruptcy Code exempt the initial offer and distribution of the New Common Stock and Subscription 127

Rights32 on the Effective Date under the Plan from federal and state securities registration requirements. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, Confirmation Order, and/or Plan Documents, Class 4 shall not be allowed to participate in the Rights Offering in an amount greater than the allowed Novelion Intercompany Loan Claim. 15.3. Subsequent Transfers. The New Common Stock and Rights Offering Stock received by holders of Class 4 Novelion Intercompany Loan Claims and Class 6B Other General Unsecured Claims under the Plan shall be treated as having been issued in a public offering for purposes of resales and subsequent transfers by such persons of the New Common Stock and Rights Offering Stock, unless the holder is an “underwriter” with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”: (i) a Person who purchases a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest; (ii) a Person who offers to sell securities offered or sold under a plan for the holders of such securities; (iii) a Person who offers to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is: (A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; and (iv) a Person who is an “issuer” (as defined in section 2(a)(11) of the Securities Act) with respect to the securities. Under section 2(a)(11) of the Securities Act, an “issuer” includes any Person directly or indirectly controlling or controlled by the issuer, or any Person under direct or indirect common control of the issuer. 32 To qualify for exemption under section 1145(a)(1) of the Bankruptcy Code, the amount raised in the rights offering must be less than the value of the claims of participating creditors. While there is no clear rule to determine whether the rights offering is “principally” in exchange for claims or interests, the SEC has consistently taken the position that the amount of the new money raised cannot exceed 75% of the value of the claims. See, e.g., Bennett Petroleum Corp., SEC No-Action Letter, 1983 WL 28907 (Dec. 27, 1983); Jet Florida System, Inc., SEC No-Action Letter, 1987 WL 107448 (Jan. 12, 1987). 128

To the extent that Persons who receive New Common Stock and Rights Offering Stock pursuant to the Plan are deemed to be underwriters or “affiliates” of the issuer, resales by such Persons would not be exempted from registration under the Securities Act or other applicable law by section 1145 of the Bankruptcy Code. Persons deemed to be affiliates may, however, be permitted to resell such New Common Stock and Rights Offering Stock without registration pursuant to the provisions of Rule 144 under the Securities Act or another available exemption under the Securities Act. In addition, such Persons will also be entitled to resell their New Common Stock and Rights Offering Stock in transactions registered under the Securities Act following the effectiveness of the registration statement, which the Plan Investor will file as soon as reasonably practicable after the Effective Date, registering the resale of all of the New Common Stock and the Rights Offering Stock that are “control” securities. The Debtors believe that Novelion is not an “underwriter” as defined in section 1145(b) of the Bankruptcy Code with respect to the New Common Stock and Rights Offering Stock to be issued by the Plan Investor to Novelion under the Plan. Novelion has not: (i) purchased a claim against or interest in any of the Debtors with a view to distributing any security received in exchange for such claim or interest; (ii) offered to sell any securities being offered under the Plan for the holders of such securities; or (iii) offered to buy any securities being offered under the Plan from the holders of such securities. Nor is Novelion an “issuer” as such term is used in section 2(a)(11) of the Securities Act nor an “affiliate” thereof; Novelion does not directly or indirectly control, is not directly or indirectly controlled by, or under direct or indirect common control of, the issuer (i.e., the Plan Investor). As Novelion is not an “underwriter” or “affiliate,” the New Common Stock and Rights Offering Stock issued to Novelion under the Plan shall be treated as having been issued in a public offering for purposes of resales and transfers by Novelion. Holders of New Common Stock and Rights Offering Stock who are deemed “affiliates” of the issuer may resell New Common Stock and Rights Offering Stock pursuant to the limited safe harbor resale provision under Rule 144 of the Securities Act. Generally, if the issuer is a “reporting company” (i.e., an issuer that has been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) for at least 90 days), Rule 144 would permit the public sale of securities received by such Person if, at the time of the sale, certain current public information regarding the issuer is available and only if such Person also complies with the volume, manner of sale and notice requirements of Rule 144. If the issuer is not a “reporting company”, adequate current public information as specified under Rule 144 is available if certain company information is made publicly available, as specified in Section (c)(2) of Rule 144. The Debtors expect that Aegerion and the Plan Investor will jointly file a Form F-1 registration statement (“Form F-1”) with the SEC and will use their reasonable best efforts for the Form F-1 to be declared effective as soon as reasonably practicable after the Effective Date. Aegerion and the Plan Investor will also use their reasonable best efforts to cause the closing shares to be listed and approved for trading on NASDAQ on the Effective Date or as soon as reasonably practicable thereafter. Upon such filings, the Plan Investor will be a “reporting company” in the United States and will be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. 129

Whether or not any particular Person would be deemed to be an underwriter or affiliate of the issuer with respect to the New Common Stock, Rights Offering Stock or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any particular Person receiving New Common Stock, Rights Offering Stock or other securities under the Plan would be an underwriter with respect to such New Common Stock, Rights Offering Stock or other securities, whether such Person may freely resell such securities or the circumstances under which they may resell such securities. ARTICLE XVI. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN 16.1. Distributions. The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims in accordance with the terms of the Plan. Distributions to holders of Allowed General Unsecured Claims (on account of Convertible Notes Claims) shall be made by the Convertible Notes Trustee and deemed completed when made to the indenture trustee as Disbursing Agent. Plan Distributions on account of the Bridge Loan Claim (other than the payment of any unpaid fees and expenses of the Bridge Loan Administrative Agent which shall be paid to the Bridge Loan Administrative Agent in Cash on the Effective Date) shall not be made to the Bridge Loan Administrative Agent but instead shall be distributed directly to the Bridge Loan Lenders as reflected on the registry maintained by the Bridge Loan Administrative Agent as of the Confirmation Date. The Debtors will request such registry from the Bridge Loan Administrative Agent. 130

16.2. No Postpetition Interest on Claims. Other than as specifically provided in the Plan or the Confirmation Order, or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date. 16.3. Date of Distributions. Unless otherwise provided in the Plan, any Plan Distributions and deliveries to be made pursuant to the Plan shall be made on the applicable Distribution Date; provided, that the Reorganized Debtors may utilize periodic distribution dates to the extent that use of a periodic distribution date does not delay payment of the Allowed Claim more than sixty (60) days. For the avoidance of doubt, and notwithstanding anything in the Plan to the contrary, all such Plan Distributions and deliveries that are to be made in Cash thereunder on the applicable Distribution Date shall be made from Plan Cash unless otherwise provided in the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. 16.4. Distribution Record Date. As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each of the Classes, as maintained by the Debtors, or their agents, shall be deemed closed and there shall be no further changes in the record holders of any of the Claims after the Distribution Record Date. Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date. Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and/or assignment of the Debtors’ executory contracts and unexpired leases, neither the Debtors, the Disbursing Agent nor the Plan Investor shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned or otherwise transferred its Claim for a Cure Amount. 16.5. Disbursing Agent. Powers of Disbursing Agent. The Disbursing Agent shall be empowered to: (i) effectuate all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all applicable Plan Distributions or payments contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any order issued after the Effective Date), pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions thereof. Expenses Incurred by the Disbursing Agent on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of 131 the Reorganized Debtors, the amount of any reasonable and documented fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including reasonable attorney and other professional fees and expenses) of the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. The foregoing fees and expenses shall be paid in the ordinary course, upon presentation of invoices to the Reorganized Debtors and without the need for approval by the Bankruptcy Court, as set forth in Section 3.2(b) of the Plan. In the event that the Disbursing Agent and the Reorganized Debtors are unable to resolve a dispute with respect to the payment of the Disbursing Agent’s fees, costs and expenses, the Disbursing Agent may elect to submit any such dispute to the Bankruptcy Court for resolution. Bond. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. Furthermore, any such entity required to give a bond shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any such bond that is obtained. Cooperation with Disbursing Agent. The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent with the amount of Claims and the identity and addresses of holders of Claims, in each case, that are entitled to receive Plan Distributions, as set forth in the Debtors’ or the applicable Reorganized Debtors’ books and records. The Reorganized Debtors will cooperate in good faith with the Disbursing Agent to comply with the withholding and reporting requirements outlined in Section 8.16 of the Plan. 16.6. Delivery of Distribution. Subject to the provisions contained in this Article VIII, the applicable Disbursing Agent will issue, or cause to be issued, and authenticate, as applicable, all Plan Consideration, and subject to Bankruptcy Rule 9010, make all Plan Distributions or payments to any holder of an Allowed Claim as and when required by the Plan at: (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses included on any filed proofs of Claim or transfers of Claim filed with the Bankruptcy Court. In the event that any Plan Distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the applicable Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such Plan Distribution shall be made to such holder without interest; provided, however, such Plan Distributions or payments shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one year from (i) the Effective Date, and (ii) the first Distribution Date after such holder’s Claim is first Allowed. The Convertible Notes Indenture Trustee shall be deemed to be the holder of all Allowed Convertible Notes Claims in Class 6B for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to or at the direction of the Convertible Notes Indenture Trustee except as otherwise provided herein. As 132 soon as practicable following the Effective Date, the Convertible Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Convertible Notes Claims in Class 6B in accordance with the terms of the Convertible Notes Indenture and the Plan. Distributions of the New Convertible Notes to be held through DTC shall be made through the facilities of DTC in accordance with DTC’s customary practices. All New Convertible Notes to be distributed pursuant to the Plan shall be issued in the names of such holders, their nominees of record, or their permitted designees as of the Distribution Record Date in accordance with DTC’s book-entry procedures, to the extent applicable; provided that such New Convertible Notes are permitted to be held through DTC’s book-entry system; provided, further, that to the extent that the New Convertible Notes are not eligible for distribution in accordance with DTC’s customary practices, the Reorganized Debtors will take such reasonable actions as may be required to cause distributions of the New Convertible Notes under the Plan. No distributions will be made other than through DTC if the New Convertible Notes are permitted to be held through DTC’s book entry system. Any distribution that otherwise would be made to any holder eligible to receive a distribution of a security available solely through DTC who does not own or hold an account eligible to receive a distribution through DTC on a relevant distribution date shall be forfeited. The Reorganized Debtors will cause distributions of New Common Stock to be made to the CREST account of the holders of Allowed Convertible Notes Claims, or failing that, to the Convertible Notes Indenture Trustee to be held on behalf of the holders of Allowed Convertible Notes Claims and in accordance with the customary practices of the applicable depositary. All New Common Stock to be distributed pursuant to the Plan shall be issued in the names of such holders, their nominees of record, or their permitted designees as of the Distribution Record Date; provided, that to the extent that the New Common Stock is American Depositary Shares representing common stock or is not eligible for distribution as set forth herein, the Reorganized Debtors will take such reasonable actions as may be required to cause distributions of the New Common Stock under the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Convertible Notes Indenture Trustee shall not have any liability to any entity with respect to distributions made or directed to be made by the Convertible Notes Indenture Trustee except for fraud or intentional misconduct. 16.7. Unclaimed Property. Except with respect to holders of Unimpaired Claims, one year from the later of (i) the Effective Date, and (ii) the first Distribution Date after such holder’s Claim is first Allowed, all unclaimed property, wherever located, or interests in property distributable thereunder on account of such Claim shall revert to the Reorganized Debtors or their respective successors or assigns of the Reorganized Debtors, and any claim or right of the holder of such Claim to such property, wherever located, or interest in property shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records, and the proofs of Claim filed against the Debtors, as reflected on the claims register maintained by the Claims Agent. 133

16.8. Satisfaction of Claims. Unless otherwise specifically provided in the Plan, any Plan Distributions and deliveries to be made on account of Allowed Claims thereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims. 16.9. Manner of Payment Under Plan. Except as specifically provided in the Plan, at the option of the Reorganized Debtors, any Cash payment to be made thereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors or the applicable Reorganized Debtor, as the case may be. 16.10.Fractional Shares; De Minimis Cash Distributions. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a Plan Distribution that is less than one (1) share of New Common Stock or $50.00 in Cash. No fractional shares of New Common Stock shall be distributed. When any Plan Distribution would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the shares of the New Common Stock subject to such Plan Distribution will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than ½ will be rounded to the next higher whole number; and (ii) fractions less than ½ will be rounded to the next lower whole number; provided, that the foregoing shall not apply to any rounding of the Rights Offering Stock, the distribution of which shall be governed by the Rights Offering Procedures and Section 7.3 of the Plan. The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in the Plan. No consideration will be provided in lieu of fractional shares that are rounded down. Fractional shares of New Common Stock that are not distributed in accordance with Section 8.11 of the Plan shall be cancelled. 16.11.Distributions on Account of Allowed Claims Only. Notwithstanding anything in the Plan to the contrary, no Plan Distribution shall be made on account of a Claim until such Claim becomes an Allowed Claim plus any postpetition interest on such Claim, to the extent such interest is permitted under the Plan. 16.12.No Distribution in Excess of Amount of Allowed Claim. Notwithstanding anything in the Plan to the contrary, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution of a value in excess of the Allowed amount of such Claim. 16.13.Exemption from Securities Laws. The issuance of and the distribution under the Plan of the Plan Securities shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code, to the maximum extent permitted thereunder. 134

The New Common Stock (including the Rights Offering Stock and New Common Stock issuable upon the exercise of New Warrants) issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. New Common Stock (including the Rights offering and New Common Stock issuable upon the exercise of New Warrants) issued under the Plan in reliance upon section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. For the avoidance of doubt, Novelion shall not be deemed an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. The New Common Stock (including the Rights Offering Stock and New Common Stock issuable upon the exercise of New Warrants) issued pursuant to section 1145 of the Bankruptcy Code also does not constitute “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and, subject to the terms of the New Registration Rights Agreement and the Amended Memorandum of Association, is freely tradable and transferable by any holder thereof that: (a) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act; (b) has not been such an “affiliate” within 90 days of such transfer; and (c) has not acquired the New Common Stock from an “affiliate” within one year of such transfer. 16.14.Setoffs and Recoupments. Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s) and holder of such Allowed Claim, or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim thereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. 16.15.Withholding and Reporting Requirements. In connection with the Plan and all Plan Distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all Plan Distributions thereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all action that may be necessary or appropriate to comply with such withholding and reporting requirements, including requiring a holder of a Claim to submit appropriate tax and withholding certifications. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a Plan Distribution under the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution; and (b) no Plan Distributions shall be required to be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements 135 satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ satisfaction, established an exemption therefrom. 16.16. Hart-Scott Rodino Antitrust Improvements Act. Any New Common Stock to be distributed under the Plan to an entity required to file a Premerger Notification and Report Form under the Competition Laws shall not be distributed until the notification and waiting period applicable under such Competition Laws to such entity shall have expired or been terminated or any applicable authorizations, approvals, clearances or consents have been obtained. ARTICLE XVII. PROCEDURES FOR RESOLVING CLAIMS 17.1. Claims Process. Other than with respect to Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims after the Effective Date. Any objections to those Claims (other than Administrative Expense Claims) shall be served and filed on or before the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) thereof. Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person wishing to file such untimely Claim has received the Bankruptcy Court’s authorization to do so. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (c) if counsel has agreed to or is otherwise deemed to accept service, by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Chapter 11 Cases (so long as such appearance has not been subsequently withdrawn). From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. 17.2. Amendment to Claims. From and after the Effective Date, no proof of Claim may be amended to increase or assert additional claims not reflected in a previously timely filed Claim (or Claim scheduled on the applicable Debtor’s Schedules, unless superseded by a filed Claim), and any such Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors unless the claimant has obtained the Bankruptcy Court’s prior approval to file such amended or increased Claim. Notwithstanding anything to the contrary in this Section, proofs of Claim and amendments of any kind to proofs of Claim may be filed by Governmental Units in accordance 136 with the deadlines set by the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [Docket No. 51]. 17.3. Disputed Claims. Disputed Claims shall not be entitled to any Plan Distributions unless and until they become Allowed Claims. 17.4. Estimation of Claims. The Debtors and/or Reorganized Debtors may request that the Bankruptcy Court enter an Estimation Order with respect to any Claim, pursuant to section 502(c) of the Bankruptcy Code, for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time (including during the pendency of any appeal with respect to the allowance or disallowance of such Claims). In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance or distribution purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court. 137

CONCLUSION The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims. Accordingly, the Debtors urge the holders of impaired Claims in Classes 3, 4 and 6B who are entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots to the Voting Agent so that they will be received not later than 4:00 p.m. (prevailing Eastern time) on [August 15, 2019]. Dated: July [], 2019 New York, New York Respectfully submitted, Aegerion Pharmaceuticals, Inc. on behalf of itself and its affiliated Debtors By: John R. Castellano Chief Restructuring Officer Counsel: WILLKIE FARR & GALLAGHER LLP Paul V. Shalhoub Andrew S. Mordkoff 787 Seventh Avenue New York, NY 10019 (212) 728-8000 Counsel for the Debtors and Debtors in Possession 138